As filed with the Securities and Exchange Commission on June 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ProShares Trust III

(Exact name of registrant as specified in its charter)

Delaware	6221	[ ]
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o ProShare Capital Management LLC

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

(240) 497-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Sapir

c/o ProShare Capital Management LLC

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erin E. Martin	Richard F. Morris
c/o Morgan, Lewis & Bockius LLP	c/o ProShare Capital Management LLC
1111 Pennsylvania Avenue, NW	7272 Wisconsin Avenue
Washington, DC 20004-2541	21st Floor
Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

ProShares Ethereum ETF

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed or withdrawn without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus does not, and is not intended to, constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any sale of these securities or any solicitation of an offer to buy these securities in any jurisdiction in which such offer, sale or solicitation would be unlawful.

Subject to completion, June 11, 2024

PROSHARES ETHEREUM ETF

The ProShares Trust III (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of ProShares Ethereum ETF (the “Fund”) or other series of the Trust. Shares represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares of the Fund will be listed for trading on the NYSE Arca Exchange (the “Exchange”) under the ticker symbol “[   ].” ProShare Capital Management LLC (the “Sponsor”) is the sponsor of the Trust and the Fund.

The assets of the Fund consist primarily of ether held by a custodian on behalf of the Fund. The Fund’s investment objective is to reflect the performance of ether as measured by the Bloomberg Ethereum Index (the “Index”), less the Fund’s expenses and liabilities.

Delaware Trust Company (the “Trustee”) is the trustee of the Trust; Coinbase Custody Trust Company, LLC (the “Ether Custodian”) is the custodian for the Fund’s ether holdings; and The Bank of New York Mellon is the custodian for the Fund’s cash holdings (the “Cash Custodian” and together with the Ether Custodian, the “Custodians”) and the administrator of the Fund (the “Administrator”). Barring a liquidation or extraordinary circumstances, the Fund does not currently intend to purchase or sell ether directly, although the Sponsor may direct the Ether Custodian to sell ether to pay certain expenses. The Fund issues and redeems Shares only in blocks of [   ] Shares (a “Creation Unit”) or integral multiples thereof, based on the quantity of ether attributable to each Share of the Fund (net of accrued but unpaid remuneration due to the Sponsor for services performed under the Trust Agreement and Sponsor Agreement (the “Sponsor’s Fee”) and any accrued but unpaid expenses and liabilities). These transactions will take place in exchange for cash. Subject to the Exchange receiving the necessary regulatory approval to permit the Fund to create and redeem Shares in-kind for ether (the “In-Kind Regulatory Approval”), these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that the Exchange will receive the In-Kind Regulatory Approval at any point in the future. If the Exchange receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Fund will notify the owners of the beneficial interests of Shares (the “Shareholders”) in a prospectus supplement, in its periodic Securities Exchange Act of 1934, as amended (“Exchange Act”), reports and on the Fund’s website.

[   ] served as seed capital investor to the Fund (the “Seed Capital Investor”). The Seed Capital Investor agreed to purchase $[_____ ] in Shares on [______], 2024, and on [_______], 2024 took delivery of [_   _] Shares at a per-Share price of $_[_____] (the “Seed Shares”). The $[____ ] the Fund received in consideration for the sale of the Seed Shares served as the basis of the audit described in the sections entitled [“Report of Independent Registered Public Accounting Firm” and “Statement of Financial Condition.”]

[   ] is expected to purchase the initial Creation Units of Shares for $[___________], at a per-Share price of $[___ ] for these [___________ ] Shares (the “Seed Creation Units”). Such proceeds are expected to be used by the Fund to purchase ether at or prior to the listing of Shares on the Exchange. [   ] will act as a statutory underwriter in connection with the initial purchase of the Seed Creation Units.

Financial firms that are authorized by having executed an Authorized Participant Agreement to purchase or redeem Shares of the Fund (known as “Authorized Participants”) will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Fund or a third party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process. Shares initially comprising the same Creation Unit but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Fund’s assets, and market conditions at the time of a transaction.

The Fund will create Shares by receiving ether from a third party that is not the Authorized Participant, and the Fund—not the Authorized Participant—is responsible for selecting the third party to deliver the ether. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Fund or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Fund. The Fund will redeem Shares by delivering ether to a third party that is not the Authorized Participant, and the Fund—not the Authorized Participant—is responsible for selecting the third party to receive the ether. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Fund or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Fund. The third party will be unaffiliated with the Fund and the Sponsor.

Neither the Trust nor the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Sponsor is not registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund. The Fund is not a commodity pool for purposes of the United States Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or “CEA”). Although the Sponsor currently is registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator, the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor with respect to the Fund.

Investors who decide to buy or sell Shares of the Fund during the day will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Market prices for the Shares may be different from the net asset value (“NAV”). Prior to this offering, there has been no public market for the Shares. Investing in the Fund involves risks similar to those involved with an investment directly in ether and other significant risks. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time to time as Creation Units are created and redeemed.

The offering is intended to be a continuous offering and the Trust is registering an indeterminate number of Fund Shares with the SEC in accordance with Rules 456(d) and 457(u). Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act of 1933, as amended (the “Securities Act”), will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, the Seed Capital Investor will be a statutory underwriter with respect to the purchase of Seed Creation Units if purchased from the Fund with a view towards distribution of such Shares, such as by breaking the Creation Unit down into the constituent Shares and selling the Shares to its customers or coupling the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares.

Bloomberg Ethereum Index (the “Index”), owned and administered by Bloomberg Index Services Limited (“Index Provider”) and is co-branded with Galaxy Digital Capital Management LP, on [   ], 2024 was $[   ].

Except when aggregated in Creation Units, Shares are not redeemable securities. Creation Units are only redeemable by Authorized Participants.

The Fund is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements under U.S. federal securities laws.

The Shares are not interests in nor obligations of any of the Sponsor, the Trustee, the Prime Execution Agent, the Seed Capital Investor, the Administrator, the Cash Custodian, the Ether Custodian or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE [24].

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO INVEST IN THIS FUND. AN INVESTMENT IN THE FUND INVOLVES SIGNIFICANT RISKS (INCLUDING THE POTENTIAL FOR QUICK, LARGE LOSSES) AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD ETHER OR INTERESTS RELATED TO ETHER. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[   ], 2024

PROSHARES TRUST III

This Prospectus contains information you should consider when making an investment decision about the Shares. Neither the Fund nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this Prospectus.

The Shares of the Fund are not registered for public sale in any jurisdiction other than the United States. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Until [•], 2024, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Sponsor first intends to use this prospectus on [    ], 2024.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” which generally relate to future events or future performance. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate,” “seek” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause results to differ from those expressed in the forward- looking statements include those described in “Risk Factors” and elsewhere in this Prospectus, as well as the following:

•	Risks that NAV per Share may not correspond to the market price per Share;

•

Recent developments in the digital asset economy have led to extreme volatility, including extreme volatility in the trading prices of ether, and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity, and the occurrence of any such events could have a material adverse effect on the value of the Shares;

•

Changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies that may also affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or a digital asset platform in a manner that adversely affects the value of the Shares;

•	Risks related to market competition and market volatility; and

•	Risks related to world economic and political developments.

Except as expressly required by federal securities laws, none of the Trust, the Fund, the Sponsor, the Trustee or their respective affiliates assumes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

Investors should read the following summary together with the more detailed information in this Prospectus before investing in Shares of the Fund, including the information under the caption “Risk Factors,” and all exhibits to this Prospectus as well as information found in documents incorporated by reference in this Prospectus. Investors should also read any updated Prospectus, supplements to this Prospectus, Current Reports on Form 8-K, if any, notices and press releases, and other important information about the Fund which are posted on the Sponsor’s website at www.ProShares.com.

The definitions of capitalized terms used in this Prospectus can be found in the Glossary of Defined Terms in Appendix A and throughout this Prospectus.

Overview of the Trust and the Fund

ProShares Trust III (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust is governed by the provisions of the Amended and Restated Trust Agreement dated [    ] (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company (the “Trustee”), is the trustee of the Trust.

The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of ProShares Ethereum ETF (the “Fund”) or other series of the Trust. The Shares of the Fund will be listed for trading on the NYSE Arca Exchange (the “Exchange”) under the ticker symbol “[ ].”

ProShare Capital Management LLC (the “Sponsor”) is the sponsor of the Trust and the Fund. The Sponsor is a limited liability company formed in the state of Maryland on May 10, 1999. The Fund is managed by the Sponsor. The Shares are not obligations of, and are not guaranteed by, the Sponsor or any of its affiliates. The Sponsor is responsible for oversight and overall management of the Fund under the Sponsor Agreement. The Sponsor arranged for the creation of the Trust and the Fund and is responsible for the ongoing registration of the Fund’s Shares for their public offering in the United States and the listing of Shares on the Exchange. In addition, the Sponsor: (i) selects the Administrator, Transfer Agent, Ether Custodian, Cash Custodian, Prime Execution Agent and other service providers to the Fund; (ii) negotiates various agreements and fees; and (iii) performs such other services as the Sponsor believes that the Fund may from time to time require. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund. The Sponsor has the authority to change the Fund’s investment objective, Index or investment strategy at any time, or to terminate the Fund without shareholder approval or advance notice, subject to applicable regulatory requirements.

Coinbase Custody Trust Company, LLC (the “Ether Custodian”) is the custodian of the Fund who will hold all of the Fund’s ether on the Fund’s behalf. The Ether Custodian is responsible for safekeeping the ether owned by the Fund. The Ether Custodian is appointed by the Sponsor.

The Cash Custodian and the Administrator is The Bank of New York Mellon. The Cash Custodian is responsible for establishing and maintaining cash account(s) for the Fund, and facilitating cash transfers and cash payments from the Fund’s account(s).

The Prime Execution Agent is Coinbase, Inc, an affiliate of the Ether Custodian. The Prime Execution Agent facilitates the purchase and sale or settlement of the Fund’s ether transactions in connection with the creation and redemption process.

The Fund issues and redeems Shares only in Creation Units of [    ] or integral multiples thereof, based on the quantity of ether attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Creation Units may be redeemed by the Fund in exchange for the cash proceeds from selling the amount of ether corresponding to their redemption value. These transactions will take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that the Exchange will receive the In-Kind Regulatory Approval at any point in the future. If the Exchange receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Fund will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Fund’s website. Individual Shares will not be redeemed by the Fund but will be listed and traded on the Exchange under the ticker symbol “[ ]”.

The Fund seeks to reflect generally the performance of the price of ether. The Fund seeks to reflect such performance before payment of the Fund’s expenses and liabilities. The material terms of the Fund are discussed in greater detail under the section “The Trust, The Fund and The Shares-Description of the Shares and the Sponsor Agreement.” The Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether. This means the Sponsor does not speculatively sell ether at times when its price is high or speculatively acquire ether at low prices in the expectation of future price increases. It also means that the Fund will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Neither the Trust nor the Fund is an investment company registered under the United States 1940 Act of 1940, as amended (the “1940 Act”). The Sponsor is not registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund. The Fund is not a commodity pool for purposes of the CEA. Although the Sponsor currently is registered with the CFTC as a commodity pool operator, the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor with respect to the Fund.

The Fund intends to continuously offer Shares but may suspend issuances of Shares at any time.

The Sponsor will maintain a public website on behalf of the Fund, containing information about the Fund and the Shares. The Internet address of the Fund’s website is www.ProShares.com. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this Prospectus.

The Sponsor or any of its respective affiliates and associates currently engage in, and may in the future engage in, the promotion, management or investment management of other accounts, funds or trusts that invest primarily in ether and/or another digital asset, or may face other potential conflicts of interest. Although officers and professional staff of the Sponsor’s management intend to devote as much time to the Fund as is deemed appropriate to perform their duties, the Sponsor’s management may allocate their time and services among the Fund and other accounts, funds or trusts. In addition, the Sponsor may amend the Sponsor Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. See “Conflicts of Interest.”

The Fund’s Investment Objective and Strategies

The Fund’s investment objective is to reflect the performance of ether as measured by the Bloomberg Ethereum Index (the “Index”), less the Fund’s expenses and liabilities.

The Index is designed to measure the performance of a single ether traded in USD and seeks to provide a proxy for the ether market. The Index price is a composite of U.S. dollar-ether trading activity reported by certain digital asset trading platforms that are evaluated based on a variety of different criteria, including the trading platforms’ oversight and governance controls, liquidity, capital controls, data transparency and data integrity. The digital asset trading platforms included in the Index are reevaluated quarterly. The Index is constructed and maintained by the Index Provider, Bloomberg Index Services Limited. More information about the Index is published under the Bloomberg ticker symbol “ETHEREUM”.

The Shares are intended to constitute a simple means of making an investment similar to an investment in ether rather than by acquiring, holding and trading ether directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in ether, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the price of ether owned by the Fund at such time, less the Fund’s expenses and liabilities. The Fund will not employ its ether in actions where any portion of the Fund’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings (collectively, “Staking Activities”) and accordingly will not earn any form of staking rewards, or income of any kind, from Staking Activities. Foregoing potential returns from Staking Activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares. Although the Shares are not the exact equivalent of a direct investment in ether, they provide investors with an alternative method of achieving investment exposure to the price of ether through the securities market, which may be more familiar to them.

An investment in Shares is:

Backed by ether held by the Ether Custodian on behalf of the Fund.

The Shares are backed by the assets of the Fund. The Ether Custodian will keep custody of all of the Fund’s ether, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent”, which is an affiliate of the Ether Custodian), in accounts that are required to be segregated from the assets held by the Ether Custodian as principal and the assets of its other customers (the “Vault Balance”). The Ether Custodian will keep all of the private keys associated with the Fund’s ether held by the Ether Custodian in the Vault Balance in “cold storage”, which refers to a safeguarding method by which the private keys corresponding to the Fund’s ether are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. For more information, see “The Fund’s Service Providers-Ether Custodian” below.

The Fund’s ether holdings and cash holdings from time to time may be held with the Prime Execution Agent in the Trading Balance in connection with creations and redemptions of Creation Units, and the sale of ether to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Fund’s ether. Within the Fund’s Trading Balance, the Prime Execution Agent Agreement provides that the Fund does not have an identifiable claim to any particular ether (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s ether (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the ether associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell ether on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of ether that the Prime Execution Agent holds for customers holding similar entitlements as the Fund which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling ether directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Listed.

Although there can be no assurance that an actively traded market in the Shares will develop or be maintained, the Shares will be listed and traded on the Exchange under the ticker symbol “[    .]”

Summary Risk Factors

An investment in the Fund involves significant risks. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [21].

Risk Factors Related to Digital Assets

•

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including sudden and large declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

•

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of ether as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Ethereum blockchain.

•	Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of ether.

•

Smart contracts, including those relating to decentralized finance (“DeFi”) applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

•

Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

•

Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, ether and thereby adversely affect the value of the Shares.

Risk Factors Related to Digital Asset Markets

•	The value of the Shares relates directly to the value of ether, the value of which may be highly volatile and subject to sudden and extreme fluctuations due to a number of factors.

•	The Index has a limited performance history, the Index price could fail to track the global ether price, and a failure of the Index price could adversely affect the value of the Shares.

•	The Index price used to calculate the value of the Fund’s ether may be volatile, adversely affecting the value of the Shares.

Risk Factors Related to the Fund and the Shares

•

If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

•	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

•

Security threats to the Fund’s account at the Ether Custodian could result in the halting of Fund operations and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

•

Ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect the value of the Shares.

•

If the Custodian Agreement, Prime Execution Agent Agreement, an Authorized Participant Agreement or Ether Trading Counterparty Agreement is terminated, or the Ether Custodian, Prime Execution Agent, an Authorized Participant or an Ether Trading Counterparty fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, execution agent, authorized participant or ether trading counterparty, which could pose a challenge to the safekeeping of the Fund’s ether, the Fund’s ability to create and redeem Shares and the Fund’s ability to continue to operate may be adversely affected.

•

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund.

Risk Factors Related to the Regulation of the Fund and the Shares

•

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of ether or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of ether, validation activity, digital wallets, the provision of services related to trading and custodying ether, the operation of the Ethereum network, or the digital asset markets generally.

•

If regulators subject the Fund and/or the Sponsor to regulation as a money services business (“MSB”) or money transmitter, this could result in extraordinary expenses to the Fund and/or the Sponsor and also result in decreased liquidity for the Shares.

•

Regulatory changes or interpretations could obligate an Authorized Participant, the Fund or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Fund.

•	The treatment of digital currency for U.S. federal, state and local income tax purposes is uncertain.

Emerging Growth Company Status

The Fund is an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. For as long as the Fund is an emerging growth company, unlike other public companies, it will not be required to, among other things:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or

•	comply with any new audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012, unless the SEC determines otherwise.

The Fund will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in annual revenues, (ii) it becomes a “large accelerated filer,” as defined in Rule 12b-2 of the Exchange Act, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Principal Offices

The principal office of the Sponsor and the Fund is located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor and the Fund is (240) 497-6400. The Ether Custodian’s office is located at 55 Hudson Yards, 550 West 34th Street, 4th Floor, New York, NY 10001. The Cash Custodian’s and the Administrator’s office is located at 240 Greenwich Street, New York, NY 10286.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund.

Use of Proceeds	Proceeds received by the Fund from the issuance and sale of Creation Units consist of cash deposits. Such cash deposits are held by the Cash Custodian or Prime Execution Agent on behalf of the Fund until (i) transferred in connection with the purchase of ether, (ii) delivered to Authorized Participants in connection with a redemption of Creation Units or (iii) transferred to pay the Sponsor’s Fee and Fund expenses or liabilities not assumed by the Sponsor.

Exchange Ticker Symbol	[ ]

CUSIP	[ ]

Creations and Redemptions	The Fund issues and redeems Creation Units on a continuous basis. These transactions will take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that the Exchange will receive the In-Kind Regulatory Approval at any point in the future. If the Exchange receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Fund will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Fund’s website. Creation Units are only issued or redeemed in exchange for an amount of cash determined by the Sponsor on each day that the Exchange is open for regular trading. No Shares are issued unless the Ether Custodian or Prime Execution Agent has allocated to the Fund’s account the corresponding amount of ether. As of the date of this Prospectus, a Creation Unit requires delivery of [ ] ether. Creation Units may be created or redeemed only by Authorized Participants, who pay The Bank of New York Mellon, the transfer agent of the Fund (the “Transfer Agent”), that has been retained by the Fund to perform certain order processing services in connection with the issuance and redemption of Creation Units (“ETF Services”), (1) a transaction fee for each order to create or redeem Creation Units (the “ETF Servicing Fee”) and (2) transfer, processing and other transaction costs charged by the Ether Custodian in connection with the issuance of Creation Units for such purchase order (“Custody Transaction Costs”).

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Fund or a third party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process.

The Fund will create Shares by receiving ether from a third party that is not the Authorized Participant and the Fund—not the Authorized Participant—is responsible for selecting the third party to deliver the ether. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Fund or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Fund. The Fund will redeem Shares by delivering ether to a third party that is not the Authorized Participant and the Fund—not the Authorized Participant—is responsible for selecting the third party to receive the ether. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Fund or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Fund. The third party will be unaffiliated with the Fund and the Sponsor.

See “The Trust, The Fund and The Shares-Description of the Shares and the Sponsor Agreement” for more details.

Net Asset Value	The Sponsor has the exclusive authority to determine the Fund’s NAV. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Fund, based on a pricing source selected by the Sponsor. In determining the Fund’s NAV, the Administrator values the ether held by the Fund based on the Index, unless the Sponsor in its sole discretion determines that the Index is unreliable. The Bloomberg Ethereum Index shall constitute the Index, unless the Bloomberg Ethereum Index is not available or the Sponsor in its sole discretion determines the Bloomberg Ethereum Index is unreliable as the Index and therefore determines not to use the Bloomberg Ethereum Index as the Index. If the Bloomberg Ethereum Index is not available or the Sponsor determines, in its sole discretion, that the Bloomberg Ethereum Index is unreliable (together a “Fair Value Event”), the Fund’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Sponsor. Additionally, the Administrator will monitor for unusual prices, and escalate to the Sponsor if detected. If the Bloomberg Ethereum Index is not used, the Fund will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Fund’s website.

The Administrator calculates the NAV of the Fund once each Business Day (as defined below). The NAV for a normal trading day will be released after 4:00 p.m. Eastern Time (“ET”). Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Administrator and the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

The Fund’s periodic financial statements may not utilize net asset value of the Fund to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Fund’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Fund’s principal market for ether as of 11:59 p.m. ET on the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP. The Fund intends to engage a third-party vendor to obtain a price from a principal market for ether, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

Net Asset Value Calculation and Index	On each Business Day, as soon as practicable after 4:00 p.m. ET, the Administrator evaluates the ether held by the Fund as reflected by the Bloomberg Ethereum Index and determines the net asset value of the Fund and the NAV. For purposes of making these calculations, a Business Day means any day other than a day when the Exchange is closed for regular trading.

The Bloomberg Ethereum Index (the “Index”) is designed to measure the performance Ethereum traded in USD. The owner and administrator of the Index is Bloomberg Index Services Limited (the “Index Provider”). The closing Index level is calculated daily using Digital Asset Research (“DAR”) pricing and is published after review and quality checks. Intraday Index levels are calculated and published on the Bloomberg Terminal from 6:15 p.m. ET to 4:00 p.m. ET (22 hours).

DAR takes pricing from eligible exchanges based on the DAR Exchange Vetting Methodology. This process aims to identify trustworthy exchange platforms and encourage best practices by gathering, recording, and comparing a series of quantitative and qualitative data points. DAR’s team of researchers and technical experts work closely with exchanges, regulators, and investors to collect public and non-public data points that are used to reach a reasoned determination on each of the methodology’s criterion. The Exchange Vetting Methodology is reviewed quarterly and updated as required to reflect the maturing digital asset marketplace and the needs of its participants.

The DAR Close Price is a time-weighted average price (TWAP) derived from eligible, non-outlier trades that occur within a 30-minute window prior to the specified close time. The specified close time is 4:00 p.m. ET and is calculated according to the DAR Close Price and Hourly Price Methodology. The Index is calculated in US dollars. More information about the index is published under the Bloomberg ticker symbol “ETHEREUM”.

The Fund is intended to provide a way for Shareholders to obtain exposure to the price of ether by investing in the Shares rather than by acquiring, holding and trading ether directly on a peer-to-peer or other basis or via a digital asset platform. An investment in the Shares is not the same as an investment directly in ether on a peer-to-peer or other basis or via a digital asset platform.

Intraday Indicative Value

In order to provide updated information relating to the Fund for use by Shareholders, the Fund intends to publish an intraday indicative value per Share (“IIV”) using the [  ]. One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Fund’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

Fund Fees and Expenses

The Fund will pay the unitary Sponsor’s Fee of [0.__]% per annum of the Fund’s ether holdings. The Fund’s only ordinary recurring expense is expected to be the Sponsor’s Fee. The Sponsor’s Fee is paid by the Fund to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods during which all or a portion of the Sponsor’s Fee is being waived by the Sponsor in its sole discretion and from time to time, the Sponsor’s Fee will accrue daily and will be payable in U.S. dollars or in kind or any combination thereof monthly in arrears. The Administrator will calculate the Sponsor’s Fee on a daily basis by applying a [0.__]% annualized rate to the Fund’s total ether holdings, and the amount of ether payable in respect of each daily accrual shall be determined by reference to the Index. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert ether into U.S. dollars at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the the prime execution agent execution platform (“Trading Platform”) which the Sponsor is able to obtain using commercially reasonable efforts. The number of ether represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling ether. The Fund cannot reinvest any cash received from such sales into ether, and must use that cash to pay the Sponsor’s Fee and/or other Fund expenses not assumed by the Sponsor, and/or distribute any excess cash to investors. The Fund is not responsible for paying any fees or costs associated with the transfer of ether to the Sponsor. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee in its sole discretion. To the extent not already disclosed in the prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor’s Fee on the Fund’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Fund’s annual or quarterly reports.

In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Fund, which include the fees of the Fund’s regular service providers (Cash Custodian, Ether Custodian, Prime Execution Agent, Transfer Agent and Administrator), Exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $[____] per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $[____] per annum. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. The Sponsor will also pay the costs of the Trust’s and the Fund’s organization and the initial sale of the Fund’s Shares.

The Fund may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the Shareholders (including, for example, in connection with any fork of the Ethereum blockchain, any Incidental Rights (as defined below) and any IR Virtual Currency (as defined below), any indemnification of the Cash Custodian, Ether Custodian, Prime Execution Agent, Transfer Agent, Administrator or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The quantity of ether to be sold to permit payment of the Sponsor’s Fee or Fund expenses not assumed by the Sponsor will vary from time to time depending on the level of the Fund’s expenses and the value of ether held by the Fund. Assuming that the Fund is a grantor trust for U.S. federal income tax purposes, each delivery or sale of ether by the Fund for the payment of expenses generally will be a taxable event to Shareholders. See “Material U.S. Federal Income Tax Considerations.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Fund, the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Fund. The Fund expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

No Staking Activities	Neither the Fund, nor the Sponsor, nor the Ether Custodian, nor any other person associated with the Fund will, directly or indirectly, engage in Staking Activities.

Incidental Rights / IR Virtual Currency	From time to time, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (for avoidance of doubt, other than ether) or other asset or right, which rights are incident to the Fund’s ownership of ether and arise without any action of the Fund, or of the Sponsor on behalf of the Fund (“Incidental Rights”) and/or virtual currency tokens, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of ether, generally through a fork in the Ethereum blockchain, an airdrop offered to holders of ether or other similar event.

With respect to a fork, airdrop or similar event, the Sponsor will cause the Fund to permanently and irrevocably abandon the Incidental Rights and IR Virtual Currency and no such Incidental Right or IR Virtual Currency shall be taken into account for purposes of determining the NAV of the Fund. In the event the Fund seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Fund to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to the Depository Trust Company (“DTC”) or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. Because the Fund will abandon any Incidental Rights and IR Virtual Currency, the Fund would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See “Risk Factors-Risk Factors Related to the Fund and the Shares-A temporary or permanent “fork” could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency, including any forked or airdropped assets.”

Tax Considerations	Owners of Shares will be treated, for U.S. federal income tax purposes, as if they owned a corresponding share of the assets of the Fund. They will also be viewed as if they directly received a corresponding share of any income of the Fund, or as if they had incurred a corresponding share of the expenses of the Fund. Consequently, each sale of ether by the Fund will constitute a taxable event to the Shareholders. See “Material U.S. Federal Income Tax Considerations-Taxation of U.S. Shareholders” and “ERISA and Related Considerations.”

Voting Rights	Owners of Shares do not have any voting rights, and take no part in the management or control of, and have no voice in, the Fund’s operations or business. See “The Trust, The Fund and The Shares-Description of the Shares and the Sponsor Agreement.”

Postponement, Suspension or Rejection of Issuance, Transfers and Redemptions	The Sponsor may suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Fund are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor may, in its sole discretion, suspend the right to surrender Shares or postpone the delivery date of ether or other Fund property generally or with respect to a particular redemption order (i) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Ether Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Creation Unit order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Ethereum network, hacking, cybersecurity breach, or power, Internet, or Ethereum network outage, or similar event). The Sponsor shall reject any purchase order or redemption order that is not in proper form. See “The Trust, The Fund and The Shares-Description of the Shares and the Sponsor Agreement.”

Limitation on Obligations and Liability

The Sponsor:

•  is only obligated to take the actions specifically set forth in the Sponsor Agreement without willful misconduct, gross negligence, reckless disregard or bad faith;

•  is not liable if it is prevented or delayed by law or circumstances beyond its control from performing its obligations under the Sponsor Agreement;

•  is not liable for the exercise of discretion permitted under the Sponsor Agreement;

•  has no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

•  is not liable for any loss of ether occurring prior to the delivery of ether to the Ether Custodian or Prime Execution Agent, as applicable, or after the delivery of ether by the Ether Custodian or Prime Execution Agent, as applicable (and for the avoidance of doubt, is not liable for the loss of ether while held by the Ether Custodian or Prime Execution Agent absent willful misconduct, gross negligence reckless disregard or bad faith by the Sponsor); and

•  may rely upon any advice or information from other persons it believes in good faith to be competent to provide such advice or information.

See “The Trust, The Fund and The Shares-Description of the Shares and the Sponsor Agreement.”

Dissolution events	The Sponsor will dissolve the Fund if:

• the Sponsor is notified that the Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•  a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Fund to shut down, or forces the Fund to liquidate its ether, or seizes, impounds or otherwise restricts access to Fund assets;

• the Sponsor has determined, in its sole discretion, that the dissolution of the Fund is advisable or desirable for any reason; or

• DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor may, in its sole discretion, dissolve the Fund if:

• the SEC (or its staff) or a court of competent jurisdiction determines that the Fund is an investment company under the 1940 Act;

• the CFTC determines that the Fund is a commodity pool under the Commodity Exchange Act;

•  the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) determines that the Fund and/or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Fund and/or the Sponsor is required to obtain licensure under 23 NYCRR Part 200 (“BitLicense”);

•  if any state regulator or court of competent authority determines the Sponsor and/or the Fund is required to obtain a money transmitter license or other state license;

•  the Index Provider ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

•  the net assets of the Fund in relation to the operating expenses of the Fund is at a level at which continued operation of the Fund is unreasonable or imprudent;

•  any ongoing event exists that either prevents the Fund from or makes impractical the Fund’s holding of ether, or prevents the Fund from converting or makes impractical the Fund’s reasonable efforts to convert ether to U.S. dollars;

•  the Fund fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust, and the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Fund is advisable; or

•  any custodian (including, for the avoidance of doubt, either of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Ether Custodian or Prime Execution Agent, the final date as of which the Ether Custodian or Prime Execution Agent will cease to hold any of the Fund’s assets, to the extent different from (i).

The term of the Fund is perpetual (unless terminated earlier in certain circumstances). See “Creation and Redemption-Amendment and Dissolution.”

On and after dissolution of the Fund, the Sponsor will wind up the business and affairs of the Fund and deliver Fund property upon surrender and cancellation of Shares. The Sponsor will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Fund, the Sponsor thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Fund property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Fund’s expenses and may sell Fund property as necessary to meet those expenses. After the dissolution of the Fund, the Sponsor will sell or otherwise liquidate the Fund property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Fund and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. See “Creation and Redemption-Amendment and Dissolution.”

Authorized Participants	Creation Units may be created or redeemed only by Authorized Participants. Authorized Participants are financial firms that are authorized by having executed an agreement with the Sponsor and the Trust (the “Authorized Participant Agreement”) and be in a position to transfer cash to, and take delivery of cash from, the Administrator through one or more accounts. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement, the related procedures attached thereto, and the Authorized Participant Procedures Handbook. As of the date of this Prospectus, the Authorized Participants are [ ]. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Clearance and settlement	The Shares will be evidenced by a global certificate that the Fund issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION

As of [    ], 2024, the date the Seed Capital Investor purchased the Seed Creation Units, the net asset value of the Fund was $[    ] and the NAV was $[    ].

RISK FACTORS

Investing in the Fund involves significant risks not applicable to other types of investments. The value of the Shares relates directly to the value of ether held by the Fund, the value of which may be highly volatile and subject to fluctuations. Before you decide to purchase any Shares, you should consider carefully the risks described below together with all of the other information included in this Prospectus as well as information found in documents incorporated by reference in this Prospectus. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including ether, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for ether. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout ether’s history, including in in 2021-2023. As of the date of this Prospectus, digital asset prices have continued to fluctuate in 2024.

Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including ether, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Fund, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Fund is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of ether.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of ether as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Ethereum blockchain.

Digital assets such as ether were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•

Digital asset networks, including the Ethereum peer-to-peer network and associated blockchain ledger (such blockchain, the “Ethereum blockchain” and together with the peer-to-peer network, the “Ethereum network” or “Layer 1 Ethereum network”), and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because ether is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

•

Digital assets, including ether, are controllable only by the possessor of both the unique public key and private key or keys relating to the ether network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

•

Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Ethereum network, would affect the ability to transfer digital assets, including ether, and, consequently, their value.

•

The acceptance of software patches or upgrades by some, but not all, nodes, users and validators in a digital asset network, such as the Ethereum network, could result in a “fork” in such network’s blockchain, including the Ethereum blockchain, resulting in the operation of multiple separate networks.

•

Governance of the Ethereum network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Ethereum network, which may stymie the Ethereum network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Ethereum network, especially long-term problems.

•

The foregoing notwithstanding, the Ethereum network’s protocol is informally overseen by a collective of core developers who, along with members of the Ethereum community, can introduce proposals, known as Ethereum Improvement Proposals (“EIPs”), for updating the Ethereum network. The core developers evolve over time, largely based on self-determined participation. An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the Ethereum network. To the extent that node operators update their individual Ethereum Client to new specifications, the Ethereum network could be subject to changes that may adversely affect the value of ether. In addition, if a digital asset network has high-profile contributors, a perception that such contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

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Over the past several years, digital asset validator operations have evolved from individual users to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, including due to a decrease in transaction fees, validators are more likely to immediately sell tokens earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

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To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

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Many digital asset networks, including the Ethereum network, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective or may result in unforeseen problems or issues, and such upgrades may fail, resulting in potentially irreparable damage to the Ethereum network and the value of ether.

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Moreover, in the past, bugs, defects, and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal Ethereum network, Ethereum Client, or dApp and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. For example, in May 2023, the main Ethereum network itself reportedly suffered outages or bugs that for a short time prevented transactions from finalizing and being recorded in blocks twice in two days. Major Ethereum Clients which nodes use to access the Ethereum network, such as Geth, Besu and Nethermind, have in the past suffered outages or disruptions due to bugs. For more on an unplanned fork involving Geth clients, see “-A temporary or permanent “fork” could adversely affect the value of the Shares.” The cryptography underlying the Ethereum network or ether as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Ethereum network or take the Fund’s ether, which would adversely affect the value of the Shares. Moreover, normal operations and functionality of the Ethereum network may be negatively affected. Such losses of functionality could lead to the Ethereum network losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for ether. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

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The Ethereum network has been in the process of implementing a series of software upgrades and other changes to its protocol, which were previously referred to collectively as “Ethereum 2.0” and some of which were implemented during 2022, such as the Bellatrix and Paris planned forks (defined below) that transitioned the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism (“the Merge”). These upgrades have resulted in, and are expected to continue to result in, changes to the Ethereum network. Many of the contemplated upgrades to the Ethereum network will include updates to material aspects of its source code. Although some of these upgrades have been successfully implemented, such as the Merge, which was completed in September 2022, there is no guarantee that there are not undiscovered flaws that will emerge in the future even in upgrades previously considered successful, and previously successful upgrades do not guarantee that future upgrades will be successful. Any such undiscovered flaws, or the failure to properly implement future changes, could have a material adverse effect on the value of ether and the value of the Shares. One completed upgrade is known as the “Shanghai” upgrade, which allows users to unstake their ether and remove it from the relevant smart contract. As a result of this or future upgrades, it is possible that significant volumes of currently locked and illiquid ether becomes unlocked and sold, which could increase volatility in ether prices or have a material adverse effect on the value of ether and the value of the Shares. Upgrades currently being considered to increase throughput and promote scaling, such as “sharding” the Layer 1 Ethereum network or greater reliance on so-called “Layer 2” solutions, could have effects which are difficult to anticipate at this time, but could - if unsuccessfully implemented, or if they contain undiscovered flaws - materially adversely impact or even effectively eliminate the value of ether, and therefore impact the price of the Shares. In addition, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks. See “Risk Factors Related To Digital Assets-A temporary or permanent “fork” could adversely affect the value of the Shares” for additional information.

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The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has on three occasions reduced the quantity of ether rewarded per block and may make additional changes in the future, see “Overview of the Ethereum Industry-Creation of New Ether” for additional information. The open-source nature of many digital asset network protocols, such as the protocol for the Ethereum network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the Ethereum network does not successfully develop its policies on supply and issuance and other major design decisions, or does so in a manner that is not attractive to network participants, it could lead to a decline in adoption of the Ethereum network and price of ether.

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Decentralized application and smart contract developers depend on being able to obtain ether to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require ether in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for ether. Ether’s price volatility (particularly where ether prices increase), or the Ethereum network’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the Ethereum network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the Ethereum blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of ether could be negatively affected.

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Over the past several years, digital asset validator operations have evolved from individual users to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, including due to a decrease in transaction fees, validators are more likely to immediately sell tokens earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

Moreover, because digital assets, including ether, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of ether.

The first digital asset, bitcoin, was launched in 2009. The Ethereum network launched in 2015 (though some ether was sold in a pre-mine in 2014). Ether, along with bitcoin, was one of the first cryptographic digital assets to gain global adoption and critical mass. In general, digital asset networks, including the Ethereum network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Ether is only selectively accepted as a means of payment by retail and commercial outlets, and use of ether by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for ether transactions; process wire transfers to or from digital asset platforms, ether-related companies or service providers; or maintain accounts for persons or entities transacting in ether. As a result, the prices of ether may be influenced to a significant extent by speculators, thus contributing to price volatility that makes retailers less likely to accept ether in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as ether, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Fund from being able to complete creations and redemptions of Creation Units, the timely liquidation of ether and withdrawal of assets from the Ether Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Fund’s operations.

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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, including the Ethereum network. For example, some prominent contributors to the Ethereum network have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the Ethereum network, any platforms or businesses that facilitate transactions in ether may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

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Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Ethereum network.

The Fund is not actively managed and will not have any formal strategy relating to the development of the Ethereum network.

Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Ethereum network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Ethereum network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self determined participation. If a significant majority of nodes, users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Potential amendments to the Ethereum network’s protocols and software could, if accepted and authorized by the Ethereum network community, adversely affect an investment in the Fund.

The Ethereum network uses cryptographic protocols to govern the interactions within the Ethereum network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolve over time, largely based on self-determined participation in the resource section dedicated to Ethereum on Github.com. The core developers can propose amendments to the Ethereum network’s source code that, if accepted by nodes, validators and users, could alter the protocols and software of the Ethereum network and the properties of ether. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new ether or changes to the ether supply, which could undermine the appeal and market value of ether. Alternatively, software upgrades and other changes to the protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. As a result, the Ethereum network could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Fund.

The open-source structure of the Ethereum network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Ethereum network protocol. A failure to properly monitor and upgrade the Ethereum network protocol could damage the Ethereum network and an investment in the Fund.

The Ethereum network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to Ethereum network development. As new ether are rewarded solely for validator activity (other than the 2014 pre-mine) and are not sold on an ongoing basis to generate revenue to support development activity, and the Ethereum network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Ethereum network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Ethereum network and the core developers may lack the resources to adequately address emerging issues with the Ethereum network protocol. Although the Ethereum network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Ethereum network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Ethereum network. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum core developer Vitalik Buterin had died. Following the rumor, the price of ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ether. In the event a high-profile contributor to the Ethereum network, such as Vitalik Buterin, is perceived as no longer able to contribute to the Ethereum network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of ether, which could adversely impact the value of the Shares.

Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Ethereum network. In addition, a bad actor could also attempt to interfere with the operation of the Ethereum network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Ethereum network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Ethereum network and an investment in the Fund may be adversely affected.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Ethereum network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single validator on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node.

As of March 31, 2024, the Ethereum network handled approximately 14 transactions per second (according to Dune analytics). In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Ethereum network has been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then-all time high. Since January 1, 2020, ether transaction fees have increased from $0.08 average daily transaction fees per ether transaction, to a high of up to approximately $200.06 average daily transaction fees per transaction on May 1, 2022. As of March 31, 2024, ether transaction fees stood at $2.97 per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for ether (e.g., micropayments), and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to a process known as proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, a single validator is randomly selected to solve the cryptographic puzzle needed to validate a block, which it proposes to a committee of other validators, who vote for whether to include the block (or not), which reduces the computational work performed - and energy expended - to validate each block compared to proof-of-work. See “Overview of the Ethereum Industry-Creation of New Ether” and “-Modifications to the Ethereum Protocol” for additional information.

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues - such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand - have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and applications built on the Ethereum network (consistent with common usage, all such applications are referred to as “decentralized applications” or “dApps”, whether or not decentralized in fact) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Ethereum network and then post the data, typically in batches, back to the Layer 1 Ethereum network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Ethereum network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum network runs in parallel with the existing Layer 1 Ethereum network and allows smart contracts and dApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Ethereum network to not adequately resolve scaling challenges and adversely impact the adoption of ether and the Ethereum network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 Ethereum network like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Ethereum network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum network to suffer reduced adoption or causing nodes, users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. For example, in April 2024, Starknet, a Layer 2 built on the Layer 1 Ethereum network, suffered an outage reportedly caused by a rounding error bug that halted production of new blocks on Starknet’s Layer 2 blockchain network. Similar outages, bugs, defects, or other problems could affect Layer 2s in the future. Similarly, in multiple instances throughout 2022 and 2023, the Arbitrum Layer 2 network experienced outages due to failures in its primary node responsible for submitting transactions to the Layer 1 Ethereum network. Although the Layer 1 Ethereum network is believed not to have been affected by those outages, problems on Layer 2s in the future could conceivably affect or cause issues for the Layer 1 Ethereum network. Alternatively, if a widely-used Layer 2 network were to fail, it could reduce demand for ether because it would eliminate a source of demand for using ether to record transactions from the Layer 2 onto the Layer 1 Ethereum network. Any of the foregoing could adversely affect the price of ether or the value of the Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

The largest ether wallets are believed to hold, in aggregate, a significant percentage of the ether in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of ether, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of ether.

If the digital asset award or transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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A reduction in the processing power expended by validators on the Ethereum network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “-If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Ethereum blockchain in the short term, which could adversely affect the value of the Shares or the ability of the Fund to operate.”

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Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum network, the value of ether and the value of the Shares.

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To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum network and could prevent the Fund from completing transactions associated with the day-to-day operations of the Fund, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

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During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the mempool, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum network in general. In addition, it is possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Ethereum blockchain in the short term, which could adversely affect the value of the Shares or the ability of the Fund to operate.

Following the Merge and the switch to proof-of-stake validation, the Ethereum network is currently vulnerable to several types of attacks, including:

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“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked ether on the Ethereum network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain. This is believed to be temporary, as the Ethereum network’s inactivity leak would be expected to eventually penalize the attacker enough for the chain to finalize again (i.e., the honest majority would be expected to reclaim 2/3rd stake as the attacker’s stake is penalized). However, it is not believed that with 33% control, a malicious actor could engage in double-spending or fraudulent block propagation.

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“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked ether on the Ethereum network, a malicious actor would be able to gain full control of the Ethereum network and the ability to manipulate future transactions on the blockchain, including censoring transactions, double-spending and fraudulent block propagation, potentially for an extended period or even permanently. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

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“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked ether on the Ethereum network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation. The attacker could finalize their preferred chain without any consideration for the votes of other stakers and could also revert finalized blocks.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority (over 50%) of the validating power on the Ethereum network, it may be able to alter the Ethereum blockchain on which transactions in ether rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Ethereum network or the Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Ethereum blockchain may not be possible. If the malicious actor were to gain control of more than 33% of the total staked ether on the Ethereum network, they could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain, but it is not believed that they could in double-spending or fraudulent block propagation. Even without 33% control, a malicious actor or botnet could create a flood of transactions in order to slow down the Ethereum network (similar to a denial of service attack).

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attacks resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake Ethereum network, which could negatively impact the value of ether and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Ethereum network, it is possible that certain groups of coordinating or connected ether holders may together have more than 50% of outstanding ether, which if staked and if the users run validators, would permit them to exert authority over the validation of ether transactions. This risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of ether, the feasibility of a malicious actor obtaining control of the validating power on the Ethereum network will increase, which may adversely affect the value of the Shares. See also “-Liquid staking applications pose centralization concerns” below.

A malicious actor may also obtain control over the Ethereum network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that nodes, users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Ethereum network, the risk that a malicious actor may be able to obtain control of the Ethereum network in this manner exists. Moreover, it is possible that a group of ether holders that together control more than 50% of outstanding ether are in fact part of the initial or current core developer group, or are otherwise influential members of the Ethereum community. To the extent that the initial or current core developer groups also control more than 50% of outstanding ether, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Ethereum network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

Liquid staking applications pose centralization concerns.

Validators must deposit 32 ether to activate a unique validator key pair that is used to sign block proposals and attestations on behalf of its stake (i.e., vote on its view of the chain). For every 32 ether deposit that is staked, a unique validator key pair is generated. An application built on the Ethereum network, or a single node operator, can manage many validator key pairs. For example, Lido, an application that provides a so-called “liquid staking” solution which permits holders of ether to deposit them with Lido, which stakes the ether while issuing the holder a transferrable token, is reported by some sources to have or have had up to 275,000 validator key pairs (each representing 32 staked ether) divided across over 30 node operators. At times, Lido has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum network. While it is widely believed that Lido has little incentive to attempt to interfere with transaction finality or block confirmations using its reported 33% stake, since doing so would likely cause its entire stake to be slashed and thus lost (assuming good actors unaffiliated with Lido controlled the remainder), and also because Lido is believed to not control most of the third party node operators where its ether is staked, and finally since the occurrence of such manipulation of the Ethereum network’s consensus process by Lido or any other actor would likely cause ether to lose substantial value (which would obviously hurt Lido economically), it nevertheless poses centralization concerns. If Lido, or a bad actor with a similar sized stake, were to attempt to interfere with transaction finality or block confirmations, it could negatively affect the use and adoption of the Ethereum network, the value of ether, and thus the value of the Shares.

A temporary or permanent “fork” could adversely affect the value of the Shares.

A future fork in the Ethereum network could adversely affect the value of the Shares or the ability of the Fund to operate. See “Overview of the Ethereum Industry-Modification of the Ethereum Protocol” for a discussion of “forks.” A fork could also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Alternatively, as with any change to software code, software upgrades and other changes to the source code or protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ethereum network’s users, validators, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. If a fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Sponsor Agreement, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Fund’s purposes, and there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobs”), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (three weeks), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, making them more attractive as a scaling solution. Immediately following the upgrade, some Layer 2s reportedly experienced reduced transaction fees when batching transactions to the main Layer 1 Ethereum network, which in turn lowered the transaction costs for executing transactions on such Layer 2s, but this also is believed to have resulted in ether prices (ether being the native asset of the Layer 1 Ethereum network) dropping as well due, in part, to the reduced demand for ether to pay the transaction costs of recording data on the Layer 1 Ethereum network. Decreased ether prices could have an adverse effect on the value of the Shares. Additionally, some Layer 2s, such as Blast, reportedly experienced outages and other disruptions in the aftermath of the Dencun upgrade, which in the case of Blast halted block production on the Blast Layer 2 blockchain for a period of time, though it was reportedly restored afterward. As with any change to software code, planned forks such as Dencun could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term, which could also have an adverse effect on adoption of the Ethereum network and the value of ether, and therefore the Shares.

In September 2022, the Ethereum network transitioned to a proof-of-stake consensus model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum network occurred, as a small number of Ethereum validators and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network, which is not backwards-compatible with the Ethereum Layer 1 blockchain, is considered a forked branch and was rebranded as “Ethereum Proof-of-Work.” To the extent significant developer talent, users or validators abandon the Ethereum Layer 1 network and adopt the Ethereum Proof-of-Work blockchain instead, the value of the Shares could be adversely affected.

As illustrated by Dencun and the Merge, the Ethereum network regularly implements planned forks in an effort to achieve its development roadmap, advance the scalability process, and to improve the network generally. For example, in connection with the Ethereum development roadmap, the Ethereum network executed planned forks to transition from the initial Frontier development stage into the Homestead development stage in 2016; to transition from the Homestead development stage to the first sub-stage, Byzantium, of the Metropolis development stage in 2017; to transition from the Byzantium sub-stage to the St. Petersburg sub-stage in early 2019; and to transition from the St. Petersburg sub-stage to the Istanbul sub-phase, in late 2019. In April 2021, the Ethereum network underwent the Berlin and Altair planned forks, among others. In 2022, Ethereum underwent the Bellatrix and Paris planned forks in connection with the Merge. In 2023, Ethereum underwent the Capella and Shanghai planned forks (collectively, “Shapella”), which enabled withdrawals of staked assets to the Ethereum Layer 1 blockchain mainnet for the first time (they had previously been locked on the Beacon Chain testnet following the Merge). Any of these or future planned forks could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ethereum network’s nodes, users, validators, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. Alternatively, such hard forks could be contentious, leading to a split and fracture in the Ethereum community to its collective detriment, as discussed above. Any such outcomes could adversely affect the value of the Shares.

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum underwent a hard fork between the Layer 1 Ethereum network and a new digital asset running on a “forked” branch of the network, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a decentralized autonomous organization, into a segregated account. In response to the hack, and after a contentious debate, most participants in the Ethereum community elected to adopt a hard fork that effectively reversed the hack, and this network constitutes the Layer 1 Ethereum network. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic,” which is not backwards-compatible with the Layer 1 Ethereum network and is considered a forked branch, with the native digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. Following the July 2016 hard fork between the Ethereum and Ethereum Classic networks, new security concerns surfaced. Replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018, and security concerns could similarly surface in connection with future hard forks.

An unplanned fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of Ethereum Client software that nodes run and use to access the Ethereum network. For example, such an unplanned fork reportedly occurred in the Go-Ethereum (“Geth”) client, which is a popular Ethereum Client that many nodes use to access the Ethereum network and whose developers are financially supported by the Ethereum Foundation. In November 2020, a bug was discovered in Geth (but not the other Ethereum Clients at the time, such as Besu, OpenEthereum, and Nethermind), and a patch was released that all nodes using the Geth client were supposed to download and apply simultaneously. However, not all nodes using Geth did so, resulting with the non-patched Geth nodes temporarily running a different version of the Ethereum blockchain than the patched Geth nodes and nodes using other Ethereum Clients. This temporarily created two conflicting versions of the Ethereum blockchain, causing the nodes using the non-patched Geth version to be unable to reach consensus with the rest of the nodes on the Ethereum blockchain, interrupting the non-patch Geth nodes’ access to the Ethereum network. For example, Infura, which is a node operator that provides services to major Ethereum smart contracts, wallet software providers like MetaMask, ether trading platforms, and other market participants, reportedly ran numerous nodes using the Geth client. Infura’s Geth client-running nodes reportedly used the outdated, non-patched Geth version initially, which is said to have caused those nodes to be on the minority blockchain, impacting transaction execution, validation, and recording on the main Layer 1 Ethereum network for Infura’s customers - such as Ethereum-based smart contracts, wallet providers like MetaMask, ether trading platforms, etc. - until Infura was able to apply the software update released by the Geth client developers to Infura’s nodes that use Geth as their Ethereum Client. Ultimately, the problem was reportedly fixed by releasing a new upgraded version of Geth that all nodes using the Geth client were to promptly download. This reportedly harmonized the conflicting versions and restored synchronization among Geth nodes, fixing the problem and restoring access to the Ethereum network, including for Infura and its customers.

In the future, if an accidental or unintentional fork similar to what happened within the Geth client in November 2020 were to reoccur within Geth (or any other major Ethereum Client), or were to happen to the Ethereum network as a whole (instead of being limited to a single Ethereum Client, in this case Geth), such a fork could lead to nodes, users and validators losing confidence in the Ethereum network and abandoning it in favor of other blockchain protocols. Furthermore, it is possible that, in a future unplanned fork, a substantial number of nodes, users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains, resulting in a permanent fork. Moreover, following the Merge, nodes on the Ethereum network must run two Ethereum Clients, i.e., an Execution Client and a Consensus Client paired together, with the implementations selected at the discretion of the node operator. There are multiple groups independently developing and implementing their respective Execution Clients and Consensus Clients; while some individual Execution Clients or Consensus Clients are more popular or widely adopted than others, there remains heterogeneity among Ethereum Clients. Each Execution Client and Consensus Client needs to interoperate effectively with each other Execution Client and Consensus Client. Although this diversity of Ethereum Clients is perceived by some to promote decentralization of the Ethereum network, it comes at a potential cost: if there are any unanticipated or undiscovered flaws, bugs, software defects, or interoperability failures causing any individual Execution Client to fail to interoperate effectively with any other individual Execution Client or any Consensus Client, the Ethereum network as a whole could suffer an unplanned fork, major disruption, catastrophic outage, system failure, loss of confidence or adoption among users or validators, or a variety of other problems. Any of these events could cause ether to decline in value, adversely affecting the price of Shares.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency, including any forked or airdropped assets.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational, security, legal or regulatory, or other risks for the Fund, the Sponsor, the Ether Custodian, Authorized Participants, or other entities.

We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency (other than ether) acquired through an Incidental Right as “IR Virtual Currency.” With respect to a fork, airdrop or similar event, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

In the event the Fund seeks to change the Fund’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Fund to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Fund may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in ether directly rather than purchasing Shares.

In the event of a hard fork of the Ethereum network, the Sponsor will, if permitted by the terms of the Sponsor Agreement, use its discretion to determine which network should be considered the appropriate network for the Fund’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Ethereum network, the Sponsor will, as permitted by the terms of the Sponsor Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Ethereum network, is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Fund’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of ether, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Ethereum network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Ether Custodian, other service providers, the Index Provider, cryptocurrency platforms, or other market participants on what is generally accepted as ether and should therefore be considered “ether” for the Fund’s purposes, which may also adversely affect the value of the Shares as a result.

Any name change and any associated rebranding initiative by the core developers of ether may not be favorably received by the digital asset community, which could negatively impact the value of ether and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on ether. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of ether and the value of the Shares.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Smart contracts are programs that run on the Ethereum blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits ether or other digital assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, such sources of demand could diminish, and the value of ether could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Ethereum network less attractive.

Validation on the Ethereum network requires ether to be transferred into smart contracts on the underlying blockchain networks not under the Fund’s or anyone else’s control. If the Ethereum network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. The Ethereum network imposes three types of sanctions for validator misbehavior or inactivity, which would result in a portion of their staked ether being destroyed or “burned”: penalties, slashing and inactivity leaks. A validator may face penalties if it fails to take certain actions, such as providing a timely attestation to a block proposed by another validator. Under this scenario, a validator’s staked ether could be burned in an amount equal to the reward to which it would have been entitled for performing the actions. A more severe sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the proposal or attestation of blocks with invalid transactions. Slashing can result in the validator having a portion of its staked ether immediately confiscated, withdrawn or burned by the network, resulting in losses to them. After this initial slashing, the validator is queued for forceful removal from the Ethereum network’s validator “pool,” and more of the validator’s stake is burned over a period of approximately 36 days with the exact amount of ether burned and time period determined by the network regardless of whether the validator makes any further slashable errors, at which point the validator is automatically removed from the validator pool. Staked ether may also be burned through a process known as an “inactivity leak,” which is triggered if the Ethereum network has gone too long without finalizing a new block. For a new block to be successfully added to the blockchain, validators that account for at least two-thirds of all staked ether must agree on the validity of a proposed block. This means that if validators representing more than one-third of the total staked ether are offline, no new blocks can be finalized. To prevent this, an inactivity leak causes the ether staked by the inactive validators to gradually “bleed away” until these inactive validators represent less than one-third of the total stake, thereby allowing the remaining active validators to finalize proposed blocks. This provides a further incentive for validators to remain online and continue performing validation activities. Within the post-Merge Ethereum network, as part of the “activating” and “exiting” processes of staking, staked ether will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Ethereum network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Ethereum network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Ethereum network, any staked ether will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network conditions. However, depending on demand, un-staking can take between hours, days or weeks to complete. Furthermore, the Ethereum network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum network’s adoption or the price of ether. Any disruption of validation on the Ethereum network could interfere with network operations and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease. The limited liquidity during the “activation” or “exiting” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum network following the Merge, and their associated digital assets - including the ether held by the Fund - have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Fund’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Fund’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Fund’s assets.

Risk Factors Related to the Digital Asset Markets

The value of the Shares relates directly to the value of ether, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the ether held by the Fund and fluctuations in the price of ether could adversely affect the value of the Shares. The market price of ether may be highly volatile, and subject to a number of factors, including:

•	an increase in the global ether supply or a decrease in global ether demand;

•	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

•	trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

•

the adoption of ether as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Ethereum network, and their ability to meet user demands;

•	forks in the Ethereum network;

•	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or ether, and digital asset platform rates;

•	consumer preferences and perceptions of ether specifically and digital assets generally;

•	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

•	fiat currency withdrawal and deposit policies on digital asset platforms;

•	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

•

business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, such as digital asset platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

•	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls,” collateral liquidations and similar events;

•	investment and trading activities of large or active consumer and institutional users, speculators, validators, and investors;

•	a “short squeeze” resulting from speculation on the price of ether, if aggregate short exposure exceeds the number of Shares available for purchase;

•	an active derivatives market for ether or for digital assets generally;

•

monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of ether as a form of payment or the purchase of ether on the digital asset markets;

•	global or regional political, economic or financial conditions, events and situations, or major public issues such as the novel coronavirus (“COVID-19”) outbreak;

•	fees associated with processing an ether transaction and the speed at which ether transactions are settled;

•	the maintenance, troubleshooting, and development of the Ethereum network including by validators and developers worldwide;

•	the ability for the Ethereum network to attract and retain validators to secure and confirm transactions accurately and efficiently;

•	ongoing technological viability and security of the Ethereum network and ether transactions, including vulnerabilities against hacks and scalability;

•

governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the Ethereum network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity and credit risk of digital asset platforms;

•	interruptions in service from or closures or failures of major digital asset platforms or their banking partners, or outages or system failures affecting the Ethereum network;

•	decreased confidence in digital assets and digital assets platforms;

•	interruptions in service from or closures or failures of major digital asset platforms or their banking partners, or outages or system failures affecting the Ethereum network;

•	decreased confidence in digital assets and digital assets platforms;

•	poor risk management or fraud by entities in the digital assets ecosystem;

•

increased competition from other digital assets or networks, including other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the Ethereum network; and

•	the Fund’s own acquisitions or dispositions of ether, since there is no limit on the number of ether that the Fund may acquire.

Although returns from investing in ether have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that ether will maintain its value in the long-, intermediate- or short- term. In the event that the price of ether declines, the Sponsor expects the value of the Shares to decline proportionately.

The value of ether as represented by the Index or other pricing source used by the Fund may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of ether has resulted, and may continue to result, in speculation regarding future appreciation in the value of ether, inflating and making the Index more volatile. As a result, ether may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index or other pricing source used by the Fund and could adversely affect the value of the Shares.

Because the Fund holds only ether and cash, an investment in the Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund holds only ether and cash. As a result, the Fund’s holdings are not diversified. Accordingly, the Fund’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. Fluctuations in the price of ether are expected to have a direct impact on the value of the Shares.

An investment in the Fund may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Fund. Investors should review closely the objective and strategy of the Fund and redemption rights, as discussed herein, and familiarize themselves with the risks associated with an investment in the Fund.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset platforms, which may experience fraud, manipulation, security failures or operational problems, as well as the wider ether market, the value of ether and, consequently, the value of the Shares may be adversely affected, causing losses to Shareholders.

Digital asset platforms are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset platforms do not provide this information. Digital asset platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset platforms, including prominent platforms that handle a significant volume of ether trading.

Many digital asset platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset platforms was false or noneconomic in nature, with specific focus on unregulated platforms located outside of the United States. Such reports alleged that certain overseas platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume platforms on which to list their coins.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt.

Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and ether are different assets, there can be no assurance that ether prices may not at times be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

The ether market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many ether trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of ether on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating the digital asset’s pricing; (3) hacking of the digital asset’s peer-to-peer network, protocols and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in the digital asset, new sources of demand for the digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins” (for more information, see “Risk Factors-Risk Factors Related to Digital Assets-Prices of Ether may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the digital asset markets and/or cause distortions in price, which could adversely affect the Fund or cause losses to Shareholders.

In addition, over the past several years, some digital asset platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset platforms. While, generally speaking, smaller digital asset platforms are less likely to have the infrastructure and capitalization that make larger digital asset platforms more stable, larger digital asset platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset platforms could be subject to abrupt failure with consequences for both users of digital asset platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset platform. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. Regulatory enforcement actions have followed, such as in July 2017, when FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset platform Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX, one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Ethereum network and result in greater volatility or decreases in the prices of ether. Furthermore, the closure or temporary shutdown of a digital asset platform used in calculating the Index may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset platform’s failure could adversely affect the value of the Shares.

[The Index has a limited performance history, the Index price could fail to track the global ether price, and a failure of the Index price could adversely affect the value of the Shares.

The Bloomberg Ethereum Index was developed by the Index Provider and has a limited performance history. Although the Index is based on materially the same methodology (except calculation time) as the Index Provider’s Ether Reference Rate (“ETHUSD_RR”) which was first introduced in May 2018, the Index itself has only been in operation since February 2022. The Index price is a composite Bloomberg Ethereum Index calculated using volume-weighted trading price data from various Constituent Platforms. The Index has only featured its current list of Constituent Platforms since May 2022. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. The Constituent Platforms chosen by the Index Provider could also change over time. The Index Provider may remove or add Constituent Platforms to the Bloomberg Ethereum Index in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Bloomberg Ethereum Index, see “Net Asset Value, Valuation of Ether and Fund Fees and Expenses-The Index.”

Although the Index is intended to accurately capture the market price of ether, third parties may be able to purchase and sell ether on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the prices of ether on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Index provides a U.S. dollar-denominated composite Bloomberg Ethereum Index for the price of ether based on, in the case of the Bloomberg Ethereum Index, the volume-weighted price of ether on certain Constituent Platforms, at any given time, the prices on each such Constituent Platforms or pricing source may not be equal to the value of an ether as represented by the Index. It is possible that the price of ether on the Constituent Platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Platform, or the global market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of ether, which could adversely affect an investment in the Fund by reducing investors’ confidence in the Shares’ ability to track the market price of ether. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of ether, which could adversely affect the value of the Shares.

If the Index is not available, the Fund’s holdings may be fair valued on a temporary basis in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of ether, which could adversely affect an investment in the Fund by reducing investors’ confidence in the Shares’ ability to track the global market price of ether. To the extent such prices differ materially from the market price for ether, investors may lose confidence in the Shares’ ability to track the market price of ether, which could adversely affect the value of the Shares.]

The Index price used to calculate the value of the Fund’s ether may be volatile, adversely affecting the value of the Shares.

The price of ether on public digital asset platforms has a very limited history, and during this history, ether prices on the digital asset markets more generally, and on digital asset platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset platforms, the Index price, and the price of ether generally, remains subject to volatility experienced by digital asset platforms, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset platforms is limited, the Index will necessarily be composed of a limited number of digital asset platforms. If a digital asset platform were subjected to regulatory, volatility or other pricing issues, in the case of the Bloomberg Ethereum Index, the Index Provider would have limited ability to remove such digital asset platform from the Index, which could skew the price of ether as represented by the Index. Trading on a limited number of digital asset platforms may result in less favorable prices and decreased liquidity of ether and, therefore, could have an adverse effect on the value of the Shares.

The Index Provider could experience system failures or errors.

If the computers or other facilities of the Index Provider, data providers and/or relevant Constituent Platforms malfunction for any reason, calculation and dissemination of the Bloomberg Ethereum Index may be delayed. Errors in the Bloomberg Ethereum Index data, the Bloomberg Ethereum Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Fund and the Shareholders. Any of the foregoing may lead to the errors in the Bloomberg Ethereum Index, which may lead to a different investment outcome for the Fund and the Shareholders than would have been the case had such events not occurred.

The Bloomberg Ethereum Index is used to determine the net asset value of the Fund and the NAV. Consequently, losses or costs associated with the Bloomberg Ethereum Index’s errors or other risks described above will generally be borne by the Fund and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If the Bloomberg Ethereum Index is not available or the Sponsor in its sole discretion determines the Bloomberg Ethereum Index is unreliable as the Index and therefore determines not to use the Bloomberg Ethereum Index the Fund’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Sponsor. See “Net Asset Value, Valuation of Ether and Fund Fees and Expenses.” To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the price of ether, which could adversely affect an investment in the Fund and the value of Shares by reducing investors’ confidence in the Shares’ ability to track the price of ether.

The Index price being used to determine the net asset value of the Fund may not be consistent with GAAP. To the extent that the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the net asset value reported in the Fund’s periodic financial statements may differ, in some cases significantly, from the Fund’s net asset value determined using the Index pricing.

The Fund will determine the net asset value of the Fund on each Business Day based on the value of ether as reflected by the Index. The methodology used to calculate the Index price to value ether in determining the net asset value of the Fund may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Fund will utilize an alternative GAAP-consistent pricing source for purposes of the Fund’s periodic financial statements. Creation and redemption of Creation Units, the Sponsor’s Fee and other expenses borne by the Fund will be determined using the Fund’s net asset value determined daily based on the Index. Such net asset value of the Fund determined using the Index Price may differ, in some cases significantly, from the net asset value reported in the Fund’s periodic financial statements.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of ether and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (‘CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, ether and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, ether. As a result of any of the foregoing factors, the value of ether could decrease, which could adversely affect an investment in the Fund.

Prices of ether may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Fund does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the ether market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of ether. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the ether market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and if true, there is no assurance similar dynamics would not be at work in the market for ether. There have been reports that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue. Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies, including ether, with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges. In addition, a large amount of Tether is issued as ERC-20 tokens on the Ethereum network. If Tether were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 Tether transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the ether market. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares. If USDC were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 USDC transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for ether. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including ether), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or the removal or migration of prominent stablecoins away from the Ethereum network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the ether market, and affect the value of ether, and in turn impact an investment in the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in ether could have a negative impact on the price of ether and adversely affect the value of the Shares.

As of March 31, 2024, ether was the second largest digital asset by market capitalization as tracked by CoinGecko.com. As of March 31, 2024, there were over 14,000 alternative digital assets tracked by CoinGecko.com, having a total market capitalization of approximately $2.8 trillion (including the approximately $438 billion market capitalization of ether), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the Ethereum network. Competition from the emergence or growth of alternative digital assets and smart contract platforms, such as Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, ether and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Ethereum network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Ethereum network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. These users may attempt to negatively impact the use or adoption of the Ethereum network. For additional information on the hard fork that resulted in the creation of Ethereum Classic, see “Overview of the Ethereum Industry-The DAO and Ethereum Classic.”

Investors may invest in ether through means other than the Shares, including through direct investments in ether and other potential financial vehicles, possibly including securities backed by or linked to ether and digital asset financial vehicles similar to the Fund, or ether futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in ether directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of ether are formed and represent a significant proportion of the demand for ether, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding ether, could negatively affect the Index, the Fund’s ether holdings, the price of the Shares, the net asset value of the Fund and the NAV.

Additionally, the Fund and the Sponsor face competition with respect to the creation of competing exchange-traded ether products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded ether products, many or all of such products, including the Fund, could fail to acquire substantial assets, initially or at all. The Fund’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Fund will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Fund. If the Fund fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Fund and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Fund to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Fund may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund’s failure to reflect the performance of the price of ether.

Risk Factors Related to the Fund and the Shares

The Fund may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Fund.

A public health emergency, such as the COVID-19 pandemic, could adversely affect the economics of many nations and could have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices, including ether decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the COVID-19 outbreak.

Future public health emergencies could result in an increase of the costs of the Fund and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the net asset value of the Fund, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Fund’s service providers, including the Sponsor, the Administrator and the Custodians, rely, and could otherwise disrupt the ability of employees of the Fund’s service providers to perform essential tasks on behalf of the Fund. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of ether and the price of the Shares.

The Fund will rely on the information and technology systems of the Custodians, the Sponsor, the Authorized Participants, the listing exchange, and the Fund’s other service providers and counterparties, each of which could be directly or indirectly adversely affected by information systems interruptions, cybersecurity incidents or other disruptions, which in turn could have a material adverse effect on the Fund.

The Fund and its service providers are susceptible to operational, information security and related cybersecurity risks both directly and through their own service providers. Cyber incidents can result from deliberate attacks or unintentional events. They include, but are not limited to, gaining unauthorized access to systems, corrupting or destroying data, and causing operational disruption. Geopolitical tensions may increase the scale and sophistication of deliberate attacks, particularly those from nation-states or from entities with nation-state backing.

Cybersecurity incidents may cause disruptions and impact business operations. They may result in any of the following: financial losses (including loss or theft of Fund assets), interference with the Fund’s ability to calculate its NAV, disclosure of confidential information, impediments to trading, submission of erroneous trades or erroneous creation or redemption orders, the inability of the Fund or its service providers to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and other legal and compliance costs. In addition, cyber incidents may render records of Fund assets and transactions, Shareholder ownership of the Shares, and other data integral to the functioning of the Fund inaccessible, inaccurate or incomplete. The Fund may incur substantial costs in order to resolve or prevent cyber incidents.

The Sponsor is responsible for the oversight and overall management of the Fund. The Sponsor relies on its and its service providers’ framework for the Fund’s cybersecurity risk management and strategy. Although policies and controls have been implemented, and protective measures have been taken, to prevent and address potential data breaches, inadvertent disclosures, increasingly sophisticated cyber-attacks and cyber-related fraud, there can be no assurance that any of these measures proves fully effective. In addition, a successful cyber-attack may persist for an extended period of time before being detected, and it may take a considerable amount of time for an investigation to be completed and the severity and potential impact to be known. Furthermore, the Fund cannot control the cybersecurity plans and systems of its service providers. The Fund and its Shareholders could be negatively impacted as a result.

The amount of the Fund’s assets represented by each Share will decline over time as the Fund pays the Sponsor’s Fee and additional expenses born by the Fund, and as a result, the value of the Shares may decrease over time.

The amount of ether represented by each Share will decrease over the life of the Fund due to the sales of ether necessary to pay the Sponsor’s Fee and other Fund expenses. Without increases in the price of ether sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Although the Sponsor has agreed to assume all of the routine operational, administrative and other ordinary expenses, not all Fund expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Fund’s property will not be paid by the Sponsor. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $[____] per annum. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund.

Because the Fund does not have any income, it needs to sell ether to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of ether held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Sponsor will still need to sell ether to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of ether represented by each Share. New purchases of ether utilizing cash proceeds from new Shares issued by the Fund, do not reverse this trend.

A decrease in the amount of ether represented by each Share results in a decrease in its price even if the price of ether has not changed. To retain the Share’s original price, the price of ether has to increase. Without that increase, the lesser amount of ether represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of ether represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Fund expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Fund, will force the Sponsor to sell larger amounts of ether, and will result in a more rapid decrease of the amount of ether represented by each Share and a corresponding decrease in its value.

The Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether. The Fund is not actively managed and will be affected by a general decline in the price of ether.

The Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether. The Sponsor does not actively manage the ether held by the Fund. This means that the Sponsor does not speculatively sell ether at times when its price is high, or speculatively acquire ether at low prices in the expectation of future price increases. It also means the Fund will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Any losses sustained by the Fund will adversely affect the value of your Shares.

An investment in the Shares deviates from a direct investment in ether.

The market value of the Shares may not have a direct relationship with the prevailing price of ether, and changes in the prevailing price of ether similarly will not necessarily result in a comparable change in the market value of the Shares. The performance of the Fund will not reflect the specific return an investor would realize if the investor actually held or purchased ether directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and index tracking risk. Investors will also forgo certain rights conferred by owning ether directly, such as the right to claim airdrops, or to participate in Staking Activities.

The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ether and the digital asset platforms included in the Index that may have an adverse effect on the value of the Shares. These factors include the following factors:

•

unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and redemption of the Shares in exchange for cash, offering of the Shares and storage of ether have been developed specifically for this product;

•

the Fund could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•

the Fund could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Fund’s account with the Ether Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets;

•

service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Fund, or decide to terminate their relationships with the Fund, for a variety of reasons, which could affect the Fund’s ability to operate; or

•

if the Ethereum network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Fund due to concerns that the introduction of privacy enhancing features to the Ethereum network may increase the potential for ether to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Fund’s assets.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

In the event that one or more Authorized Participants withdraw from or cease participation in creation and redemption activity for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.

There may be situations where an Authorized Participant is unable to redeem a Creation Unit of Shares. To the extent the value of ether decreases, these delays may result in a decrease in the amount the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.

Although Shares surrendered by Authorized Participants in Creation Unit-size aggregations are redeemable in exchange for the cash proceeds from selling the underlying amount of ether, redemptions may be suspended during any period in which regular trading on the Exchange is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Ether Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Ethereum network, hacking, cybersecurity breach, or power, Internet, or Ethereum network outage, or similar event). If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of ether decreases before such Authorized Participant is able again to surrender for redemption Creation Units, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

The Fund is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Fund is an “emerging growth company” as defined in the JOBS Act. For as long as the Fund continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

•	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in the Fund’s periodic reports and audited financial statements in this Prospectus;

•	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

•

exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Fund could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Fund will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. However, the Fund has chosen to opt out of this extended transition period for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Fund cannot predict if investors will find an investment in the Fund less attractive if it relies on these exemptions.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although Shares are listed for trading on the Exchange, you should not assume that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).

The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Fund.

The Fund is currently only able to accept cash purchase orders and redemption orders, which means that an Authorized Participant will deliver only cash to create Shares and will receive only cash when redeeming Shares and the Fund will choose, in its sole discretion, to enter into a transaction with an Ether Trading Counterparty or the Prime Execution Agent to buy or sell ether in exchange for cash. However, and in common with other spot ether exchange-traded products, the Fund is not at this time able to create and redeem Shares via in-kind transactions with Authorized Participants in exchange for ether.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. There has yet to be definitive regulatory guidance on whether and how registered broker-dealers can comply with these rules with regard to transacting in or holding spot ether. Until further regulatory clarity emerges regarding whether registered broker-dealers can hold and deal in ether under such rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for ether may be unable to demonstrate compliance with such requirements. While compliance with these requirements would be the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. As a result, the SEC is unlikely to permit an exchange to adopt listing rules for a product if it is not clear that the exchange’s members would be able to comply with applicable rules when transacting in the product as designed. To the extent further regulatory clarity emerges, the Exchange may seek In-Kind Regulatory Approval, to amend its listing rules to permit the Fund to create and redeem Shares through in-kind creations and redemptions, in which Authorized Participants or their designees would deposit ether directly with the Fund or receive ether directly from the Fund. However, there can be no assurance as to when such regulatory clarity will emerge, or when the Exchange will seek or obtain this approval, if at all.

To the knowledge of the Sponsor, exchange-traded products for all spot-market commodities other than digital assets, such as gold and silver, employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a relatively novel product, and could be impacted by any resulting operational inefficiencies.

In particular, the Fund’s inability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial. See “-The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV.” Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders, the unavailability of Ether Trading Counterparties or the Prime Execution Agent’s services, or otherwise, it will not be possible for Authorized Participants to redeem or create Shares, in which case the arbitrage mechanism would be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Fund’s inability to facilitate in-kind creations and redemptions, and resulting reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences.

Even if In-Kind Regulatory Approval were obtained, there can be no assurance that in-kind creations or redemptions of the Shares will be available in the future, or that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Fund and the value of the Shares.

If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of ether to and by the Ether Custodian and Prime Execution Agent) encounter any unanticipated difficulties due to, for example, the price volatility of ether, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent, Ether Custodian, Authorized Participants or Ether Trading Counterparties, the inability to perform in-kind creations and redemptions, the closing of ether trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the Ethereum network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Creation Units (in the case of Authorized Participants) to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether or to engage in ether transactions (in the case of Ether Trading Counterparties or transactions facilitated by the Prime Execution Agent) may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, as further described in “The Trust, The Fund and The Shares-Description of the Shares and the Sponsor Agreement” the Sponsor may, and upon the direction of the Sponsor shall, suspend the process of creation and redemption of Creation Units. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Ethereum network, the processing of transactions on the Ethereum network may be disrupted, which in turn may prevent Ether Trading Counterparties (as defined in “Creation and Redemption-Issuance of Creation Units”) from depositing or withdrawing ether from their accounts at the Prime Execution Agent, or prevent the Prime Execution Agent from facilitating ether transactions through its Coinbase Prime service, which in turn could affect the creation or redemption of Creation Units. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of ether and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for ether should become relatively illiquid and thereby materially restrict opportunities for arbitraging, the price of Shares may diverge from the value of ether.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trade Credits, which the Fund would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Fund, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether, to elect to not participate in the Fund’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of ether, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying ether held by the Fund or sell Shares at a price lower than the value of the underlying ether held by the Fund, causing Shareholders to suffer losses. Alternatively, Authorized Participants could refrain from participating in creating and redeeming Creation Units, and if not replaced, could disrupt the Fund’s ability to operate. Similarly, if Ether Trading Counterparties or the parties to transactions with the Fund through the Prime Execution Agent’s Coinbase Prime service refrain from transacting with the Fund, and if not replaced, it could disrupt the Fund’s ability to operate. Initially, the Fund expects to conduct ether purchase and sale transactions solely through the Prime Execution Agent’s Coinbase Prime service, with Ether Trading Counterparties expected to be added in the future. The reliance on the Prime Execution Agent’s Coinbase Prime service initially creates a risk that if the Prime Execution Agent’s Coinbase Prime service is unavailable or disrupted for any reason, the Fund will be unable to execute ether transactions and the Fund’s creation and redemption processes will be disrupted.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights contained in the Sponsor Agreement and described under “The Trust, The Fund and The Shares-Description of the Shares and the Sponsor Agreement.”

The Sponsor may amend the Sponsor Agreement without the consent of the Shareholders.

The Sponsor may amend the Sponsor Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Sponsor Agreement amendment. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Sponsor Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA.

The 1940 Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the 1940 Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Fund is not a registered investment company under the 1940 Act, and the Sponsor believes that the Fund is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Fund will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Fund is not a commodity pool for purposes of the CEA, and that the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Fund. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the Fund.

The Sponsor and its management team have a limited track record in operating investment vehicles that specifically deal with cryptoassets such as the Fund. This limited experience poses several potential risks to the effective management and operation of the Fund. Cryptoassets, such as ether, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip them to navigate these complexities effectively.

The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Fund. The unique nature of cryptoassets makes past performance an unreliable indicator of future success in this area. The cryptoasset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to cryptoasset transactions and custody.

Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a cryptoasset-based investment vehicle like the Fund, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Fund’s operations, leading to potential losses for investors or a decrease in the Fund’s overall value.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

Security threats to the Fund’s account at the Ether Custodian could result in the halting of Fund operations and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Fund’s ether held in the Fund’s account at the Ether Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s ether and will only become more appealing as the Fund’s assets grow. To the extent that the Fund, the Sponsor or the Ether Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Fund’s ether may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Fund, including, but not limited to, offline storage, or cold storage, multiple encrypted private key “shards,” and other measures, are reasonably designed to safeguard the Fund’s ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Ether Custodian’s or Prime Execution Agent’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Fund’s Trading Balance (as defined below) at the Prime Execution Agent, are held on an omnibus, rather than segregated basis, which creates greater risk of loss. Even though ether is only moved into the Trading Balance in connection with and to the extent of purchases and sales of ether by the Fund and such ether is swept from the Fund’s Trading Balance to the Fund’s Vault Balance each trading day pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of ether that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. This could create greater risk of loss of the Fund’s ether, which could cause Shareholders to suffer losses. The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Ether Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Fund’s account at the Ether Custodian, the relevant private keys (and therefore ether) or other data or property of the Fund. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Ether Custodian to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Ether Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Fund’s account at the Ether Custodian could harm the Fund’s operations, result in partial or total loss of the Fund’s assets, resulting in a reduction in the value of the Shares. The Fund may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

Ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect the value of the Shares.

Ether transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Ethereum blockchain, an incorrect transfer or theft of ether generally will not be reversible and the Fund may not be capable of seeking compensation for any such transfer or theft. Although the Fund’s transfers of ether will regularly be made to or from the Fund’s account at the Ether Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Fund’s ether could be transferred from the Fund’s account at the Ether Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset platform Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Fund is unable to seek a corrective transaction with such third-party or is incapable of identifying the third-party which has received the Fund’s ether through error or theft, the Fund will be unable to revert or otherwise recover incorrectly transferred ether. The Fund will also be unable to convert or recover its ether transferred to uncontrolled accounts. To the extent that the Fund is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

If the Custodian Agreement, Prime Execution Agent Agreement, an Authorized Participant Agreement or Ether Trading Counterparty Agreement is terminated or the Ether Custodian, Prime Execution Agent, an Authorized Participant or a Ether Trading Counterparty fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, execution agent, authorized participant or ether trading counterparty, which could pose a challenge to the safekeeping of the Fund’s ether, the Fund’s ability to create and redeem Shares and the Fund’s ability to continue to operate may be adversely affected.

The Fund is dependent on the Ether Custodian, which is Coinbase Custody, and the Prime Execution Agent, Coinbase Inc., to operate. Coinbase Custody performs essential functions in terms of safekeeping the Fund’s ether in the Vault Balance, and its affiliate, Coinbase Inc., in its capacity as Prime Execution Agent, facilitates the buying and selling of ether by the Fund in connection with cash creations and redemptions, the selling of ether to pay the Sponsor’s Fee, any other Fund expenses, to the extent applicable, and in extraordinary circumstances, to liquidate the Fund’s ether. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Fund, the Fund may be unable to operate or create or redeem Creation Units, which could force the Fund to liquidate or adversely affect the price of the Shares.

On March 22, 2023, the Prime Execution Agent and its parent, Coinbase Global, Inc. (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. The SEC’s complaint against the Relevant Coinbase Entities does not allege that ether is a security nor does it allege that Coinbase Inc’s activities involving ether caused the alleged registration violations, and the Ether Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. Coinbase Inc., as Prime Execution Agent, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Fund could be affected. If the Prime Execution Agent were to be required or choose, as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Fund’s ability to operate or process creations or redemptions of Creation Units, which could force the Fund to liquidate or adversely affect the price of the Shares. While the Ether Custodian is not named in the complaint, if Coinbase Global, as the parent of the Ether Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Fund, or its financial condition is negatively affected, it could negatively affect the Fund’s ability to operate. Alternatively, the Sponsor could decide to replace Coinbase Custody as the Ether Custodian with custody of the Fund’s ether, pursuant to the Custodian Agreement (the “Custodian Agreement”). Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Custodian Agreement or the Amended and Restated Coinbase Prime Broker Agreement (the “Prime Execution Agent Agreement”) respectively upon providing the applicable notice to the Fund for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Custodian Agreement as (i) the Fund materially breaching any provision of the Custodian Agreement; (ii) the Fund becomes bankrupt or insolvent; or (iii) the Fund fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Fund in the form of Trade Credits). Transferring maintenance responsibilities of the Fund’s account at the Ether Custodian to another custodian will likely be complex and could subject the Fund’s ether to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets. As Prime Execution Agent, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Fund as Prime Execution Agent. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Fund’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Fund has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Fund’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Sponsor’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Fund’s order, in each case, subject to certain protections for the Fund. Also, if Coinbase Custody or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Fund, or abruptly discontinue the services they provide to the Fund for any reason, the Fund’s operations including its creation and redemption processes would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Fund’s ether or as the Fund’s prime execution agent under the same terms as the current Custodian Agreement or Prime Execution Agent Agreement or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian or Prime Execution Agent, the Sponsor may be required to terminate the Fund and liquidate the Fund’s ether. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement or Prime Execution Agent Agreement that is less favorable for the Fund or Sponsor, the value of the Shares could be adversely affected. If the Fund is unable to find a replacement prime execution agent, its operations could be adversely affected.

Similarly, if an Authorized Participant or a Ether Trading Counterparty suffers insolvency, business failure or interruption, default, failure to perform, security breach or if an Authorized Participant or a Ether Trading Counterparty chooses not to participate in the creation and redemption process of the Fund, and the Fund is unable to engage replacement Authorized Participants or Ether Trading Counterparties on commercially acceptable terms or at all, then the creation and redemption process of the Fund, the arbitrage mechanism used to keep the Shares in line with the NAV and the Fund’s operations generally could be negatively affected.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Sponsor, Administrator, Cash Custodian, Prime Execution Agent and Ether Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s ether for which no person or entity is liable.

The Fund is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Fund are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Fund nor the Sponsor insure the Fund’s ether. Coinbase Global maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Ether Custodian and the Prime Execution Agent (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Fund or to customers holding ether with the Ether Custodian or Prime Execution Agent and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. Coinbase Global’s insurance may not cover the type of losses experienced by the Fund. Alternatively, the Fund may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Fund. In addition, the digital asset insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Fund. While the Ether Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Fund cannot be assured that the Ether Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Fund’s digital assets. Furthermore, under the Custodian Agreement, the Ether Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the Ether Custodian’s aggregate liability under the Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Fund to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability, and (B) the value of the affected ether or cash giving rise to the Ether Custodian’s liability; (ii) the Ether Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Ether Custodian’s obligations to indemnify the Fund and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Ether Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Ether Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Fund to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Ether Custodian is not liable, even if the Ether Custodian has been advised of or knew or should have known of the possibility thereof. In general, the Ether Custodian is not liable under the Custodian Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ether Custodian. In the event of potential losses incurred by the Fund as a result of the Ether Custodian losing control of the Fund’s ether or failing to properly execute instructions on behalf of the Fund, the Ether Custodian’s liability with respect to the Fund will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Ether Custodian directly caused such losses. Furthermore, the insurance maintained by the Ether Custodian may be insufficient to cover its liabilities to the Fund.

Similarly, under the Prime Execution Agent Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Fund to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected ether giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Fund and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Fund’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Fund to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Execution Agent is not liable under the Prime Execution Agent Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. These and the other limitations on the Prime Execution Agent’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Execution Agent directly caused such losses. Both the Fund and the Prime Execution Agent and its affiliates (including the Ether Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the Ether Custodian (in the case of the Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Ether Custodian or Prime Execution Agent in the virtual currency industry, there is a risk that customers– assets—including the Fund’s assets—may be considered the property of the bankruptcy estate of the Prime Execution Agent (in the case of the Trading Balance) or the Ether Custodian (in the case of the Vault Balance), and customers—including the Fund—may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Custodian Agreement contains an agreement by the parties to treat the ether credited to the Fund’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Ether Custodian will serve as fiduciary and custodian on the Fund’s behalf. The Ether Custodian’s parent, Coinbase Global, has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Ether Custodian became subject to insolvency proceedings and a court were to rule that the custodied ether were part of the Ether Custodian’s general estate and not the property of the Fund, then the Fund would be treated as a general unsecured creditor in the Ether Custodian’s insolvency proceedings and the Fund could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Ether Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Ether Custodian, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares.

With respect to the Prime Execution Agent Agreement, there is a risk that the Trading Balance, in which the Fund’s ether and cash is held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “-Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agent Agreement contains an Article 8 opt-in clause with respect to the Fund’s assets held in the Trading Balance. The Prime Execution Agent is not required to hold any of the ether or cash in the Fund’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agent Agreement provides that the Fund does not have an identifiable claim to any particular ether (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Fund’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Fund could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Fund and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares. There are no policies that would limit the amount of ether that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent.

Under the Sponsor Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of ether by the Ether Custodian or Prime Execution Agent, absent willful misconduct, gross negligence, reckless disregard or bad faith on the part of the Sponsor or breach by the Sponsor of the Sponsor Agreement, as the case may be. As a result, the recourse of the Fund or the Shareholders to the Sponsor, including in the event of a loss of ether by the Ether Custodian or Prime Execution Agent, is limited.

The Shareholders’ recourse against the Sponsor, and the Fund’s other service providers for the services they provide to the Fund, including, without limitation, those relating to the holding of ether or the provision of instructions relating to the movement of ether, is limited. For the avoidance of doubt, neither the Sponsor nor any of its affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Fund, or the obligations or liabilities of any service provider to the Fund, including, without limitation, the Ether Custodian and Prime Execution Agent. The Prime Execution Agent Agreement and Custodian Agreement provide that neither the Sponsor nor its affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Fund’s obligations, agreements, representations or warranties under the Prime Execution Agent Agreement or Custodian Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Fund’s ether that is not covered by the Ether Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Fund or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available or become exhausted, the Fund may face delays in buying or selling ether that may adversely impact Shareholders; if the Fund does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund purchases or sales of ether in connection with cash creations and redemptions and sales of ether to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, the Fund may borrow ether or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Fund to the extent such ether or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of ether related to cash creations and redemptions or the selling of ether related to paying the Sponsor’s Fee and any other Fund expenses, to the extent applicable, (2) Fund assets may be held in the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Index price used to determine the net asset value of the Fund. To the extent that the execution price for purchases and sales of ether related to creations and redemptions and sales of ether in connection with paying the Sponsor’s Fee and any other Fund expenses deviate significantly from the Index price used to determine the net asset value of the Fund, the Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market. Moreover, this risk factor relating to the unavailability or exhaustion of the Trade Credits should be interpreted as a heightened risk as a result of the Fund being required to conduct cash creations and redemptions in lieu of in-kind creations and redemptions.

The Fund generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Fund (or, if such day is not a Business Day, on the next Business Day). Pursuant to the Trade Financing Agreement, the Fund has granted a security interest, lien on, and right of set off against all of the Fund’s right, title and interest, in the Fund’s Trading Balance and Vault Balance established pursuant to the Prime Execution Agent Agreement and Custodian Agreement, in order to secure the repayment by the Fund of the Trade Credits and financing fees to the Trade Credit Lender. Upon a Termination for Cause, as defined in the Prime Execution Agent Agreement, which includes a failure by the Fund to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Fund in the form of Trade Credits, the Ether Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Fund’s Vault Balance and Trading Balance respectively without further consent by the Fund. If the Fund fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Fund’s assets and liquidate them to repay the Trade Credit debt owed by the Fund to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund.

The Prime Execution Agent facilitates the buying and selling or settlement of ether by the Fund in connection with cash creations and redemptions between the Fund and the Authorized Participants, and the sale of ether to pay the Sponsor’s Fee, any other Fund expenses, to the extent applicable, and in extraordinary circumstances, to effect the liquidation of the Fund’s ether. The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of ether. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Fund’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in money market funds in compliance with Rule 2a-7 under the 1940 Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (“Money Market Funds”). The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Fund’s Trading Balance. First any cash related to the Fund’s purchase or sale of ether will be held in an omnibus account in the Prime Execution Agent’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Fund cash held at each FBO Account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market

Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis, but does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Fund’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Fund, or cause other operational disruptions or adverse effects for the Fund. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Fund could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Fund’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Fund’s orders to sell ether in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Fund expenses), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (DFPI) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and Silicon Valley Bank will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Execution Agent has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Fund’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Fund’s or the Sponsor’s control, could impair the Fund’s ability to access the Fund’s cash held with the Prime Execution Agent in the Fund’s Trading Balance or associated with the Fund’s orders to sell ether in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Fund expenses. If the Prime Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Fund could be affected. Moreover, the future failure of a bank at which the Prime Execution Agent maintains customer cash, in the Fund’s Trading Balance associated with the Fund’s orders to sell ether in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Fund expenses, could result in losses to the Fund, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. Although the Prime Execution Agent has made certain representations to the Sponsor regarding the Prime Execution Agent’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Execution Agent maintains cash on behalf of its customers (including the Fund), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Fund may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Execution Agent at Money Market Funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Fund could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agent Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Fund.

In connection with trading services under the Prime Execution Agent Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party exchanges or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold ether with such Connected Trading Venues in order to effect customer orders, including the Fund’s orders. However, the Prime Execution Agent has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agent Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Fund. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s ether that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Fund or perform its obligations under the Prime Execution Agent Agreement, and the Fund could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer ether, including ether associated with the Fund, could result in losses to the Fund, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

The Fund may be required, or the Sponsor may deem it appropriate, to terminate and liquidate at a time that is disadvantageous to Shareholders.

The Sponsor may, in its sole discretion, dissolve the Fund for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Fund.

If the Fund is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Sponsor Agreement that it is appropriate to terminate and liquidate the Fund, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of ether at such time is lower than the Index was at the time when Shareholders purchased their Shares. In such a case, when the Fund’s ether is sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.

Shareholders have limited voting rights and restrict Shareholders’ right to bring a derivative action.

Shareholders generally have no voting rights and the Fund will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Fund. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The shareholders’ limited voting rights give almost all control under the Trust Agreement to the Sponsor. The Sponsor may take actions in the operation of the Fund that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Fund in order to assert a claim belonging to the Fund against a fiduciary of the Fund or against a third party when the Fund’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Fund’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Fund unless (a) two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (i) prior to bringing such action, the Shareholder must make a demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Fund; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Fund for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Fund will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Fund in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Fund, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Fund.

The non-exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Fund and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Fund.

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement. By purchasing Shares in the Fund, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Fund in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Fund, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Fund, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Fund.

The Sponsor is solely responsible for determining the value of the net asset value of the Fund and NAV, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor has the exclusive authority to determine the net asset value of the Fund and the NAV, which it has delegated to the Administrator. The Administrator determines the net asset value of the Fund and NAV as of 4:00 p.m. ET on each Business Day, as soon as practicable after that time. The Administrator’s determination is made utilizing data from the operations of the Fund and the Index, calculated at 4:00 p.m. ET, on such day. If the Sponsor determines in good faith that the Index does not reflect an accurate ether price, then the Sponsor will instruct the Administrator to employ an alternative method to determine the fair value of the Fund’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply and the Sponsor may make this determination in its sole discretion. The Administrator may calculate the Index in a manner that ultimately inaccurately reflects the price of ether. To the extent that the net asset value of the Fund, NAV, the Index, or the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Sponsor may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund. Moreover, the terms of the Sponsor Agreement do not prohibit the Sponsor from changing the Index or other valuation method used to calculate the net asset value of the Fund. Any such change in the Index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund.

To the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP, the Fund’s periodic financial statements may not utilize the Fund’s net asset value or NAV. The Fund’s periodic financial statements will be prepared in accordance with GAAP, including ASC Topic 820, and utilize an exchange-traded price from the Fund’s principal market for ether as of 11:59 p.m. ET on the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements. To the extent that such valuation sources and policies used to prepare the Fund’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected and investors could suffer a substantial loss on their investment in the Fund. Moreover, the terms of the Sponsor Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value to be reported in the Fund’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund.

Extraordinary expenses resulting from unanticipated events may become payable by the Fund, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed ordinary course operational and periodic expenses of the Fund, with the exception of those described in “Net Asset Value, Valuation of Ether and Fund Fees and Expenses.” Expenses incurred by the Fund but not assumed by the Sponsor, such as, among others, taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders; or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Fund. The Sponsor will cause the Fund to either (i) sell ether held by the Fund or (ii) deliver ether in-kind to the Sponsor to pay Fund expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Fund may be required to sell or otherwise dispose of ether at a time when the trading prices for those assets are depressed. The sale or other disposition of assets of the Fund in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

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The Fund is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the prices of ether. Consequently, if the Fund incurs expenses in U.S. dollars, the Fund’s ethers may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.

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Because the Fund does not generate any income, every time that the Fund pays expenses, it will deliver ether to the Sponsor or sell ether. Any sales of the Fund’s assets in connection with the payment of expenses will decrease the amount of the Fund’s assets represented by each Share each time its assets are sold or transferred to the Sponsor.

The Fund’s delivery or sale of ether to pay expenses or other operations of the Fund could result in Shareholders incurring tax liability without an associated distribution from the Fund.

Assuming that the Fund is treated as a grantor Fund for U.S. federal income tax purposes, each delivery of ether by the Fund to pay the Sponsor’s Fee or other expenses and each sale of ether by the Fund to pay Fund expenses not assumed by the Sponsor will be a taxable event to beneficial owners of Shares. Thus, the Fund’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Fund. Any such tax liability could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Fund is required to indemnify the Sponsor, the Administrator, the Ether Custodian or the Cash Custodian under the Fund Documents.

Under the Sponsor Agreement and the Fund agreements with its service providers (“Fund Documents”) each of the Sponsor, the Administrator and the Custodians has a right to be indemnified by the Fund for certain liabilities or expenses that it incurs without, depending on the applicable Fund Document, gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, the Administrator, or the Custodians may require that the assets of the Fund be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ether holdings of the Fund and the value of the Shares.

Intellectual property rights claims may adversely affect the Fund and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Fund from operating and holding ether. However, third parties may assert intellectual property rights claims relating to the operation of the Fund and the mechanics instituted for the investment in, holding of and transfer of ethe. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Fund through the sale or transfer of its ether. Additionally, a meritorious intellectual property rights claim could prevent the Fund from operating and force the Sponsor to terminate the Fund and liquidate its ether. As a result, an intellectual property rights claim against the Fund could adversely affect the value of the Shares.

Risk Factors Related to the Regulation of the Fund and the Shares

Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of ether or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of ether, validator activity, digital wallets, the provision of services related to trading and custodying ether, the operation of the Ethereum network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including ether, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or ether in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate the 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset platforms, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including ether and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and DeFi platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. Moreover, President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and ether held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset platform, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling ether and therefore may adversely affect the price of ether and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses, including addresses on the Ethereum network, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether ether that has been associated with such addresses in the past can be easily sold. This “tainted” ether may trade at a substantial discount to untainted ether. Reduced fungibility in the ether markets may reduce the liquidity of ether and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of ether and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Ethereum network was to adopt any of these privacy-enhancing features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the Ethereum network. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Ethereum network were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions—such as many virtual currency exchanges, or the Fund’s service providers, such as the Prime Broker or Cash Custodian—to reduce support for or cease offering services for ether or to the Fund, which could impair the utility of ether, the value of the Shares and the Fund’s ability to operate in compliance with new laws and regulations.

A determination that ether or any other digital asset is a “security” may adversely affect the value of ether and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Although public, though non-binding, statements made in the past by senior officials at the SEC and endorsed by its previous Chairman in a letter to a member of Congress appeared to indicate that the SEC did not consider ether to be a security at that time, a 2023 federal court decision ruled that the SEC has not to date issued a definitive statement of its position on whether ether is a security for purposes of federal law. HODL Law, PLLC v. Securities and Exchange Commission, Case No. 22-cv-1832-L-JLB, 2023 WL 4852322 (Jul. 28, 2023), at *6. The SEC staff has reportedly provided informal assurances in the past to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. The CFTC has for years considered ether to be a commodity subject to its regulatory jurisdiction, and ether futures have been listed for years on CFTC-regulated exchanges while cleared ether swaps have been listed for trading on CFTC-regulated swap execution facilities not registered with the SEC without being deemed “mixed swaps” subject to joint CFTC and SEC jurisdiction to the Sponsor’s knowledge.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the 1940 Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

As part of determining whether ether is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws, and other materials relevant to the status of ether as a security (or not). Finally, the Sponsor discusses the security status of ether with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in making a good faith determination that it believes ether is not presently a security under federal law in light of the uncertainties inherent in the Howey and Reves tests. In light of these uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that ether may currently be a security, based on the facts as they exist today, or may in the future be found by the SEC or a federal court to be a security under the federal securities laws notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances and made in good faith, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may dissolve the Fund if the Sponsor determines ether is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, and because the SEC has not taken a definitive position, for so long as the Sponsor believes there to be good faith grounds to conclude that the Fund’s ether is not a security, the Sponsor does not intend to dissolve the Fund on the basis that ether could at some future point be determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that ether is a security, or a court decision to that effect would be expected to have an immediate material adverse impact on the trading value of ether, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. The New York Attorney General alleged in a lawsuit filed in March 2023 that ether was a security under New York and federal securities law and that a cryptocurrency platform that deals in ether, unlawfully failed to register as a securities dealer under New York state law. However, the New York Attorney General alleged in the alternative in the same case that ether was a commodity under both New York state and federal law.

If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. For example, in 2020 the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $140 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. The SEC’s action against XRP’s issuer underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security.

In addition, if ether is determined to be a security, the Fund could be considered an unregistered “investment company” under SEC rules, which could necessitate the Fund’s liquidation. In this case, the Fund and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Fund under the 1940 Act at such time or take such other actions as may be necessary to ensure the Fund’s activities comply with applicable law, which could force the Sponsor to liquidate the Fund.

Moreover, whether or not the Sponsor or the Fund were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Fund, in order, if possible, to liquidate the Fund’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. The sponsor of the Grayscale XRP Trust subsequently dissolved this trust and liquidated its assets. If the SEC or a federal court were to determine that ether is a security, it is likely that the value of the Shares would decline significantly, and that the Fund itself may be terminated and, if practical, its assets liquidated.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of ether and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the digital asset platform market in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Ethereum network), the digital asset markets (including the ether market), and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict manufacturers’ ability to produce or sell semiconductors or hard drives in connection with ether validating, it would have a material adverse effect on digital asset networks (including the Ethereum network), the digital asset market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the

European Union approved the text of Markets in Crypto-Assets (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA passed the European Parliament in 2023 and will apply from 2024. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of ether. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Fund or ether is impossible to predict, and such change could be substantial and adverse to the Fund and the value of the Shares.

If regulators subject the Fund or the Sponsor to regulation as a money services business or money transmitter, this could result in extraordinary expenses to the Fund or the Sponsor and also result in decreased liquidity for the Shares.

To the extent that the activities of the Fund or the Sponsor cause it to be deemed an MSB under the regulations promulgated by FinCEN, the Fund, or the Sponsor may be required to comply with FinCEN regulations, make certain reports to FinCEN and maintain certain records. Similarly, the activities of the Fund or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under the New York State Department of Financial Services’ BitLicense regulation.

Such additional regulatory obligations may cause the Fund or the Sponsor to incur extraordinary expenses. If the Fund or the Sponsor decided to seek the required licenses, there is no guarantee that they will timely receive them. The Sponsor may decide to discontinue and wind up the Fund. A dissolution of the Fund in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Additionally, to the extent the Fund or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Fund or the Sponsor, and have a material adverse effect on the price of the Shares.

The anonymity provided by ether could gives rise to an increased risk of manipulation, fraud and illicit financing.

Although transaction details of peer-to-peer transactions are recorded on the Ethereum blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Ethereum network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset mixing application consisting of a website, user interface and smart contracts designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking under authorities in Section 311 of the USA PATRIOT Act that would impose requirements on financial institutions that engage in CVC transactions that involve CVC mixing within or involving a jurisdiction outside the United States. FinCEN’s rulemaking states that CVC mixing transactions can play a central role in facilitating the laundering of CVC derived from a variety of illicit activity, and are frequently used by criminals and state actors to facilitate a range of illicit activity, including, but not limited to, money laundering, sanctions evasion and weapons of mass destruction proliferation. Given that the Ethereum network is global and anyone can validate transactions or program dApps or smart contracts that will operate and record transactions on the Ethereum Blockchain, and the fact that their operators, creators or programmers sometimes remain anonymous, it is not inconceivable that bad actors, such as those subject to sanctions, could seek to do so.

The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, or a digital asset, or prominent dApp or smart contract or network participant, such as validators or users, were associated with bad actors or illicit activity, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned or similar occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Fund, or the Sponsor were to transact with a sanctioned entity, the Fund, or the Sponsor would be at risk of potential criminal or civil lawsuits or liability.

The Fund takes measures with the objective of reducing illicit financing risks in connection with the Fund’s activities. However, illicit financing risks are present in the digital asset markets, including markets for ether. There can be no assurance that the measures employed by the Fund will prove successful in reducing illicit financing risks, and the Fund is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Fund, or the Sponsor or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Fund’s ability to operate or cause losses in value of the Shares.

The Fund and affiliates of the Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Fund will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and or a thorough KYC process, such as the Authorized Participants, Ether Trading Counterparties, Prime Execution Agent and Ether Custodian. The Prime Execution Agent and Ether Custodian must undergo counterparty due diligence by the Sponsor. Each Authorized Participant and Ether Trading Counterparty must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. Each Ether Trading Counterparty who deposits ether as part of a purchase made by the Fund in connection with a cash creation or receives ether from the Fund as part of a sale made by the Fund in connection with a cash redemption must establish an account—and transfer or receive such ether through such account—at the Prime Execution Agent. When trading through the Prime Execution Agent acting in an agency capacity with third parties through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement, the ether delivered to the Fund is delivered through execution with the Prime Execution Agent. As a result, the Sponsor and the Fund have instituted procedures reasonably designed to ensure that a situation would not arise where the Fund would engage in transactions with a counterparty whose identity the Sponsor and the Fund did not know.

Furthermore, Authorized Participants, as broker-dealers, and the Prime Execution Agent and Ether Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended, and U.S. economic sanctions laws. The Fund will only accept creation and redemption requests from Authorized Participants and trade with Ether Trading Counterparties who have represented to the Fund that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. In addition, with respect to all ether delivered by the Ether Trading Counterparties, such Ether Trading Counterparties must represent to the Fund that they will form a reasonable belief (i) as to the identities of, and conduct necessary diligence with respect to, any counterparties from whom such party obtains ether being transferred and (ii) that such ether being transferred by such party to the Fund were not derived from, or associated with, unlawful or criminal activity. The Fund will not hold any ether except those that have been delivered by Ether Trading Counterparties or by execution through the Prime Execution Agent, in connection with Authorized Participant creation requests. Moreover, the Prime Execution Agent has represented to the Fund that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts opened at the Prime Execution Agent, including any opened by the Fund’s counterparties for purposes of facilitating ether deposits to and withdrawals from, the Fund’s Trading Balance, as required by law.

The Prime Execution Agent and Ether Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Fund do not transact with a sanctioned party. Notably, every Ether Trading Counterparty must establish an account at the Prime Execution Agent through which the Ether Trading Counterparty transfers ether to the Fund during a purchase order or receives ether from the Fund in connection with a redemption order. The Prime Execution Agent performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Prime Execution Agent’s blockchain analytics screening program, any ether that is delivered to the Fund’s account will undergo screening designed to assess whether the origins of that ether are illicit.

The Prime Execution Agent Agreement provides, among others, that if the Prime Execution Agent conducts blockchain analytics screening on a ether transaction deposited by an Authorized Participant and such screening results in the ether transaction being suspected or determined to be in violation of certain applicable sanctions laws, the Prime Execution Agent and its affiliates, including the Ether Custodian, will (a) block or reject the deposit of such ether into a customer account of the Fund’s counterparties, where required by applicable sanctions laws, and (b) agree to promptly inform the Fund if any fund movement between a customer account of the Fund’s counterparties at the Prime Execution Agent and the Fund’s account(s) involves such ether, so long as permitted by applicable law. However, there is no guarantee that such procedures will always prove to be effective or that the Prime Execution Agent and its affiliates will always perform their obligations. Such screening may also result in the ether identified by such screening being blocked or frozen by the Prime Execution Agent, and thus made unavailable to the Fund. Moreover, the Prime Execution Agent Agreement and Custodian Agreement require the Fund to attest that it has performed its own due diligence on the Authorized Participants it has contracted with to source ether from and has confirmed that the Authorized Participants and Ether Trading Counterparties, as applicable, have implemented policies, procedures and controls designed to comply with applicable anti-money laundering and applicable sanctions laws. Although the Fund arranges for such diligence to be performed, including by the Fund’s service providers, including the Sponsor or its affiliates, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. Ether Trading Counterparties represent to the Fund that they conduct due diligence on their own counterparties from whom they source the ether they deposit with the Fund in Creation Units, and that they have formed a reasonable belief that such ether being transferred by the Ether Trading Counterparty to the Fund were not derived from, or associated with, unlawful or criminal activity. However, there is the risk that Ether Trading Counterparties may not conduct sufficient due diligence processes on the sources of their ether or that their representations to the Fund may turn out to be inaccurate, which could cause the Fund to suffer a loss. If the Authorized Participants or Ether Trading Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Fund’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Fund, the Sponsor, or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Execution Agent and its affiliates, including the Ether Custodian, under the Prime Execution Agent Agreement and Custodian Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Fund’s ability to operate.

Regulatory changes or interpretations could obligate the Fund or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Fund.

Current and future federal or state legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which ether is treated. In particular, ether may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. The Sponsor and the Fund cannot be certain as to how future regulatory developments will impact the treatment of ether under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Fund. If the Sponsor decides to terminate the Fund in response to the changed regulatory circumstances, the Fund may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that ether is deemed to fall within the definition of a “commodity interest” under the CEA, the Fund and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association (“NFA”) and may be subject to additional regulatory requirements with respect to the Fund, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Fund, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Fund. Any such termination could result in the liquidation of the Fund’s ether at a time that is disadvantageous to Shareholders.

To the extent that ether is deemed to fall within the definition of a security under U.S. federal securities laws, the Fund and the Sponsor may be subject to additional requirements under the 1940 Act and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act (the “Advisers Act”). Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Fund, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Fund. Any such termination could result in the liquidation of the Fund’s ether at a time that is disadvantageous to Shareholders.

The SEC has recently proposed amendments to the custody rules under Rule 406(4)-2 of the Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 406(4)-2 to cover all digital assets, including ether, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including ether. The Sponsor is studying the impact that such amendments may have on the Fund and its arrangements with the Ether Custodian and Prime Execution Agent. It is possible that such amendments, if adopted, could prevent the Ether Custodian and Prime Execution Agent from serving as service providers to the Fund, or require potentially significant modifications to existing arrangements under the Custodian Agreement and Prime Execution Agent Agreement, which could cause the Fund to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Ether Custodian and Prime Execution Agent currently play, the Fund’s operations (including in relation to creations and redemptions of Creation Units and the holding of ether) could be negatively affected, the Fund could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Fund could be affected.

Further, the proposed amendments could have a severe negative impact on the price of ether and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to ether, or causing certain holders of ether to sell their holdings.

The treatment of the Fund for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Fund is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Fund is a grantor trust, the Fund will not be subject to U.S. federal income tax. Rather, if the Fund is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Fund’s assets and a pro rata portion of the Fund’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

The Fund may take certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Virtual Currency. If the IRS were to disagree with, and successfully challenge any of these positions the Fund might not qualify as a grantor trust. In addition, the Sponsor has committed to cause the Fund to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Fund may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Fund to irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Fund to retain those assets. If the Fund were treated as owning any asset other than ethers (and/or incidental cash) as of any date on which it creates or redeems Shares, it may cease to qualify as a grantor trust for U.S. federal income tax purposes. Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and other similar occurrences. Assuming that the Fund is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Fund to continue to be treated as a grantor trust for such purposes.

If the Fund is not properly classified as a grantor trust, the Fund might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares. If the Fund were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss and (in certain circumstances) withholding taxes. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Fund were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it generally would be classified as a corporation for such purposes. If it were treated as a corporation, the Fund would be subject to entity-level U.S. federal income tax (currently at the rate of 21%), plus possible state and/or local taxes on its net taxable income, and certain distributions made by the Fund to Shareholders would be treated as taxable dividends to the extent of the Fund’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes generally would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The treatment of digital currency for U.S. federal income tax purposes is uncertain.

Assuming that the Fund is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the ether held in the Fund. Due to the new and evolving nature of digital currencies and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions”

(the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital currencies. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Fund will hold certain types of digital currency that are not within the scope of the Notice.

There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any future guidance on the treatment of digital currencies for U.S. federal income tax purposes could increase the expenses of the Fund and could have an adverse effect on the prices of digital currencies, including on the price of ether in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital currencies in general.

Future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital currency, such as ether, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital currency, including on the price of ether in digital asset platforms, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Fund to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital currencies for fiat currency), and states that have issued guidance on their tax treatment of digital currencies could update or change their tax treatment of digital currencies. It is unclear what further guidance on the treatment of digital currencies for state or local tax purposes may be issued in the future. A state or local government authority’s treatment of ether may have negative consequences, including the imposition of a greater tax burden on investors in ether or the imposition of a greater cost on the acquisition and disposition of ether generally.

The treatment of digital currencies for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of ether users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for ether in such jurisdiction.

Any future guidance on the treatment of digital currencies for state, local or non-U.S. tax purposes could increase the expenses of the Fund and could have an adverse effect on the prices of digital currencies, including on the price of ether in digital asset platforms. As a result, any such future guidance could have an adverse effect on the value of the Shares.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “Material U.S. Federal Income Tax Considerations” below) would constitute “unrelated business taxable income” (“UBTI”). Tax-exempt Shareholders should consult their tax advisers regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Shareholders could incur a tax liability without an associated distribution of the Fund.

In the normal course of business, it is possible that the Fund could incur a taxable gain in connection with the sale of ether (such as sales of ether to obtain fiat currency with which to pay the Sponsor’s Fee or Fund expenses, and including deemed sales of ether as a result of the Fund using ether to pay the Sponsor’s Fee or its expenses) that is otherwise not associated with a distribution to Shareholders. Shareholders may be subject to tax due to the grantor trust status of the Fund even though there is not a corresponding distribution from the Fund.

A hard “fork” of the ether blockchain could result in Shareholders incurring a tax liability.

If a hard fork occurs in the ether blockchain, the Fund could hold both the original ether and the alternative new ether. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Sponsor Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute ether. The Fund shall treat whichever asset the Sponsor determines is not ether as Incidental Rights or IR Virtual Currency, which it has committed to irrevocably abandon.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders (as defined under “Material U.S. Federal Income Tax Considerations” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency. The Sponsor has committed to cause the Fund to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Fund may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Fund to irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Fund to retain those assets.

The receipt of Incidental Rights or IR Virtual Currency may cause Shareholders to incur a U.S. federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund. The Sponsor and its affiliates have no fiduciary duties to the Fund and its Shareholders other than as provided in the Sponsor Agreement, which may permit them to favor their own interests to the detriment of the Fund and its Shareholders.

The Sponsor will manage the affairs of the Fund. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its Shareholders. These potential conflicts include, among others, the following:

•

the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Fund and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

•	the Fund has agreed to indemnify the Sponsor and its respective affiliates;

•	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

•

the Sponsor and its staff also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Fund;

•	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund;

•

affiliates of the Sponsor may start to have substantial direct investments in ether, stablecoins (such as USDC), or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Fund or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;

•	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Fund;

•	the Sponsor may appoint an agent to act on behalf of the Shareholders, which agent may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Sponsor Agreement.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Fund.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund and a substitute sponsor is not appointed, the Fund will terminate and liquidate its ether.

Appointment of a substitute sponsor will not guarantee the Fund’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Fund will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Fund and the Fund may terminate.

Although the Ether Custodian is a fiduciary with respect to the Fund’s assets, it could resign or be removed by the Sponsor, which may trigger early dissolution of the Fund.

The Ether Custodian has represented that it is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Fund’s ether in trust on the Fund’s behalf. However, the Ether Custodian may terminate the Custodian Agreement for cause at any time, and the Ether Custodian can terminate the Custodian Agreement for any reason upon providing the applicable notice provided under the Custodian Agreement. If the Ether Custodian resigns, is removed, or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed, the Sponsor may dissolve the Fund in accordance with the terms of the Sponsor Agreement.

Coinbase serves as the ether custodian and prime execution agent for several competing exchange-traded Ethereum products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

The Prime Execution Agent and Ether Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded cryptoasset company in the world by market capitalization and is also the largest cryptoasset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally capable providers of cryptoasset brokerage and custody services, Coinbase serves as the ether custodian and prime execution agent for several competing exchange-traded Ethereum products. Therefore, Coinbase has a critical role in supporting the U.S. spot Ethereum exchange-traded product ecosystem, and its size and market share creates the risk that Coinbase may fail to properly resource its operations to adequately support all such products that use its services that could harm the Fund, the Shareholders and the value of the Shares. If Coinbase were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

The Fund’s Authorized Participants and Ether Trading Counterparties act in similar or identical capacities for several competing exchange-traded Ethereum products which may impact the ability or willingness of one or more Authorized Participants or Ether Trading Counterparties to participate in the creation and redemption process, adversely affect the Fund’s ability to create or redeem Creation Units and adversely affect the Fund’s operations and ultimately the value of the Shares.

Many of the Fund’s Authorized Participants and Ether Trading Counterparties, now or in the future, act or may act in the same capacity for several competing exchange-traded Ethereum products. Each Authorized Participant and Ether Trading Counterparty has limited balance sheet capacity, which means that, particularly during times of heightened market trading activity or market volatility or turmoil, Authorized Participants may not be able or willing to submit creation or redemption orders, and Ether Trading Counterparties may not be able or willing to engage in ether purchases or sales, with the Fund or may do so in limited capacities. The inability or unwillingness of Authorized Participants or Ether Trading Counterparties to do so could lead to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Fund’s Authorized Participants to submit creation or redemption orders with the Fund (or do so in a limited capacity) or the inability or unwillingness of Ether Trading Counterparties to engage in ether purchases or sales, the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Fund.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel was appointed to represent investors in connection with the formation of the Fund or the establishment of the terms of the Sponsor Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders and Authorized Participants lack the right under the Custodian Agreement to assert claims directly against the Ether Custodian, which significantly limits their options for recourse.

Neither the Shareholders nor any Authorized Participant have a right under the Custodian Agreement to assert a claim against the Ether Custodian. Claims under the Custodian Agreement may only be asserted by the Sponsor on behalf of the Fund.

There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will comply with the Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Fund and Sponsor.

While the Sponsor has adopted and implemented the Policies (as defined below) and will adopt standard operating practices requiring that certain applicable personnel pre-clear personal trading activity in which ether is the referenced asset, there is no way to guarantee that every employee, officer, director, or similar person associated the Sponsor or its affiliates (as defined in “Conflicts of Interest-Sponsor”) will comply at all times with such Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Fund and Sponsor. This risk is present in traditional financial markets and is not unique to ether. If such employees or others affiliated with the Fund, Sponsor or its affiliates respectively do engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Fund, Sponsor or relevant affiliate respectively could be the target of civil or criminal fines, penalties, punishments, or other regulatory or other sanctions or lawsuits or could be the target of an investigation, whether directly or indirectly, such as on a failure to diligently supervise theory. Any of these outcomes could cause the Fund and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to ether, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Fund and may have a positive or negative effect on the value of the ether held by the Fund and, consequently, on the market value of ether.

Risk Factors Related to ERISA

Notwithstanding the commercially reasonable efforts of the Sponsor, it is possible that the underlying assets of the Fund will be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Code. If the assets of the Fund were deemed to include “plan assets,” this could result in, among other things, (i) the application of the prudence and other fiduciary standards of ERISA to investments made by the Fund and (ii) the possibility that certain transactions in which the Fund might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt “prohibited transactions” under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Fund from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Fund could, under certain circumstances, be liable for “prohibited transactions” or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Sponsor. There may be other federal, state, local, non-U.S. laws or regulations that contain one or more provisions that are similar to the foregoing provisions of ERISA and the Code that may also apply to an investment in the Fund by an employee benefit plan or arrangement not subject to Title I of ERISA or Section 4975 of the Code, such as a state or local governmental plan or a church plan that has not made an election under Section 410(d) of the Code.

OVERVIEW OF THE ETHEREUM INDUSTRY

Introduction

Ether is a digital asset that is created and transmitted through the operations of the peer-to-peer Ethereum network, which is a network of computers, known as nodes, that operates on cryptographic computer-code based logic, called a protocol. No single entity owns or operates the Ethereum network, the infrastructure of which is collectively maintained by a distributed user base, a phenomenon known as decentralization. The Ethereum network allows people to exchange tokens of value, called Ether or ether, which are recorded on a public transaction ledger known as the Ethereum blockchain. Ether can be used to pay for goods and services, including computational power on the Ethereum network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset platforms or in individual end-user-to-end-user transactions under a barter system.

The Ethereum network allows users to write and implement computer programs called smart contracts-that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network. Smart contract operations are executed on the Ethereum blockchain in exchange for payment of ether. The Ethereum network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system. The Ethereum network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ether. Rather, following the initial distribution of ether, ether is created, burned and allocated by the Ethereum network protocol through a process that is currently subject to an issuance and burn rate as further described under “-Limits on Ether Supply” below. The value of ether is determined by the supply of and demand for ether on the digital asset platforms or in private end-user-to-end-user transactions. There is no hard cap which would limit the number of outstanding ether at any one time to a predetermined maximum.

New ether are created and rewarded to the validators of a block in the Ethereum blockchain for verifying transactions. The Ethereum blockchain is effectively a decentralized database that includes all blocks that have been validated and it is updated to include new blocks as they are validated. Each ether transaction is broadcast to the Ethereum network and, when included in a block, recorded in the Ethereum blockchain. As each new block records outstanding ether transactions, and outstanding transactions are settled and validated through such recording, the Ethereum blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum network. For further details, see “-Creation of New Ether.”

Among other things, ether is used to pay for transaction fees and computational services (i.e., smart contracts) on the Ethereum network; users of the Ethereum network pay for the computational power of the machines executing the requested operations with ether. Requiring payment in ether on the Ethereum network incentivizes developers to write quality applications and increases the efficiency of the Ethereum network because wasteful code costs more. It also ensures that the Ethereum network remains economically viable by compensating people for their contributed computational resources.

An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the peer-to-peer Ethereum network. Following the switch to proof of stake consensus, discussed below, an Ethereum Client consists of two software programs, an execution-layer client (“Execution Client”) and a consensus-layer client (“Consensus Client”). Becoming a validator requires downloading additional software in addition to the Execution Client and Consensus Client.

History of Ethereum

The Ethereum network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with ether, with the goal of creating a peer-to-peer, open-source network enabling users to create dApps powered by smart contracts, which are general-purpose code that executes on the Ethereum network. By combining the Ethereum blockchain with a flexible scripting language that is designed to be capable of implementing sophisticated logic and execute a wide variety of instructions, the Ethereum network was designed to act as a programmable infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation. The formal development of the Ethereum network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss non-profit organization, was set up to oversee the protocol’s development. The Ethereum network went live on July 30, 2015. Since then, various groups, including the Ethereum Foundation as well as third parties, have developed several forms of interoperable, but distinct, forms of Ethereum Client software (for example, prominent forms of Execution Client software implementations include, as of the date of this registration statement, Besu, Erigon, Geth, Nethermind, and Reth, among others, and well-known Consensus Client software implementations include, as of the date of this registration statement, Lighthouse, Lodestar, Nimbus, Prysm, and Teku, among others, although these could change at any time and this is not a comprehensive list) which together make up the Ethereum network. Decentralized applications and smart contracts run on top of the Ethereum network. Decentralized applications may be controlled by a single user or small group. See “Risk Factors-Risk Factors Related to Digital Assets, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.”

Ether is the digital asset that powers the Ethereum network and serves as the network’s native unit of account that is used to pay transaction fees to the protocol itself and to validators. Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. For additional information on the initial distribution, see “-Creation of New Ether.” Coinciding with the network launch, it was decided that EthSuisse would be dissolved, designating the Ethereum Foundation as the sole organization dedicated to protocol development.

Smart Contracts and Development on the Ethereum network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets. Smart contracts and dApps can execute their code, through Execution Clients located on the Layer 1 Ethereum network. Alternatively, one proposed path to enabling the Ethereum network to scale—i.e., removing some computational load and thus network congestion from the Layer 1 Ethereum network—is to facilitate smart contracts and dApps executing their code on Layer 2s (as defined below) and rolling up (as defined below) their transactions back to the main Layer 1 Ethereum network through the Layer 1 network’s consensus mechanism.

Development on the Ethereum network involves building more complex tools on top of smart contracts, such as dApps; decentralized autonomous organizations; and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

Moreover, the Ethereum network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings. As of March 31, 2024, it is believed that a majority of digital assets not issued as the native token on their own blockchains were built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets.

More recently, the Ethereum network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. Over the course of 2023, between $20 billion and $30 billion worth of digital assets were locked up as collateral on DeFi platforms on the Ethereum network.

In addition, the Ethereum network and other smart contract platforms have been used for creating NFTs. Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. Instead, NFTs allow for digital ownership of assets that convey certain rights to other digital or real-world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Ethereum network. For example, an NFT may convey rights to a digital asset that exists in an online game or a dApp, and users can trade their NFT in the dApp or game, and carry them to other digital experiences, creating an entirely new free-market, internet-native economy that can be monetized in the physical world.

The DAO and Ethereum Classic

In July 2016, the Ethereum network experienced what is referred to as a permanent hard fork that resulted in two different versions of its blockchain: Ethereum and Ethereum Classic.

In April 2016, a blockchain solutions company known as Slock.it announced the launch of a decentralized autonomous organization, known as “The DAO” on the Ethereum network. The DAO was designed as a decentralized crowdfunding model, in which anyone could contribute ether tokens to The DAO in order to become a voting member and equity stakeholder in the organization. Members of The DAO could then make proposals about different projects to pursue and put them to a vote. By committing to profitable projects, members would be rewarded based on the terms of a smart contract and their proportional interest in The DAO. As of May 27, 2016, $150 million, or approximately 14% of all ether outstanding, was contributed to, and invested in, The DAO.

On June 17, 2016, an anonymous hacker exploited The DAO smart contract code to syphon approximately $60 million, or 3.6 million ether, into a segregated account. Upon the news of the attack, the price of ether declined sharply as investors liquidated their holdings and members of the Ethereum community worked to determine a solution.

In the days that followed, several attempts were made to retrieve the stolen funds and secure the Ethereum network. However, it soon became apparent that direct interference with the protocol (i.e., a hard fork) would be necessary. The argument for the hard fork was that it would create an entirely new version of the Ethereum blockchain, erasing any record of the theft, and restoring the stolen funds to their original owners. The counterargument was that it would be antithetical to the core principle of immutability of the Ethereum blockchain.

The decision over whether or not to hard fork the Ethereum blockchain was put to a vote of Ethereum community members. A majority of votes were cast in favor of a hard fork. On July 15, 2016, a hard fork specification was implemented by the Ethereum Foundation. On July 20, 2016, the Ethereum network completed the hard fork, and a new version of the blockchain, without recognition of the theft, was created.

After the hard fork, a group of participants continued to operate the original Ethereum blockchain. On July 20, 2016, the original Ethereum protocol was rebranded as Ethereum Classic, and its native token as ether classic (ETC), preserving the untampered transaction history (including The DAO theft). Following the hard fork of Ethereum, each holder of ether automatically received an equivalent number of ETC tokens.

Overview of the Ethereum network’s Operations

In order to own, transfer or use ether directly on the Ethereum network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Ethereum network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ether, a user must notify the Ethereum network of the transaction by broadcasting the transaction data to its network peers. The Ethereum network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Ethereum blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Ethereum network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum blockchain.

Summary of an Ether Transaction

A “transaction request” refers to a request to the Ethereum network made by a user, in which the requesting user (the “sender”) asks the Ethereum network to send some ether or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the Ethereum network’s state. An Ethereum Client is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A node is a computer or other device, such as a mobile phone, running an individual Ethereum Client that is connected to other computers also running their own Ethereum Clients, which collectively form the Ethereum network. Nodes can be full nodes (meaning they host a local copy of the entire Ethereum blockchain), or light nodes, which only host a local copy of a sub-portion of the full Ethereum blockchain with reduced data. Nodes may (but do not have to) be validators, which requires them to download an additional piece of software in the node’s Ethereum Client and stake a certain amount of ether, which is discussed below.

Any user can broadcast a transaction request to the Ethereum network from a node located on the network. A user can run their own node, or they can connect to a node operated by others. For the transaction request to actually result in a change to the current state of the Ethereum network, it must be validated, executed, and “committed to the network” by another node (specifically, a validator node). Execution of the transaction request by the validator results in a change to Ethereum network’s state once the block containing the transaction is broadcast to all other nodes across the Ethereum network and consensus is reached. Once a block is sufficiently confirmed by successive blocks, the change is considered final. Transactions can include, for example, sending ether from one account to another, as discussed below; publishing a new smart contract onto the Ethereum network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.

The Ethereum blockchain can be thought of as a ledger recording a history of transactions and the balances associated with individual accounts, each of which has an address on the Ethereum network. An Ethereum network account can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is “called” by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether, or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.

Accounts depend on nodes to access the peer-to-peer Ethereum network. Through the node’s Ethereum Client, a user’s Ethereum wallet and its associated Ethereum network address enable the user to connect to the Ethereum network and transfer ether to, and receive ether from, other users, and interact with smart contracts, on a peer-to-peer basis. A user with an externally owned account can either run their own node (and their own Ethereum Client) and connect that node to their Ethereum wallet, allowing them to make transactions from their Ethereum wallet on the Ethereum network, or a user’s wallet can connect to third-party nodes operated as a service (e.g., Infura) and access the Ethereum network that way. Multiple accounts can access the Ethereum network through one node.

Each Ethereum wallet is associated with a unique “public key” and “private key” pair. To receive ether in a peer-to-peer transaction, the ether recipient must provide its public key to the sender. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The sender approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the sender is transferring the ether. The recipient, however, does not make public or provide to the sender the recipient’s related private key, only its public key.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the ether contained in the associated address. Likewise, ether is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ether, a user’s Ethereum wallet must sign the transaction with the sender’s associated private key. In addition, since every computation on the Ethereum network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the sender to the Ethereum network itself (“base fee”), plus additional transaction fees the sender can elect (or not) to pay at their discretion to the validators who validate the transaction (“tip”). The resulting digitally signed transaction is sent by the user’s Ethereum wallet, via a node (whether run by the user or operated by others), to other Ethereum network nodes, who in turn broadcast it on a peer-to-peer basis to validators to allow transaction confirmation.

Ethereum network validators record and confirm transactions when they validate and add blocks of information to the Ethereum blockchain. Validators operate through nodes whose Ethereum Clients have an additional piece of software that permits the node to perform validation transactions. In a proof-of-stake consensus protocol like that used by the Ethereum network, validators compete to be randomly selected to validate transactions. A validator must stake 32 ether to become a validator, which allows them to activate a unique validator key pair (consisting of a public and private validator key). Each 32 ether that is staked results in issuance of a validator key pair, meaning that multiple validators can operate through a single validator node (including a validator node operated by a third party as a service). There are two types of validators, those who propose blocks (“proposers”) and those who participate in a committee which approves the block (“attesters”). Staking more ether (in multiples of 32) can increase the likelihood that a given validator will be randomly selected. When a validator is selected by the protocol’s algorithm to propose a block, it creates that block, which includes data relating to (i) the verification of newly submitted transaction requests submitted by senders and (ii) a reference to the prior block in the Ethereum blockchain to which the new block is being added. The proposing validator becomes aware of outstanding transaction requests through peer-to-peer data packet transmission and distribution enforced by the Ethereum protocol rules, which connects the proposer to users who want transactions recorded. If—once created—the proposing validator’s block is confirmed by a committee of randomly selected attesters, the block is broadcast to the Ethereum network and added to the Ethereum blockchain. Any smart contract code that has been called by the transaction request is also executed (provided the base fee for the Ethereum network’s computational power associated with executing the code is paid). Upon the addition of a to the Ethereum blockchain, an adjustment to the ether balance in both the sender and recipient’s Ethereum network public key will occur, completing the ether transaction. Once a transaction is confirmed on the Ethereum blockchain, it is irreversible.

As a reward for their services in adding the block to the Ethereum blockchain, both the proposing validator and the attesting validators receive newly minted ether from the Ethereum network. If the proposing validator’s block is determined to be faulty or to break protocol rules by the approving validator committee, the proposer is penalized by having their staked ether reduced. Validators can also be penalized for attesting to transactions that break protocol rules or are inconsistent with the majority of other validators, or for inactivity or missing attestations that the Ethereum network protocol assigned to them. In extreme cases, a proposing or attesting validator can be “slashed”, meaning forcibly ejected by other validators, with their staked ether continuously drained, potentially up to the loss of their entire stake. In this way, the Ethereum network attempts to reduce double-spend and other attacks by validators and incentivize validator integrity.

Some ether transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ether or the reallocation of ownership of certain ether in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital assets platform. In contrast to on-blockchain transactions, which are publicly recorded on the Ethereum blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly ether transactions in that they do not involve the transfer of transaction data on the Ethereum network and do not reflect a movement of ether between addresses recorded in the Ethereum blockchain. For these reasons, off-blockchain transactions are subject to risks, as any such transfer of ether ownership is not protected by the protocol behind the Ethereum network or recorded in, and validated through, the blockchain mechanism.

Creation of New Ether

Initial Creation of Ether

Unlike other digital assets such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. The initial 72.0 million ether were distributed as follows:

Initial Distribution: 60.0 million ether, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million.

Ethereum Foundation: 6.0 million ether, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

Ethereum Developers: 3.0 million ether, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum network.

Developer Purchase Program: 3.0 million ether, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

Following the launch of the Ethereum network, ether supply initially increased through a progressive mining process. Following the introduction of EIP-1559, described below, ether supply and issuance rate varies based on factors such as recent use of the network.

Proof-of-Work Validation Process

Prior to September 2022, Ethereum operated using a proof-of-work consensus mechanism. Under proof-of-work, in order to incentivize those who incurred the computational costs of securing the network by validating transactions, there was a reward given to the computer (under proof-of-work, validators were known as “miners”) that was able to create the latest block on the chain. Every 12 seconds, on average, a new block was added to the Ethereum blockchain with the latest transactions processed by the network, and the miner that generated this block was awarded a variable amount of ether, depending on use of the network at the time. In certain validation scenarios, ether was sometimes sent to another miner if they were also able to find a solution, but their block was not included. This is referred to as an “uncle/aunt reward.” Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) was guaranteed to be random. Prior to the Merge upgrade, described below, miners on the Ethereum network engaged in a set of prescribed complex mathematical calculations in order to add a block to the Ethereum blockchain and thereby confirm ether transactions included in that block’s data.

Proof-of-Stake Process

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade that was initially known as “Ethereum 2.0.” and eventually became known as the “Merge” to transition the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. The Merge was completed on September 15, 2022 and the Ethereum network has operated on a proof-of-stake model since such time.

Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded tokens in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” tokens to compete to be randomly selected to validate transactions and are rewarded tokens in proportion to the amount of tokens staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked tokens. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work. Every 12 seconds, approximately, a new block is added to the Ethereum blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded ether.

No Staking Activities

Neither the Fund, nor the Sponsor, nor the Ether Custodian, nor the Trust nor any other person associated with the Fund will, directly or indirectly, engage in Staking Activities.

Limits on Ether Supply

The rate at which new ether are issued and put into circulation is expected to vary. In September 2022 the Ethereum network converted from proof-of-work to a new proof-of-stake consensus mechanism. As of May 22, 2024, approximately 1,400 ether were issued per day. The issuance rate varies based on the number of validators on the network and other factors. As of May 22, 2024, approximately 1,100 ether were burned per day. The burn rate varies by day, time of measurement and other factors. In addition, the issuance of new ether could be partially or completely offset by the burn mechanism introduced by the EIP-1559 modification, under which ether are removed from supply at a rate that varies with network usage. See “-Modifications to the Ethereum Protocol.” On occasion, the ether supply has been deflationary over a 24 hour period as a result of the burn mechanism. The attributes of the new consensus algorithm are subject to change, but in sum, the new consensus algorithm and related modifications reduced total new ether issuances and could turn the ether supply deflationary over the long term. However, there can be no assurance that the overall ether supply would be deflationary as a result of the burn mechanism at any given time or in the long term, and the overall ether supply has often proven inflationary (with new issuance of ether exceeding burned ether) notwithstanding the burn mechanism and could continue to be so in the future at any given time or permanently.

As of [June 1, 2024], approximately [___] million ether were outstanding.

Modifications to the Ethereum Protocol

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, can lead to forks (referred to as “planned forks” because they take place through a formal process).

In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code called EIPs. Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository on GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of validators and users—such as dApp and smart contract developers, as well as end users of dApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network—must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. See “Risk Factors-Risk Factors Related to Digital Assets-A temporary or permanent “fork” could adversely affect an investment in the Shares.”

For example, in 2019 the Ethereum network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum network, which was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purpose of Byzantium was to increase the network’s privacy, security, and scalability and reduce the block reward for miners who created new blocks in proof-of-work consensus from 5.0 ether to 3.0 ether. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. Another network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more resistant to denial-of-service attacks, enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. The purpose of these upgrades was to prepare the Ethereum network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ether to 2.0 ether.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to include proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as miners) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others).

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues—such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand—have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Layer 1 Ethereum network by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there is uncertainty and a lack of widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and decentralized applications (“DApps”) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Ethereum network and then post the data, typically in batches, back to the Layer 1 Ethereum network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions on the Layer 2 protocol and submit a proof-of-validity for a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Ethereum network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels” which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum network (the transaction opening the state channel and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum network runs in parallel with the existing Layer 1 Ethereum network and allows smart contracts and dApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution.

Apart from solutions designed to address scalability challenges, there have been other upgrades as well. In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate the fees paid to validators. EIP 1559 resulted in the splitting of fees into two components: a base fee and tip. Ether used to pay the base fee, is as a result of EIP 1559, removed from circulation, or “burnt,” and the tip is paid to validators. EIP-1559 has reduced the total net issuance of ether fees to validators. Future updates may impact the supply of, or demand for, ether.

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, is intended to improve the economics of Layer 2 solutions by reducing transaction fees for Layer 2 solutions which group executed transactions and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called blobs, which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (18 days), unlike the previous method of storing batched data from Layer 2 solutions on the Layer 1 Ethereum network, which stored data permanently. The cost of accessing the temporary storage in blobs is expected to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2 solutions more cost-efficient and more attractive as a scaling solution. For more information, see “Risk Factors-Risk Factors Related to Digital Assets-A temporary or permanent “fork” could adversely affect an investment in the Shares.”

The Fund’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for ether and the utility of the Ethereum network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Ethereum blockchain, demand for ether could potentially be reduced. Also, projects that operate and are built within the Layer 1 Ethereum blockchain and network may increase the data flow on the Ethereum network and could either “bloat” the size of the Ethereum blockchain or slow confirmation times.

Forms of Attack Against the Ethereum network

All networked systems are vulnerable to attacks of various kinds. As with any computer network, the Ethereum network contains certain flaws. For example, the Ethereum network is currently vulnerable to a “51% attack” where, if a validator or group of validators acting in concert were to gain control of more than the relevant threshold of the staked ether, a malicious actor would be able to gain full control of the network and the ability to manipulate the Ethereum blockchain. Although referred to generically as “51% attacks”, in the post-Merge Ethereum network, there are different thresholds that could lead to different types of attack on the consensus process. For more information, see “Risk Factors-If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Ethereum blockchain in the short term, which could adversely affect the value of the Shares or the ability of the Fund to operate.” As of the date of this Prospectus, the top three largest staking pools controlled nearly 50% of the ether staked on the Ethereum network.

In addition, many digital asset networks have been subjected to denial-of-service attacks, which has led to temporary delays in block creation and in the transfer of ether. Any similar attacks on the Ethereum network that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Ethereum network. For additional information, see the “Risk Factors” section of this Prospectus.

Market Participants

Validators

In proof-of-stake consensus, validators risk or stake tokens to compete to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the penalization or, in extreme cases, slashing of a portion of the staked tokens.

Validators range from Ethereum enthusiasts to professional operations that design and build dedicated machines and data centers. On the Ethereum network, a validator must stake 32 ether in order to participate in maintaining the network. When a validator confirms a transaction, the validator receives fees, including a base fee and a discretionary tip. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, particularly tips, an incentive system known as Maximal Extractable Value (MEV). For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by increasing offered transaction fees to incentivize validators to give their submitted transaction requests priority. Certain software services, such as Flashbots, have been developed which help validators in capturing these increased fees.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions have reported limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer ether transactions through the direct sending of ether over the Ethereum network, as well as users accessing ether through digital asset platforms. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of ether as a means of payment is still developing and has not been accepted in the same manner as bitcoin due to ether’s relative nascency and because ether has a generally different purpose than bitcoin. In addition, end users of dApps and smart contracts built on the Layer 1 Ethereum network can access many types of goods and services and engage in a variety of transactions using the functionality of the relevant dApp or smart contract.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of ether. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the larger ether trading platforms by volume traded. Coinbase Custody Trust Company, LLC, the Ether Custodian for the Fund, is a digital asset custodian that provides custodial accounts that store ether for users. If the Ethereum network grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Ethereum network.

Competition

As of March 31, 2024, at least 14,000 other digital assets, as tracked by CoinGecko.com, have been developed since the inception of ether. Ether is currently the second largest digital asset by market capitalization because of the length of time ether has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using ether in transactions. While ether has enjoyed some success in its limited history, the aggregate value of outstanding ether is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. In addition, while ether was the first digital asset with a network that served as a smart contract platform, a number of newer digital assets also function as smart contracts platforms, including Solana, Avalanche and Cardano. Some industry groups are also creating private, permissioned blockchain competitors to Ethereum. For example, J.P. Morgan is developing a platform called Onyx, which is described as a blockchain-based platform designed for use by the financial services industry.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Moreover, the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings or other primary and secondary market transactions are subject to securities regulations. For example, in June 2023, the SEC brought charges against Binance and Coinbase, and in November 2023, the SEC brought charges against Kraken, alleging that they operated unregistered securities exchanges, brokerages and clearing agencies. In its complaints, the SEC asserted that several digital assets are securities under the federal securities laws. The outcomes of these proceedings, as well as ongoing and future regulatory actions, have had a material adverse effect on the digital asset industry as a whole and on the price of ether, and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Fund to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that may affect the Ethereum network, digital asset platforms, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ether economy in their jurisdictions or globally, or otherwise negatively affect the value of ether. The effect of any future regulatory change on the Fund or ether is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

Market Volatility

The price of ether has experienced periods of extreme volatility. The price of ether may change dramatically and without warning. This volatility is due to a number of factors, including the supply and demand for ether, concerns about potential manipulation of the price of ether and the safety of ether, market perceptions of the value of ether as an investment, continuing development of the regulations applicable to ether, and the changes exhibited by an early-stage technological innovation. See [“Risk Factors-The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.”]

It is believed that speculators and investors who seek to profit from trading and holding ether currently account for a significant portion of ether demand. Such speculation regarding the potential future appreciation in the price of ether may artificially inflate or deflate the price of ether. Conversely, evolving government regulation, the perception of onerous regulatory actions, concerns over the potential for fraud and manipulation of the price of ether and other factors may cause a drop in the price of ether. Developments related to the Ethereum network’s operations also contribute to the volatility in the price of ether. These factors may continue to cause the price of ether to be volatile, which may have a negative impact on the performance of the ether futures and on the performance of the Fund.

The trading of ether is fragmented across numerous trading venues. The fragmentation of the volume of ether transactions across multiple trading venues can lead to a higher volatility than would be expected if volume was concentrated in a single trading venue. Market fragmentation and volatility increases the likelihood of price differences across different trading venues.

A new competing digital asset may pose a challenge to ether’s current market dominance, resulting in a reduction in demand for ether, which could have a negative impact on the price and market for ether and, in turn, a negative impact on the value of an investment in the Fund. See “Overview of the Ethereum Industry-Competition.”

A decline in the adoption of ether could have a negative impact on the price of ether and the ether trading venues and, in turn, a negative impact on the value of an investment in the Fund. See “Risk Factors-Risk Factors Related to Digital Assets-Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of ether.”

Ether is used as a form of payment both directly and, more commonly, through an intermediary service which converts ether payments into local currency. However, the adoption of ether has been limited when compared with the increase in the price of ether as determined by the ether trading venues. This may indicate that the majority of ether’s use continues to be for investment and speculative purposes. The continued adoption of ether will require growth in its usage as a means of payment and in the Ethereum Blockchain for various applications.

A lack of expansion or a reduction in usage of ether and the Ethereum Blockchain could adversely affect the ether trading venues. This, in turn, may have a negative impact on the market the performance of the Fund. Even if growth in ether adoption continues in the near or medium-term, there is no assurance that ether usage will continue to grow over the long-term. A contraction in the use of ether may result in a lack of liquidity in the ether trading venues, increased volatility in or a reduction in the price of ether, and other negative consequences. Each of these events could adversely impact the value of an investment in the Fund.

THE TRUST, THE FUND AND THE SHARES

Overview of the Trust and the Fund

The Trust is a Delaware statutory trust organized into separate series, formed on April 10, 2024 pursuant to the DSTA. The Trust may from time to time offer to sell Shares of the Fund. Shares represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund’s investment objective is to reflect the performance of ether as measured by the Index, less the Fund’s expenses and liabilities. The Trust operates pursuant to an Amended and Restated Trust Agreement dated as of [     ], 2024. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Fund is managed by the Sponsor, ProShare Capital Management LLC. The Sponsor is a limited liability company formed in the state of Maryland on May 10, 1999.

The Sponsor believes that the Fund will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use ether by investing in the Fund’s Shares rather than purchasing, holding and trading ether directly. The latter alternative would require selecting an ether spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

The Fund is formed and operated in a manner such that the Fund is liable only for obligations attributable to the Fund and shareholders of the Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in the Fund asserted against the Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from the Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to the Fund are enforceable only against the assets of the Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Fund for the purchase of Shares or Creation Units in the Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

Neither the Trust nor the Fund is registered as an investment company under the 1940 Act, and the Sponsor believes that neither the Trust not the Fund is required to register under the 1940 Act. The Fund will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CFTC under the CEA. The Sponsor believes that the Fund is not a commodity pool for purposes of the CEA, and that the Sponsor is not subject to registration and regulation as a commodity pool operator or a commodity trading advisor in connection with the operation of the Fund. Although the Sponsor currently is registered with the CFTC as a commodity pool operator, it will not operate the Fund pursuant to such registration.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Units. The creation and redemption of Creation Units requires the delivery to the Fund or the distribution by the Fund of the amount of cash represented by the NAV of the Creation Units being created or redeemed. The total amount of cash required for the creation of Creation Units will be based on the combined net assets represented by the number of Creation Units being created or redeemed.

The Fund has no fixed termination date.

The Fund’s Investment Objective and Strategies

The Fund’s investment objective is to reflect the performance of ether as measured by the Bloomberg Ethereum Index (the “Index”), less the Fund’s expenses and liabilities.

The Index is designed to measure the performance of a single ether traded in USD and seeks to provide a proxy for the ether market. The Index price is a composite of U.S. dollar-ether trading activity reported by certain digital asset trading platforms that are evaluated based on a variety of different criteria, including the trading platforms’ oversight and governance controls, liquidity, capital controls, data transparency and data integrity. The digital asset trading platforms included in the Index are reevaluated quarterly. The Index is constructed and maintained by the Index Provider, Bloomberg Index Services Limited. More information about the Index is published under the Bloomberg ticker symbol “ETHEREUM”.

The Shares are intended to constitute a simple means of making an investment similar to an investment in ether rather than by acquiring, holding and trading ether directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in ether, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the ether owned by the Fund at such time, less the Fund’s expenses and liabilities. Although the Shares are not the exact equivalent of a direct investment in ether, they provide investors with an alternative method of achieving investment exposure to ether through the securities market, which may be more familiar to them.

An investment in Shares is:

Backed by ether held by the Ether Custodian on behalf of the Fund.

The Shares are backed by the assets of the Fund. The Ether Custodian will keep custody of all of the Fund’s ether, other than that which is maintained in the Trading Balance with the Prime Execution Agent, in the Vault Balance. The Ether Custodian will keep all of the private keys associated with the Fund’s ether in the Vault Balance. The hardware, software, systems, and procedures of the Ether Custodian may not be available or cost-effective for many investors to access directly. The Fund’s ether holdings and cash holdings from time to time may be held with the Prime Execution Agent, an affiliate of the Ether Custodian, in the Trading Balance, in connection with creations and redemptions of Creation Units, and the sale of ether to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Fund’s ether. These periodic holdings held in the Trading Balance with the Prime Execution Agent represent an omnibus claim on the Prime Execution Agent’s ether held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of clients.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling ether directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Listed.

Although there can be no assurance that an actively traded market in the Shares will develop or be maintained, the Shares will be listed and traded on the Exchange under the ticker symbol [“     .”]

Competition

The Fund and the Sponsor face competition with respect to the creation of competing exchange-traded ether products. There can be no assurance that the Fund will achieve initial market acceptance and scale due to competition.

Secondary Market Trading

Financial firms that have executed an Authorized Participant Agreement (“Authorized Participants”) will deliver only cash to create Shares and will receive only cash when redeeming Shares Financial firms Authorized Participants are the only persons that may place orders to create and redeem Creation Units. An Authorized Participant must be a financial firm that has executed an Authorized Participant Agreement. An Authorized Participant is under no obligation to create or redeem Creation Units, and an Authorized Participant is under no obligation to offer to the public Shares of any Creation Units it does create.

Authorized Participants that do offer to the public Shares from the Creation Units they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Fund at the time the Authorized Participant purchased the Creation Units, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of ether or other portfolio investments. Creation Units are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Creation Units may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Fund in exchange for Creation Units receive no fees, commissions or other forms of compensation or inducement of any kind from either the Fund or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. While the Fund seeks to reflect generally the performance of the price of ether before the payment of the Fund’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Fund’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major ether markets and the Exchange. In addition, an investor may incur costs attributable to the difference between the highest price a buyer is willing to pay to purchase shares (bid) and the lowest price a seller is willing to accept for shares (ask) when buying and selling shares in the secondary market (the “bid/ask spread”). While the Shares will trade on the Exchange until 4:00 p.m. ET, liquidity in the market for ether may be reduced, negatively affecting the trading volume; alternatively, developments in ether markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of ether trading platforms due to fraud, failures, security breaches or otherwise that occur outside of Exchange trading hours will not be reflected in trading prices of the Shares until trading on the Exchange opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, given that Creation Units can be created and redeemed in exchange for the underlying amount of ether, and that the Fund will utilize a Creation Unit of [     ] shares which would equate to $[     ] (assuming an initial NAV of $[     ] per Share compared to the average daily trading volume of ether in excess of $[  ]), the Sponsor believes that the Creation Unit size of [     ] shares will enable Authorized Participants and Ether Trading Counterparties to manage inventory and facilitate an effective arbitrage mechanism for the Fund. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

Neither the Fund nor the Trust is registered as an investment company for purposes of U.S. federal securities laws, and neither is subject to regulation by the SEC as an investment company. Consequently, the owners of Fund Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the 1940 Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Fund. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

The Fund does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Fund is not a commodity pool for purposes of the CEA. Consequently, the Sponsor is not subject to registration as commodity pool operators or commodity trading advisors with respect to the Fund. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.

Description of the Shares

Each Share represents a fractional undivided beneficial interest in the net assets of the Fund. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Fund. All Shares are transferable, fully paid and non-assessable. The assets of the Fund consist primarily of ether held by the Ether Custodian on behalf of the Fund. However, the Fund is expected to buy or sell ether in connection with cash creations or redemptions of Creation Units on an ongoing basis and sell ether at least quarterly to pay the Sponsor’s Fee and to cover expenses and liabilities not assumed by the Sponsor. Such purchases or sales result in the Fund holding cash for brief periods of time. In addition, there may be other situations where the Fund may hold cash. For example, a claim may arise against the Ether Custodian, an Authorized Participant, or any other third party, which is settled in cash. If the Fund receives cash (other than in connection with purchase orders) or any property other than cash or ether, the Sponsor Agreement provides that the Sponsor will, as soon as commercially feasible, (i) sell and/or distribute all the property (other than cash) received or otherwise dispose of the property (other than cash) in a manner that it determines is commercially reasonable, (ii) if the Fund will not distribute all of the cash (other than cash received in connection with purchase orders) received (including all cash received from the sale of other property), determine the amount of cash that will be promptly used by the Fund to pay the Sponsor’s Fee and/or expenses and liabilities not assumed by the Sponsor, and (iii) distribute any cash (other than cash received in connection with purchase orders) that will not be promptly used as described in the preceding prong (ii). If the Fund does not sell or distribute the cash (other than cash received in connection with purchase orders) or other property accordingly, the Sponsor Agreement provides that no deposits of ether or cash will be accepted (i.e., there will be no issuance of new Shares) until after the Fund has sold or distributed such cash or other property (and/or determined that any cash that will not be distributed will be promptly used by the Fund to pay the Sponsor’s Fee and/or expenses and liabilities not assumed by the Sponsor). Currently, the Fund does not accept deposits of ether. The Sponsor will distribute such cash or other assets to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. See “-Cash and Other Distributions.” The Fund issues and redeems Shares only in Creation Units of [     ] or integral multiples thereof, based on the quantity of ether attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Creation Units may be redeemed by the Fund in exchange for cash proceeds from selling the amount of ether represented by the aggregate number of Shares redeemed. These transactions will take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that the Exchange will receive the In-Kind Regulatory Approval at any point in the future. If the Exchange receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Fund will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Fund’s website.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Sponsor on behalf of the Fund. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (“DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form. See “Form of Shares, the Securities Depository and Book-Entry Form-Book-Entry Form.”

Cash and Other Distributions

If the Sponsor determines that there is more cash being held in the Fund than is needed to pay the Fund’s expenses for the next month, (or, if later, the end of the current calendar quarter) the Sponsor will distribute the extra cash to DTC.

If the Fund receives cash (other than in connection with purchase orders) the Sponsor will distribute that property to DTC by any means the Sponsor thinks is lawful, equitable and feasible. If it cannot make the distribution in that way, the Sponsor will sell the property or otherwise dispose of the property (other than cash) in a manner that it determines is commercially reasonable, and distribute the net proceeds (if any) in the same way as it does with cash (as described in the preceding paragraph). The Sponsor and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Sponsor pursuant to the Sponsor’s instruction or otherwise made by the Sponsor in good faith.

Registered holders of Shares are entitled to receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Sponsor may deduct any applicable withholding taxes and any fees and expenses of the Fund that have not been paid. The Sponsor distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.

Voting Rights

Owners of Shares do not generally have any voting rights, take no part in the management or control, and have no voice in, the Fund’s operations or business. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. Each Share entitles the holder to vote on the limited matters upon which Shareholders may vote under the Sponsor Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

Share Splits

If the Sponsor believes that the per-Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Fund to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Creation Unit.

Management of the Fund

The Fund does not have a board of directors or an audit committee. See “Principals and Key Personnel of the Trust and the Sponsor.”

Payment of Taxes

The Sponsor may deduct the amount of any taxes owed from any distributions it makes. It may also sell Fund assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Evaluation of Ether and the Fund Assets

See “Net Asset Value, Valuation of Ether and Fund Fees and Expenses.”

Amendment and Dissolution

The Trust and/or the Fund may be terminated at any time and for any reason by the Sponsor without advance notice to the Shareholders.

Each of the Trust Agreement and the Sponsor Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment or a supplement thereto, or an amended and restated Trust Agreement or Sponsor Agreement can be created. Any such restatement, amendment and/or supplement to the Trust Agreement or Sponsor Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any restatement, amendment and/or supplement so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement or Sponsor Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Creation Units and receive therefor the amount of Fund assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

If an amendment imposes or increases fees or charges, except for taxes and other governmental charges, or prejudices a substantial right of holders of Shares, it will not become effective for outstanding Shares until 30 days after the Sponsor notifies DTC of the amendment. At the time an amendment becomes effective, by continuing to hold Shares or an interest therein, investors are deemed to agree to the amendment and to be bound by the Sponsor Agreement as amended.

The Sponsor will dissolve the Fund if:

•	the Sponsor is notified that the Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•

a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Fund to shut down, or forces the Fund to liquidate its ether, or seizes, impounds or otherwise restricts access to Fund assets;

•	It has determined, in its sole discretion, that the dissolution of the Fund is advisable or desirable for any reason; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor, may, in its sole discretion, dissolve the Fund if:

•	the SEC (or its staff) or a court of competent jurisdiction determines that the Fund is an investment company under the 1940 Act;

•	the CFTC determines that the Fund is a commodity pool under the CEA;

•	FinCEN determines that the Fund or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Fund or the Sponsor is required to obtain BitLicense;

•	if any state regulator or court of competent authority determines the Sponsor or the Fund is required to obtain a money transmitter license or other state license;

•

the Index Provider ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

•	the net assets of the Fund in relation to the operating expenses of the Fund is at a level at which continued operation of the Fund is unreasonable or imprudent;

•

any ongoing event exists that either prevents the Fund from or makes impractical the Fund’s holding of ether, or prevents the Fund from converting or makes impractical the Fund’s reasonable efforts to convert ether to U.S. dollars;

•

the Fund fails to qualify for treatment, or ceases to be treated, for U.S federal income tax purposes, as a grantor trust, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Fund is advisable; or

•

any custodian (including, for the avoidance of doubt, either of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Ether Custodian or Prime Execution Agent, the final date as of which the Ether Custodian or Prime Execution Agent will cease to hold any of the Fund’s assets, to the extent different from (i).

The term of the Fund is perpetual (unless terminated earlier in certain circumstances). On and after dissolution of the Fund, the Sponsor will wind up the business and affairs of the Fund and deliver Fund property upon surrender and cancellation of Shares. The Sponsor will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Fund, the Sponsor thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Fund property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Fund’s expenses and may sell Fund property as necessary to meet those expenses. After the dissolution of the Fund, the Sponsor will sell or otherwise liquidate the Fund property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Fund and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property pursuant to the Sponsor’s instruction or otherwise made by the Sponsor in good faith. The proceeds of the liquidation of the Fund’s assets will be distributed in cash. Shareholders are not entitled to any of the Fund’s underlying ether holdings upon the dissolution of the Fund.

Upon the dissolution of the Fund, the Sponsor would conduct sales of ether for cash through the Prime Execution Agent over a reasonable wind-down period in order to limit market impact, as feasible under the circumstances. Under this process, the Sponsor would instruct the Ether Custodian to move a pre-determined amount of ether from the Vault Balance to the Trading Balance at the start of each day in which liquidations were to occur. The Sponsor would then instruct the Prime Execution Agent to execute sales of the ether for cash based on optimal achievable execution. The cash proceeds would be delivered to the Cash Custodian at the end of each day.

In the event that the dissolution of the Fund was caused by, or coincident with, the failure or bankruptcy of the Ether Custodian or Prime Execution Agent, the Sponsor would engage with the relevant bankruptcy or resolution process for the Ether Custodian or Prime Execution Agent with the goal of preserving and recovering the Fund’s ether and cash in accordance with, and to the extent permitted by, the bankruptcy or resolution process. If permitted by the relevant bankruptcy or resolution process to take control of the Fund’s property, the Sponsor would then seek to liquidate the Fund’s property (through a method or agent other than the Prime Execution Agent and in accordance with applicable law) as quickly as reasonably practicable thereafter and distribute the proceeds of the liquidation to Shareholders. Alternatively, the Sponsor may be required to assert a monetary claim in the relevant bankruptcy or resolution process. Thereafter, the Sponsor would seek to resolve and liquidate that claim as quickly as reasonably practicable in order to distribute the proceeds to Shareholders. The bankruptcy or resolution process could be lengthy and could result in the relevant court or resolution authority returning only a fraction of the Fund’s property or recovering only a fraction of the Fund’s legal claim to the Fund, for example if the Fund is deemed to be an unsecured creditor. For more information, see “Risk Factors-The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Sponsor, Administrator, Cash Custodian and Ether Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s ether for which no person or entity is liable.”

Following the liquidation of the Fund’s ether, any remaining outstanding Shares will be redeemed for cash and distributed to Shareholders in accordance with the provisions of the Sponsor Agreement. Upon the dissolution of the Fund and the winding up of the Fund by the Sponsor, the Trustee shall, upon receipt of written direction of the Sponsor, execute and cause a certificate of cancellation of the Certificate of Trust to be filed with the Secretary of State in accordance with the Delaware Statutory Trust Act (the “DSTA”). After making such filing, the Sponsor and the Trustee shall be discharged from all obligations under the Sponsor Agreement.

Limitations on Obligations and Liability

The Sponsor Agreement expressly limits the obligations and liabilities of the Sponsor. As further set out in the Sponsor Agreement, the Sponsor:

•	is obligated to take only the actions specifically set forth in the Sponsor Agreement without willful misconduct, gross negligence or bad faith;

•	is not liable if it is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Sponsor Agreement;

•	is not liable if they exercise or fail to exercise discretion permitted under the Sponsor Agreement;

•	no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Fund’s property on behalf of any holders of Shares or on behalf of any other person;

•

is not liable for any loss of ether occurring prior to the delivery of ether to the Ether Custodian or Prime Execution Agent, as applicable, or after the delivery of ether by the Ether Custodian or Prime Execution Agent, as applicable (and for the avoidance of doubt, are not liable for the loss of ether while held by the Ether Custodian or Prime Execution Agent absent willful misconduct, gross negligence, reckless disregard or bad faith by the Sponsor); and

•	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, as further set out in the Sponsor Agreement, the Sponsor and its respective affiliates:

•

are not liable for any loss suffered by the Fund that arises out of any of action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interest of the Fund and such course of conduct did not constitute willful misconduct, gross negligence or bad faith of such person;

•

are not personally liable for the return or repayment of all or any portion of the capital or profits of any person, and any such return of capital or profits made will be made solely from the assets of the Fund without any rights of contribution from any of the Sponsor or its respective affiliates; and

•

are not liable for the conduct or misconduct of any delegee selected by the Sponsor; provided, however, that in the case of the Sponsor, the foregoing only applies if the Sponsor made such selection with reasonable care.

In addition, under the Sponsor Agreement, the Sponsor and its shareholders, directors, officers, employees, affiliates and subsidiaries and agents shall be indemnified from the Fund and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Sponsor Agreement or any actions taken in accordance with the provisions of the Sponsor Agreement and incurred without their (1) willful misconduct, gross negligence or, bad faith or (2) reckless disregard of their obligations and duties under the Sponsor Agreement.

Requirements for Sponsor Actions

Before the Sponsor delivers or registers a transfer of Shares, makes a distribution on Shares, or permits withdrawal of Fund property, the Sponsor may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Fund property;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Sponsor Agreement, including presentation of transfer documents.

The Sponsor may suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Sponsor are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor may, in its sole discretion, suspend the right to surrender Shares or postpone the delivery date of ether or other Fund property generally or with respect to a particular redemption order (i) during any period in which regular trading on the Exchange is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Ether Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Ethereum network, hacking, cybersecurity breach, or power, Internet, or Ethereum network outage, or similar event). The Sponsor shall reject any purchase order or redemption order that is not in proper form. If the Fund suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Fund’s website.

Delegation by the Sponsor to the Administrator or Other Agent

The Sponsor may delegate all or some of its duties under the Sponsor Agreement to an agent, including the Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Sponsor is not required to appoint a new Administrator or other agent upon any termination of any of these delegations.

Venue Provision

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Sponsor Agreement.

Waiver of Jury Trial Provision

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Sponsor Agreement.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Sponsor Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Sponsor in order to assert a claim belonging to the Sponsor against a fiduciary of the Sponsor or against a third party when the Sponsor’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Sponsors governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the DSTA specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Sponsor Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Fund unless (a) two or more Shareholders who (i) are not “Affiliates” (as defined in the Sponsor Agreement) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (i) prior to bringing such action, the Shareholder must make a demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Fund; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Fund for the expense of any such advisors in the event that the Sponsor determines not to bring such action. This provision applies to any derivative actions brought in the name of the Sponsor other than claims under the U.S. federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, however, if the relevant provision of the Sponsor Agreement is found to violate the U.S. federal securities laws, then such provision shall not apply to any claims asserted under such U.S. federal securities laws.

CREATION AND REDEMPTION

The Fund expects to create and redeem Shares on a continuous basis but only in Creation Units of [     ] Shares. Except when aggregated in Creation Units, the Shares are not redeemable securities. These transactions will take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that the Exchange will receive the In-Kind Regulatory Approval at any point in the future. If the Exchange receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Fund will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Fund’s website.

Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Trust, can place orders to receive Creation Units in exchange for cash. Each Authorized Participant must be registered as a broker-dealer under the Exchange Act and regulated by the FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement, the related procedures attached thereto, and the Authorized Participant Procedures Handbook, and all such procedures are at the discretion of the Sponsor. The Authorized Participant Agreement, the related procedures attached thereto, and the Authorized Participant Procedures Handbook may be amended by the Sponsor at any time, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay a transaction fee of up to $[  ] for each order they place to create or redeem one or more Creation Units. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants have no obligation to the Sponsor or the Fund to effect any sale or resale of Shares. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units. Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

The Fund will engage in ether transactions for converting cash into ether (in association with purchase orders) and ether into cash (in association with redemption orders). The Fund will conduct its ether purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, a “Ether Trading Counterparty”), who are not registered broker-dealers, pursuant to written agreements between such Ether Trading Counterparties and the Fund, or choosing to trade through the Prime Execution Agent through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement. Initially, the Fund expects to conduct its ether purchase and sale transactions solely through the Prime Execution Agent through its Coinbase Prime service. Over time, the Fund also expects to conduct these transactions by trading directly with Ether Trading Counterparties. Ether Trading Counterparties may be added at any time, subject to the discretion of the Sponsor.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Fund or a third party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process.

The Fund will create Shares by receiving ether from a third party that is not the Authorized Participant and the Fund-not the Authorized Participant-is responsible for selecting the third party to deliver the ether. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Fund or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Fund. The Fund will redeem shares by delivering ether to a third party that is not the Authorized Participant and the Fund-not the Authorized Participant-is responsible for selecting the third party to receive the ether. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Fund or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Fund. The third party will be unaffiliated with the Fund and the Sponsor.

The Prime Execution Agent facilitates the purchase and sale or settlement of the Fund’s ether transactions. Ether Trading Counterparties settle trades with the Fund using their own accounts at the Prime Execution Agent when trading with the Fund.

The Trust Agreement, Sponsor Agreement, and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part. Authorized Participants who purchase Creation Units from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Issuance of Creation Units

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement, the related procedures attached thereto, and the Authorized Participant Procedures Handbook. By placing a creation order, an Authorized Participant agrees to facilitate the deposit of ether with the Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

A standard creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Creation Units. Under an ETF Services Agreement (the “ETF Services Agreement”), the Fund has retained the Transfer Agent to perform ETF Services. the Transfer Agent will receive from an Authorized Participant a standard transaction fee on each purchase order, which consists of (1) the ETF Servicing Fee and (2) the Custody Transaction Costs. The Transfer Agent is entitled to retain the ETF Servicing Fee pursuant to the ETF Services Agreement, but the Transfer Agent will reimburse any Custody Transaction Costs to the Ether Custodian according to the amounts invoiced by the Ether Custodian. The ETF Servicing Fee is a flat fee per order regardless of the number of Creation Units being purchased. The Custody Transactions Costs is a flat fee per order regardless of the number of Creation Units being purchased.

For a creation of Creation Units, the Authorized Participant will be required to submit the purchase order by an early order cutoff time (the “Creation Early Order Cutoff Time”). The Creation Early Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to trade date. The Authorized Participant must submit a purchase order through the Transfer Agent’s electronic order entry system, indicating the number of Creation Units it intends to acquire. The Transfer Agent will acknowledge the purchase order unless the Sponsor decides to refuse the deposit as described below under “-Requirements for Sponsor Actions.” The date the Transfer Agent receives that order will determine the estimated cash amount (the “Creation Unit Amount”) the Authorized Participant needs to deposit and the Creation Unit ether amount (the “Creation Unit Ether Amount”) the Fund needs to purchase from the Ether Trading Counterparty or through the Prime Execution Agent. The final cash amounts will be determined after the net asset value of the Fund is struck and the Fund’s ether transactions have settled. However, orders received by the Transfer Agent after the Creation Early Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day. Fractions of an ether smaller than 0.00000001 (known as a 10 “gwei”) are disregarded for purposes of the computation of the Creation Unit Ether Amount.

If the Sponsor accepts the purchase order, the Transfer Agent will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Sponsor and indicating the Creation Unit Amount that the Authorized Participant must deliver to the Cash Custodian or Prime Execution Agent in exchange for each Creation Unit. In the case of purchase orders submitted via the Transfer Agent’s electronic order entry system, the Authorized Participant will receive an automated email indicating the acceptance of the purchase order and the purchase order will be marked “Accepted” in the Transfer Agent’s electronic order entry system. Prior to the Sponsor’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Creation Units and will have no binding effect upon the Fund, the Sponsor, the Administrator, the Transfer Agent, the Ether Custodian or any other party.

The Creation Unit Ether Amount necessary for the creation of a Creation Unit changes from day to day. As of the date of this Prospectus, a Creation Unit requires delivery of [     ] ether. On each day that the Exchange is open for regular trading, the Administrator will adjust the cash amount constituting the Creation Unit Amount and the quantity of ether constituting the Creation Unit Ether Amount as appropriate to reflect sales of ether, any loss of ether that may occur, and accrued expenses. The computation is made by the Sponsor as promptly as practicable after 4:00 p.m. ET. See “Net Asset Value, Valuation of Ether and Fund Fees and Expenses-Net Asset Value” and “Net Asset Value, Valuation of Ether and Fund Fees and Expenses-The Index” for a description of how the Bloomberg Ethereum Index is determined, and description of how the Sponsor determines the NAV. The Transfer Agent will determine the Creation Unit Amount for a given day by multiplying the NAV by the number of Shares in each Creation Unit (40,000) and determine the Creation Unit Ether Amount for a given day by dividing the Creation Unit Amount for that day by that day’s Bloomberg Ethereum Index. The Creation Unit Amount and the Creation Unit Ether Amount so determined will be made available to all Authorized Participants and Ether Trading Counterparties, and will be made available on the Sponsor’s website for the Shares.

On the date of the Creation Early Order Cutoff Time, the Fund will choose, in its sole discretion, to enter into a transaction with an Ether Trading Counterparty or the Prime Execution Agent to buy ether in exchange for the cash proceeds from such purchase order. For settlement of a creation, the Fund delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Ether Trading Counterparty or Prime Execution Agent, as applicable, delivers the required ether pursuant to its trade with the Fund into the Fund’s Trading Balance with the Prime Execution Agent in exchange for cash. In the event the Fund has not been able to successfully execute and complete settlement of an ether transaction by the settlement date of the purchase order, the Authorized Participant will be given the option to (1) cancel the purchase order, or (2) accept that the Fund will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to a purchase order, as between the Fund and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the ether price utilized in calculating NAV on trade date and the price at which the Fund acquires the ether to the extent the price realized in buying the ether is higher than the ether price utilized in the NAV. To the extent the price realized in buying the ether is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

Whether the purchase of ether was entered into with an Ether Trading Counterparty or via the Prime Execution Agent, such party will deliver ether related to such transaction to the Fund’s Trading Balance. This transfer is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.

Because the Fund’s Trading Balance may not be funded with cash on trade date for the purchase of ether associated with the purchase order, the Fund may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Fund to purchase ether through the Prime Execution Agent on trade date, with such ether being deposited in the Fund’s Trading Balance. For settlement of a redemption, the Fund delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Fund uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender.

Upon the deposit by the Ether Trading Counterparty or the Prime Execution Agent of the corresponding amount of ether with the Fund’s Trading Balance, and the payment of the applicable ETF Servicing Fee, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Cash Custodian will deliver the appropriate number of Creation Units to the DTC account of the depositing Authorized Participant. As of the date of this Prospectus, the Authorized Participants are [     ]. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the paragraph above, when the Fund purchases ether, the deposit of ether will initially be credited to the Fund’s Trading Balance with the Prime Execution Agent before being swept to the Fund’s Vault Balance with the Ether Custodian pursuant to a regular end-of-day sweep process. Transfers of ether into the Fund’s Trading Balance are off-chain transactions and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are “on-chain” transactions represented on the Ethereum blockchain. Any costs related to transactions and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are borne by the Prime Execution Agent (and not the Fund or its Shareholders).

Because the Sponsor has assumed what are expected to be most of the Fund’s expenses, and the Sponsor’s Fee accrues daily at the same rate, in the absence of any extraordinary expenses or liabilities, the amount of ether by which the Creation Unit Ether Amount will decrease each day will be predictable. The Sponsor intends to have the Administrator make available on each Business Day an indicative Creation Unit Amount for the next Business Day. Authorized Participants may use that indicative Creation Unit Amount as guidance regarding the amount of cash that they may expect to have to deposit with the Administrator in respect of purchase orders placed by them on such next Business Day and accepted by the Sponsor. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Sponsor, the Authorized Participant will be required to deposit with the Administrator the Creation Unit Amount as determined by the Sponsor on the effective date of the purchase order.

No Shares will be issued unless and until the Prime Execution Agent has informed the Sponsor that it has allocated to the Fund’s account the corresponding amount of ether. Disruption of services at the Prime Execution Agent or Ether Custodian would have the potential to delay settlement of the ether related to Share creations.

Ether transactions that occur on the blockchain are susceptible to delays due to Ethereum network outage, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that ether transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are delayed due to congestion or other issues with the Ethereum network, such ether will not be held in cold storage in the Vault Balance until such transfers can occur.

Ether held in the Fund’s Custodian account is the property of the Fund and is not traded, leased, or loaned under any circumstances. The expense and risk of delivery and ownership of ether until such ether has been received by the Custodian on behalf of the Fund will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor may, in its sole discretion, limit or suspend the right to purchase, acceptance of purchase orders or the delivery or registration of transfers of Shares, or may postpone the purchase settlement date or refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Sponsor are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. For example, the Sponsor may limit or suspend purchases or postpone settlement for (1) any period during which the Exchange or any other exchange, marketplace or trading center deemed to affect the normal operations (e.g., valuation) of such Fund, is closed, or when trading is restricted or suspended on the Ethereum network; (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) such other period as the Sponsor determines, in its sole discretion, to be appropriate for the protection of the Fund, the shareholders of the Fund (for example, in response to, or anticipation of, a period of significant and/or rapid increases in the size of the Fund as a result of an increase in creation activity). The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	the purchase order is not in proper form;

•	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

•

circumstances outside the control of the Fund, the Sponsor, the Transfer Agent or the Custodian make it, for all practical purposes, not feasible to process Creation Units (including if the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Ether Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Ether network, hacking, cybersecurity breach, or power, Internet, or Ether network outage, or similar event).

None of the Fund, Sponsor, the Transfer Agent or the Custodian will be liable for the rejection of any purchase order.

Redemption of Creation Units

Authorized Participants, acting on authority of the registered holder of Shares, may surrender Creation Units in exchange for the corresponding Creation Unit Amount announced by the Sponsor.

A standard redemption transaction fee is imposed to offset transfer and other transaction costs that may be incurred by the Fund. As described above, under an ETF Services Agreement, the Fund has retained the Transfer Agent to perform certain ETF Services. the Transfer Agent will receive from an Authorized Participant a standard transaction fee on each redemption order, which consists of (1) the ETF Servicing Fee and (2) the Custody Transaction Costs. the Transfer Agent is entitled to retain the ETF Servicing Fee pursuant to the ETF Services Agreement, but the Transfer Agent will reimburse any Custody Transaction Costs to the Ether Custodian according to the amounts invoiced by the Ether Custodian. The ETF Servicing Fee is a flat fee per order regardless of the number of Creation Units being redeemed. The Custody Transaction Costs is a flat fee per order regardless of the number of Creation Units being redeemed.

For a redemption of Creation Units, the Authorized Participant will be required to submit a redemption order by an early order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to trade date. On the date of the Redemption Early Order Cutoff Time, the Fund may choose, in its sole discretion, to enter into a transaction with an Ether

Trading Counterparty or the Prime Execution Agent, to sell ether in exchange for cash. Also on the date of the Redemption Order Early Cutoff, the Fund instructs the Ether Custodian to prepare to move the associated ether from the Fund’s Vault Balance with the Ether Custodian to the Fund’s Trading Balance with the Prime Execution Agent. For settlement of a redemption, the Authorized Participant delivers the necessary Shares to the Fund, an Ether Trading Counterparty or the Prime Execution Agent, as applicable, delivers the cash to the Fund associated with the Fund’s sale of ether, the Sponsor delivers ether to the Ether Trading Counterparty’s account at the Prime Execution Agent or directly to the Prime Execution Agent, as applicable, and the Fund delivers cash to the Authorized Participant. In the event the Fund has not been able to successfully execute and complete settlement of an ether transaction by the settlement date, the Authorized Participant will be given the option to (1) cancel the redemption order, or (2) accept that the Fund will continue to attempt to complete the execution, which will delay the settlement date. With respect to a redemption order, between the Fund and the Authorized Participant, the Authorized Participant will be responsible for the dollar cost of the difference between the ether price utilized in calculating the NAV on trade date and the price realized in selling the ether to raise the cash needed for the cash redemption order to the extent the price realized in selling the ether is lower than the ether price utilized in the NAV. To the extent the price realized is selling the ether is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The transfers of ether from the Fund’s Trading Balance to the Ether Trading Counterparty’s account at the Prime Execution Agent or to the Prime Execution Agent is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.

The Fund’s Trading Balance with the Prime Execution Agent may not be funded with ether on trade date for the sale of ether in connection with the redemption order, when ether remains in the Fund’s Vault Balance with the Ether Custodian at the point of intended execution of a sale of ether. In those circumstances the Fund may borrow Trade Credits in the form of ether from the Trade Credit Lender, which allows the Fund to sell ether through the Prime Execution Agent on trade date, and the cash proceeds are deposited in the Fund’s Trading Balance with the Prime Execution Agent. For settlement of a redemption where Trade Credits were utilized, the Fund delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant. In the event Trade Credits were used, the Fund will use the ether moved from the Fund’s Vault Balance with the Ether Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender.

Transfers of ether from the Fund’s Vault Balance to the Fund’s Trading Balance are “on-chain” transactions represented on the Ethereum blockchain.

Ether transactions that occur on the blockchain are susceptible to delays due to Ethereum network outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that ether transfers from the Fund’s Vault Balance to the Fund’s Trading Balance are delayed due to congestion or other issues with the ether network or the Fund’s operations, redemptions in the Fund could be delayed.

Disruption of services at the Prime Execution Agent, Ether Custodian, Cash Custodian or the Authorized Participant’s banks would have the potential to delay settlement of the ether related to Share redemptions.

Upon the surrender of such Shares and the payment of the applicable ETF Servicing Fee, Custody Transaction Costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of ether for cash by the Fund, the Sponsor will instruct the delivery of cash to the Authorized Participant. The Authorized Participant is responsible for the dollar cost of the difference between the value of ether calculated by the Administrator for the applicable NAV and the price at which the Fund sells ether to raise the cash needed for the cash redemption order to the extent the price realized in selling the ether is lower than the ether price utilized in the NAV. To the extent the price realized is selling the ether is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

Shares can only be surrendered for redemption in Creation Units of [     ] Shares each.

An Authorized Participant must submit a redemption order through the Transfer Agent’s electronic order entry system indicating the number of Creation Units it intends to redeem. The date the Transfer Agent receives that order determines the Creation Unit Amount to be received in exchange. However, orders received by the Transfer Agent after the Redemption Early Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

All taxes incurred in connection with the delivery of ether to the Ether Custodian or cash to the Cash Custodian in exchange for Creation Units (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

Ether held in the Fund’s Custodian account is the property of the Fund and is not traded, leased, or loaned under any circumstances.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its sole discretion, suspend the right of redemption, or postpone the redemption settlement date. For example, the Sponsor may limit or suspend redemptions or postpone settlement for: (1) for any period during which the Exchange or any other exchange, marketplace or trading center deemed to affect the normal operations (e.g., valuation) of such Fund, is closed, or when trading is restricted or suspended on Ethereum network; (2) for any period during which delivery, disposal or evaluation of ether is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Ether Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Ethereum network, hacking, cybersecurity breach, or power, Internet, or Ethereum network outage, or similar event); or (3) for such other period as the Sponsor determines, in its sole discretion, to be necessary for the protection of the Fund, the Shareholders or otherwise in the interest of the Fund. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, the related procedures attached thereto, and the Authorized Participant Procedures Handbook may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, the related procedures attached thereto, and the Authorized Participant Procedures Handbook or the Custodian make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [_________] Shares (i.e., [____] Creation Units) or less. If the Fund suspends redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and on the Fund’s website.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Creation Units, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

SEED CAPITAL INVESTOR

[    ], served as seed capital investor to the Fund (the “Seed Capital Investor”). The Seed Capital Investor agreed to purchase $[__] in Shares on _______, 2024, and on _______, 2024 took delivery of [__] Shares at a per-Share price of $[__] (the “Seed Shares”). The $[__] the Sponsor received in consideration for the sale of the Seed Shares served as the basis of the audit described in the sections entitled [“Report of Independent Registered Public Accounting Firm” and “Statement of Financial Condition.”]

The Sponsor will not receive from the Fund or any of its affiliates any fee or other compensation in connection with the Seed Capital Investor’s purchase of the Seed Shares.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Fund issues Shares in Creation Units to Authorized Participants in exchange for deposits of cash on a continuous basis. See “Creation and Redemption.” As of the date of this Prospectus, the Authorized Participants are [     ]. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. These transactions will take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed to be a statutory underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Fund, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

After the Fund issues Shares in Creation Units to Authorized Participants, Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Fund’s assets, and market conditions at the time of a transaction. By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Units from, and put Creation Units for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem Creation Units, and an Authorized Participant is under no obligation to offer to the public Shares of any Creation Units it does create. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Fund, and may pay commissions/fees charged by their brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the Securities Act.

The offering of the Shares is a best efforts offering. The Fund does not intend to issue fractions of a Creation Unit. The Shares are traded on the Exchange under the symbol “[ ].”

Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or the Fund or a third party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of Financial Industry Regulatory Authority, Inc. (“FINRA”). Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of the FINRA Rules. The Authorized Participants do not receive from the Fund or the Sponsor any compensation in connection with an offering of the Shares.

NET ASSET VALUE, VALUATION OF ETHER AND FUND FEES AND EXPENSES

Net Asset Value

The net asset value of the Fund will be equal to the total assets of the Fund, which will consist solely of ether and cash, less total liabilities of the Fund, each determined pursuant to policies established from time to time or otherwise described herein. The methodology used to calculate the Index price to value ether in determining the net asset value of the Fund may not be deemed consistent with GAAP.

The Sponsor has the exclusive authority to determine the net asset value of the Fund, which it has delegated to the Administrator. The Administrator the responsibility to calculate the net asset value of the Fund and the NAV, based on a pricing source selected by the Sponsor. The Administrator will determine the net asset value of the Fund each Business Day. In determining the net asset value of the Fund, the Administrator values the ether held by the Fund based on the Index, unless the Sponsor in its sole discretion determines that the Index is unreliable. The Bloomberg Ethereum Index shall constitute the Index, unless the Bloomberg Ethereum Index is not available or the Sponsor in its sole discretion determines Bloomberg Ethereum Index is unreliable as the Index and therefore determines not to use the Bloomberg Ethereum Index as the Index. If the Bloomberg Ethereum Index is not available or the Sponsor determines, in its sole discretion, that the Bloomberg Ethereum Index is unreliable (together a “Fair Value Event”), the Fund’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Sponsor. Additionally, the Administrator will monitor for unusual prices, and escalate to the Sponsor if detected. If the Bloomberg Ethereum Index is not used, the Sponsor will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Fund’s website.

The Administrator calculates the NAV of the Fund once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Administrator and the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

A Fair Value Event value determination will be based upon all available factors that the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models.

Fair value policies approved by the Sponsor will seek to determine the fair value price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with Relevant Transactions. In the instance of a Fair Value Event and pursuant the fair valuation policies and procedures, the [FTSE DAR Reference Price – Ethereum] (“Secondary Index”) will be utilized as a secondary source. [The Sponsor, on behalf of the Fund, has a license agreement with the Secondary Index.] The Secondary Index is calculated daily at 4:00 p.m. ET and is compliant with both the EU and UK BMR, adhering to the IOSCO Principles for Financial Benchmarks. FTSE International Limited, a UK-incorporated entity, oversees the index as an authorized Benchmark Administrator regulated by the UK’s FCA. The Secondary Index sets the daily benchmark rate of the U.S. dollar price of ether (USD/ether). It aggregates the executed trades of vetted digital asset platforms, during an observation window between 3:00:15 p.m. and 4:00:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. Specifically, the index calculates a simple average of 240, 15 second volume-weighted average price (“VWAP”) of ether, encompassing all eligible exchanges. As of March 31, 2024, the participating ether platforms are Bitfinex, Bitflyer, Bitstamp, Gemini, itBit, Kraken, LMAX, and Luno. If a Secondary Index is not available or the Sponsor in its sole discretion determines the Secondary Index is unreliable the price set by the Fund’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value.

For financial reporting purposes only, the Sponsor has adopted a valuation policy that outlines the methodology for valuing the Fund’s assets. The policy also outlines the methodology for determining the principal market (or in the absence of a principal market, the most advantageous market) in accordance with ASC 820-10. The Sponsor will determine the Fund’s principal market (or in the absence of a principal market the most advantageous market) at least quarterly to determine whether any changes have occurred in ether markets and the Fund’s operations that would require a change in the Sponsor’s determination of the Fund’s principal market.

The Sponsor identifies and determines the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for ether consistent with the application of fair value measurement framework in FASB ASC 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The reporting entity must be available to and be accessible by the principal market. The reporting entity is the Fund.

Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will generally be based on the market with the greatest volume and level of activity that can be accessed.

ASC 820-10 determines fair value to be the price that would be received for ether in a current sale, which assumes an exit price resulting from an orderly transaction between market participants on the measurement date. ASC 820-10 requires the assumption that ether is sold in its principal market to market participants (or in the absence of a principal market, the most advantageous market). Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Fund expects to transact in an exchange market, when necessary, to buy and sell ether in association with cash creations and redemptions and to sell ether to satisfy the Fund’s operating liabilities. As such, the Fund expects to use an exchange market (as defined by ASC 820-10) as the principal market. Although Authorized Participants (and their liquidity providers) may transact in other ether markets, their market accessibility is not considered because they are not part of the reporting entity.

The Sponsor intends to engage a third-party vendor to obtain a price from the Fund’s principal market for ether. The third-party vendor is expected to follow the Fund’s valuation policies and obtain relevant reliable volume and relevant activity information to identify the principal market. The information will be reviewed in the following order:

•

First, a list of exchange markets operating in compliance with applicable laws and regulations are scoped into the principal market determination. Market accessibility and transactability are considered as part of this process.

•	Second, the remaining exchange markets are sorted from high to low based on relevant reliable volume and activity information of ether traded on these exchange markets.

•

Third, pricing fluctuations and the degree of variances in price on exchange markets are reviewed to identify any material notable variances that may impact the volume or price information of a Particular exchange market.

•

Fourth, an exchange market is selected as the principal market based on the highest relevant market-based volume, level of activity, and price stability in comparison to the other exchange markets on the list. In comparison to other markets, exchange markets have the greatest reliable volume and level of activity for ether. As a result, an exchange market will be the Fund’s principal market as opposed to a brokered market, a dealer market, and principal-to-principal market.

For purposes of the Fund’s periodic financial statements, it is expected that an exchange-traded price from the Fund’s principal market for ether as of 11:59 p.m. ET will be utilized on the Fund’s financial statement measurement date.

The website for the Fund, which will be publicly accessible at no charge, will contain the following information: (a) the prior Business Day’s NAV; (b) the prior Business Day’s Exchange official closing price; (c) calculation of the premium or discount of such Exchange official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Fund, if shorter); (e) the prospectus; and (f) other applicable quantitative information. The Administrator will also disseminate the Fund’s holdings on a daily basis on the Fund’s website. The NAV for the Fund will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the Consolidated Tape Association.

The Index

The Bloomberg Ethereum Index (the “Index”) is designed to measure the performance Ethereum traded in USD. The owner and administrator of the Index is Bloomberg Index Services Limited (the “Index Provider”). The closing Index level is calculated daily using Digital Asset Research (DAR) pricing and is published after review and quality checks. Intraday Index levels are calculated and published on the Bloomberg Terminal from 6:15 p.m. ET to 4:00 p.m. ET (22 hours).

The Index Provider administers the Index according to three guiding principles:

•	Data Integrity. Price sources are subjected to a rigorous vetting process and multiple quality control tests to avoid exchanges where market manipulation potentially occurs.

•	Representative. The Index seeks to provide a proxy for the Ethereum market.

•	Continuity. The Index is intended to be responsive to the changing nature of the market in a manner that does not completely reshape the character of the Index from year to year.

DAR takes pricing from eligible exchanges based on the DAR Exchange Vetting Methodology. This process aims to identify trustworthy exchange platforms and encourage best practices by gathering, recording, and comparing a series of quantitative and qualitative data points. DAR’s team of researchers and technical experts work closely with exchanges, regulators, and investors to collect public and non-public data points that are used to reach a reasoned determination on each of the methodology’s criterion. The Exchange Vetting Methodology is reviewed quarterly and updated as required to reflect the maturing digital asset marketplace and the needs of its participants.

The DAR Close Price is a time-weighted average price (TWAP) derived from eligible, non-outlier trades that occur within a 30-minute window prior to the specified close time. The specified close time is 4:00 p.m. ET and is calculated according to the DAR Close Price and Hourly Price Methodology. The Index is calculated in US dollars. More information about the index is published under the Bloomberg ticker symbol “ETHEREUM”.

Approved Ethereum pricing sources have, at a minimum, represented that they have documented compliance programs that include, but are not limited to, Anti-Money Laundering (AML) and Know Your Customer (KYC) policies, and have provided an organizational and/or ownership chart.

The value of ether is determined by the value that various market participants place on ether through their transactions. The most common means of determining the value of an ether is by surveying one or more ether exchanges where ether is traded publicly and transparently (e.g., Bitstamp, Coinbase, Gemini, Kraken, and itBit).

On these ether exchanges, ether is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many ether exchanges operating worldwide, representing a substantial percentage of ether buying and selling activity, and providing the most data with respect to prevailing valuations of ether. The below table reflects the average daily trading volume (in thousands of USD) of each of the ether exchanges included in the Index (“Constituent Platforms”) as of [ ], 2024 using data observed by the Index Provider:

Ether Exchanges included in the Index As of [ , 2024]	Average Daily Volume (in thousands of USD)
Bitstamp	$	[ ]
Coinbase	$	[ ]
Gemini	$	[ ]
itBit	$	[ ]
Kraken	$	[ ]

The domicile, regulation and legal compliance of the ether exchanges included in the Index varies. Information regarding each ether exchange may be found, where available, on the websites for such ether exchanges and public registers for compliance with local regulations, among other places.

From time to time, there may be intra-day price fluctuations across ether exchanges. However, they are generally relatively immaterial. For example, the variance of prices on ether exchanges with the highest transaction volumes on average is lower than 2%. These variances usually stem from small changes in the fee structures on different ether exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for ether and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an ether exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) ether exchanges that are inaccessible to the Fund because they do not meet the Fund’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements.

Impact of Fund Expenses on the Fund’s Net Asset Value

The Fund sells ether to raise the funds needed for the payment of the Sponsor’s Fee and all Fund expenses or liabilities not assumed by the Sponsor. See “The Fund’s Service Provider-The Sponsor-The Sponsor’s Fee.” The purchase price received as consideration for such sales is the Fund’s sole source of funds to cover its liabilities. The Fund does not engage in any activity designed to derive a profit from changes in the price of ether. As a result of the recurring sales of ether necessary to pay the Sponsor’s Fee and the Fund expenses or liabilities not assumed by the Sponsor, the net asset value of the Fund and, correspondingly, the fractional amount of ether represented by each Share will decrease over the life of the Fund. New purchases of ether utilizing cash proceeds for new Shares issued by the Fund do not reverse this trend.

The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of ether discussed above on the fractional amount of ether represented by each outstanding Share. It assumes that the only sales of ether will be those needed to pay the Sponsor’s Fee and that the price of ether and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Fund may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of ether represented by each Share.

Hypothetical Calculation of NAV:

Sponsor’s Fee of [ ]%
	Year 1			Year 2			Year 3
Hypothetical ether price	$	[ ]		$	[ ]		$	[ ]
Sponsor’s Fee		[ ]	%		[ ]	%		[ ]	%
Shares of Trust, beginning		[ ]			[ ]			[ ]
Ether in Trust, beginning		[ ]			[ ]			[ ]
Beginning net asset value of the Trust	$	[ ]		$	[ ]		$	[ ]
Ether to be sold to cover the Sponsor’s Fee*		[ ]			[ ]			[ ]
Ether in Trust, ending		[ ]			[ ]			[ ]
Ending net asset value of the Trust	$	[ ]		$	[ ]		$	[ ]
Ending NAV	$	[ ]		$	[ ]		$	[ ]

*

The calculation assumes that the sale of ether and the payment of the Sponsor’s Fee occur only at the end of each year even though in actuality sales occur monthly to cover the Sponsor’s Fee, which is accrued daily and payable monthly in arrears.

Fund Fees and Expenses

The Fund will pay the unitary Sponsor’s Fee of [0.__]% per annum of the Fund’s ether holdings. The Fund’s only ordinary recurring expense is expected to be the Sponsor’s Fee. The Sponsor’s Fee is paid by the Fund to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods during which all or a portion of the Sponsor’s Fee is being waived by the Sponsor in its sole discretion and from time to time, the Sponsor’s Fee will accrue daily and will be payable in U.S. dollars or in kind or any combination thereof monthly in arrears. The Administrator will calculate the Sponsor’s Fee on a daily basis by applying a [0.__]% annualized rate to the Fund’s total ether holdings, and the amount of ether payable in respect of each daily accrual shall be determined by reference to the Index. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert ether into U.S. dollars at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of ether represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling ether. The Fund cannot reinvest any cash received from such sales into ether, and must use that cash to pay the Sponsor’s Fee and/or other Fund expenses not assumed by the Sponsor, and/or distribute any excess cash to investors. The Fund is not responsible for paying any fees or costs associated with the transfer of ether to the Sponsor. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee in its sole discretion. To the extent not already disclosed in the prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor’s Fee on the Fund’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Fund’s annual or quarterly reports.

In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Fund, which include the fees of the Fund’s regular service providers (Cash Custodian, Ether Custodian, Prime Execution Agent, Transfer Agent and Administrator), Exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $[____] per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $[____] per annum. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. The Sponsor will also pay the costs of the Trust’s and the Fund’s organization and the initial sale of the Fund’s Shares.

The Fund may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the Shareholders (including, for example, in connection with any fork of the Ethereum blockchain, any Incidental Rights and any IR Virtual Currency, any indemnification of the Cash Custodian, Ether Custodian, Prime Execution Agent, Transfer Agent, Administrator or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The quantity of ether to be sold to permit payment of the Sponsor’s Fee or Fund expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Fund’s expenses and the value of ether held by the Fund. Assuming that the Fund is a grantor trust for U.S. federal income tax purposes, each delivery or sale of ether by the Fund for the payment of expenses generally will be a taxable event to Shareholders. See “Material U.S. Federal Income Tax Considerations.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Fund, the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Fund. The Fund expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

Intraday Indicative Value (“IIV”)

In order to provide updated information relating to the Fund for use by Shareholders, the Fund intends to publish an IIV using the Bloomberg Ethereum Index intraday Index level. One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Regular Market Session. The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Fund’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

All aspects of the Index Methodology are publicly available at the website of Index Provider, Bloomberg (www.Bloomberg.com). The intraday Index Level is calculated using Bloomberg BGN Ethereum price. The BGN is a pricing algorithm that produces accurate indications of bid and ask quotes that are derived from multiple approved Cryptocurrency Pricing Sources.

BGN prices are designed to track executable bid and ask input rates from a select subset of Bloomberg’s Ethereum pricing sources, which have met selection criteria such as pricing consistency, frequency, and quality. Pricing sources are anonymous to users and the sources themselves and the pricing sources change from time-to-time depending on the quality of data they provide. Each source is assigned a quality score based on numerous factors including update frequency and spike frequency. Price inputs are not limited to quotes from market making firms; rather, price inputs include quotes from any market participant whose quotes are executable on a pricing source’s market.

Bloomberg undertakes a periodic review of the appropriateness of specific data used in the calculation and validation of the BGN rates.

This review is intended, among other things to assist in ensuring the BGN rates are based on reliable and observable market data that reflect the economic reality of a given market.

The BGN construction is designed to consistently produce levels without interpolation or extrapolation of input data. In addition, as noted above, sources are anonymous to users and the sources themselves at each pricing point and the data received is ancillary to the source’s primary purpose of soliciting Ethereum transactions from the market.

Approved Ethereum pricing sources have, at a minimum, represented to Bloomberg that they have documented compliance programs that include, but are not limited to, Anti-Money Laundering (AML) and Know Your Customer (KYC) policies, and have provided Bloomberg with an organizational and/or ownership chart. Errors related to intraday levels will not be restated, as real time levels are considered indicative only. Intraday index levels are calculated from 18:15:00 ET to 16:00:00 ET on every Index Business Day.

THE FUND’S SERVICE PROVIDERS

The Trustee

Delaware Trust Company, a Delaware trust company, is the sole Trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust and the Fund in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Fund, the Sponsor or the shareholders of the Fund. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, DE 19808. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least thirty (30) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Trust, and is indemnified by the Trust, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence, bad faith or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Under federal securities laws with respect to the issuance and sale of the Shares, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Fund’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Fund, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Fund.

The Sponsor

ProShare Capital Management LLC is the Sponsor of the Trust and the Fund. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

Specifically, with respect to the Fund, the Sponsor:

•	selects the Fund’s service providers;

•	negotiates various agreements and fees;

•	arrange for the creation of the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange;

•	prepares and files periodic reports on behalf of the Fund with the SEC and provides any required certification for such reports;

•	designate the independent registered public accounting firm of the Fund and may from time to time employ legal counsel for the Fund;

•

coordinates with the Ether Custodian and Prime Execution Agent the receipt and delivery of ether purchased or sold by or otherwise transferred to, or by, the Fund and the Cash Custodian the receipt and delivery of cash transferred to or by the Fund in connection with each issuance and redemption of Creation Units;

•	assumes and pays certain marketing administrative and marketing expenses incurred by the Fund;

•	directs the Administrator to sell the Fund’s ether as needed to cover the fund’s expenses;

•	performs such other services as the Sponsor believes that the Fund may require from time to time;

•	manages the Fund’s portfolio of other assets, including cash equivalents; and

•	manages the Fund with a view toward achieving the Fund’s investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency. An investment in the Shares offered hereby is speculative and involves a high degree of risk.

The Sponsor and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The principal office of the Sponsor is located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Sponsor Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Sponsor Agreement provides that the Sponsor and its affiliates shall have no liability to the Fund or to any shareholder for any loss suffered by the Fund arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Fund has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

The Sponsor’s Fee

The Sponsor’s Fee is paid by the Fund to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement.

Except during periods during which all or a portion of the Sponsor’s Fee is being waived, the Sponsor’s Fee accrues daily and is paid monthly in arrears in [U.S. dollars or in kind or any combination thereof at an annualized rate equal to [ ]% of the net asset value of the Fund. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. See “Risk Factors-The Sponsor may amend the Sponsor Agreement without the consent of the Shareholders.”

In addition to the Sponsor’s Fee, the following expenses will be paid out of the assets of the Fund:

•	any expenses or liabilities of the Fund that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Fund or its property;

•

any expenses of any extraordinary services performed by the Sponsor on behalf of the Fund or expenses of any action taken by the Sponsor to protect the Fund or the rights and interests of holders of Shares;

•

any indemnification of Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries and agents, Cash Custodian, Ether Custodian, Prime Execution Agent, Administrator, or other agents, service providers or counterparties of the Fund as described below; and

•	extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor may in its discretion sell the Fund’s ether from time to time as necessary to permit payment of the fees and expenses that the Fund is required to pay.

The Sponsor is not responsible for any depreciation or loss incurred by reason of sales of ether made in compliance with the Sponsor Agreement.

Each deposit of cash for the creation of Creation Units and each surrender of Creation Units for the purpose of withdrawing Fund property (including if the Sponsor Agreement terminates) must be accompanied by a payment to the Transfer Agent of the ETF Servicing Fee.

The Sponsor is entitled to reimburse itself from the assets of the Fund for all expenses and disbursements incurred by it for extraordinary services it may provide to the Fund or in connection with any discretionary action the Sponsor may take to protect the Fund or the interests of the holders.

Principals and Key Personnel of the Trust and the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust and Principal of the Sponsor
Todd B. Johnson*	Principal Executive Officer of the Trust and Chief Investment Officer and Principal of the Sponsor
Hratch Najarian	Director, Portfolio Management and Principal of the Sponsor
Alexander Ilyasov	Senior Portfolio Manager of the Sponsor
George Banian	Portfolio Manager of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who supervises persons who participate in making trading decisions for the Fund.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisors registered under the 1940 Act and commodity pool operators registered under the CEA. PFA is also a commodity trading advisor registered under the CEA.

Michael L. Sapir, Co-Founder, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Co-Founder, Chief Executive Officer and a member of PFA since April 1997, and a listed principal of PFA since November 26, 2012; and Co-Founder, Chief Executive Officer and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. As Chief Executive Officer of the Sponsor, PFA and PSA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PFA and PSA, respectively.

Louis M. Mayberg, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997 and a listed principal of PFA since November 26, 2012; and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. Mr. Mayberg served as Principal Executive Officer of ProShares Trust II from June 2008 to December 2013. Mr. Mayberg no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has an ownership interest in the Sponsor and PSA. The Sapir Family Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Fund.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has an ownership interest in the Sponsor and PFA. Northstar Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Fund.

Edward J. Karpowicz, Principal Financial Officer of the Trust since April 2024 and a listed principal of the Sponsor since September 18, 2013. Mr. Karpowicz has been employed by PFA since July 2002 and PSA since its inception as Vice President of Financial Administration.

Todd B. Johnson, Principal Executive Officer of the Trust since April 2024; Chief Investment Officer of the Sponsor since February 27, 2009, a registered swap associated person of the Sponsor from January 4, 2013 to January 29, 2021, a registered associated person of the Sponsor since January 29, 2010, and a listed principal of the Sponsor since January 16, 2009. As Principal Executive Officer of the Trust, Mr. Johnson’s responsibilities include oversight of the operations of the Trust. As Chief Investment Officer of the Sponsor, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PFA and PSA since December 2008 and has been registered as an associated person of PFA since December 5, 2012 and listed as a principal of PFA since November 26, 2012. In addition, Mr. Johnson has been listed as a principal and associated person of PSA since January 14, 2014. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.

Hratch Najarian, Executive Director, Portfolio Management of the Sponsor since August 2013 and a listed principal of the Sponsor since October 15, 2013. In these roles, Mr. Najarian’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Najarian also has served as Director, Portfolio Management of PFA and PSA since August 2013, and is listed as a principal of PFA since January 8, 2014 and a principal of PSA since January 14, 2014. Mr. Najarian served as Senior Portfolio Manager of PSA from December 2009 through September 2013. He also served as Senior Portfolio Manager of PFA from December 2009 through September 2013, as Portfolio Manager of PFA from May 2007 through November 2009, and as Associate Portfolio Manager of PFA from November 2004 through April 2007. Mr. Najarian served as an NFA associated Member, associated person and swap associated person for PSA from January 2014 through February 2021.

Alexander Ilyasov, Senior Portfolio Manager of the Sponsor since August 22, 2016. In this role, Mr. Ilyasov’s responsibilities include oversight of the investment management activities as well as the day-to-day portfolio management of the Fund. Mr. Ilyasov also has served as a Senior Portfolio Manager of PFA since October 2013 and has served as Portfolio Manager of PSA since October 2013.

George Banian, a Portfolio Manager of the Sponsor since March 11, 2022, has served as a swap associated person of the Sponsor since November 4, 2022, a registered associated person and an NFA associate member of the sponsor since October 25, 2022. In this role, Mr. Banian’s responsibilities include day-to-day portfolio management of the Fund. Mr. Banian also serves as a Portfolio Manager of PSA since February 2022, Associate Portfolio Manager of PSA from August 2016 to February 2022, Senior Portfolio Analyst of PSA from December 2010 to August 2016, and Portfolio Analyst of PSA from December 2007 to December 2010. In addition, Mr. Banian served as a Portfolio Manager of PFA since February 2022, and an Associate Portfolio Manager of PFA from July 2021 to February 2022.

Victor Frye, a listed principal of the Sponsor since December 2, 2008, a listed principal of PFA since November 26, 2012, and a listed principal of PSA since January 14, 2014. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed as Chief Compliance Officer of PFA since October 2002 and of PSA since December 2004.

The Administrator

The Bank of New York Mellon serves as the Administrator. The Administrator has been engaged to provide certain administrative services, including, but not limited to, arranging for the computation of the net asset value of the Fund and NAV; preparing the Fund’s financial statements and annual and quarterly reports; and recording payment of fees and expenses on behalf of the Fund.

The Administrator’s services are governed under the Services Agreement between The Bank of New York Mellon and the Trust, on behalf of itself and the Fund (the “Services Agreement”). The Services Agreement consists of a master services agreement supplemented by related service modules and other documentation specifying the service levels provided by, and related fees payable to, the Administrator in connection with its services. The fees of the Administrator are paid by the Sponsor on behalf of the Fund. The Administrator is exculpated and indemnified by the Fund under the terms of the Services Agreement.

Under the Services Agreement, the Administrator has agreed to provide its services for an initial term of two years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Services Agreement. In addition, the Administrator may terminate its services for certain material breaches of the Services Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Fund may terminate the Services Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Administrator.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Fund , is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

The Transfer Agent

The Bank of New York Mellon serves as the transfer agent of the Fund for Authorized Participants and has entered into a transfer agency and service agreement (the “Transfer Agency and Service Agreement”). Pursuant to the terms of the Transfer Agency and Service Agreement, the Transfer Agent is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Fund. The Transfer Agent fees are paid on behalf of the Fund by the Sponsor.

The Ether Custodian

The Ether Custodian for the Fund’s ether holdings is Coinbase Custody Trust Company, LLC, and the Trust has entered into the Custodian Agreement with the Ether Custodian. The Sponsor may, in its sole discretion, add or terminate ether custodians. The Sponsor may, in its sole discretion, change the custodian for the Fund’s ether holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such custodians. The Ether Custodian has represented that it is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Fund’s ether in trust on the Fund’s behalf. Under the Custodian Agreement with the Ether Custodian, the Ether Custodian is responsible for keeping custody of all of the Fund’s ether in segregated accounts in the Vault Balance, other than the Fund’s ether which is temporarily maintained in the Trading Balance with the Prime Execution Agent as described below in “-The Prime Execution Agent,” as well as facilitating the transfer of ether required for the operation of the Fund. Fund assets held in the Vault Balance are held in segregated wallets, and are not commingled with the Ether Custodian’s or its affiliates’ assets, or the assets of the Ether Custodian’s other customers. The Vault Balance is held at Ethereum blockchain addresses at which only the Fund’s assets are held. The Custodian Agreement contains an agreement by the parties to treat the ether credited to the Fund’s Vault Balance as financial assets under Article 8, in addition to stating that the Ether Custodian will serve as fiduciary and custodian on the Fund’s behalf.

The Ether Custodian will keep custody of all of the Fund’s ether in a segregated account or accounts (the “Ether Account”) in the Vault Balance, other than the Fund’s ether which is temporarily maintained in the Trading Balance with the Prime Execution Agent as described below in “-The Prime Execution Agent.” Fund assets held in the Vault Balance are held in segregated wallets, and are not commingled with the Ether Custodian’s or its affiliates’ assets, or the assets of the Ether Custodian’s other customers. The Vault Balance is held at Ethereum blockchain addresses at which only the Fund’s assets are held.

The Ether Custodian will keep all of the private keys associated with the Fund’s ether held at the Ether Custodian in the Vault Balance in cold storage. Cold storage is a safeguarding method by which the private key(s) corresponding to ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Ether Custodian may receive deposits of ether but may not send ether without use of the corresponding private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Ether Custodian are involved in private key management operations, and the Ether Custodian has represented that no single individual has access to full private keys. The Ether Custodian’s internal audit team performs periodic internal audits over custody operations, and the Ether Custodian has represented that Systems and Organizational Control attestations covering private key management controls are also performed on the Ether Custodian by an external provider.

Coinbase Global maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Fund or to customers holding ether with the Ether Custodian or Prime Execution Agent and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

In the event of a fork, the Custodian Agreement provides that the Ether Custodian may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Ether Custodian shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodian Agreement provides that, other than as set forth therein, and provided that the Ether Custodian shall make commercially reasonable efforts to assist the Fund to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Ether Custodian shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Ether network or an unsupported branch of a forked protocol and, accordingly, Client acknowledges and assumes the risk of the same. The Custodian Agreement further provides that, unless specifically communicated by the Ether Custodian and its affiliates through a written public statement on the Coinbase website, the Ether Custodian does not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with ether. The Sponsor has committed to cause the Fund to permanently and irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Fund may become entitled in the future. The Fund has no right to receive any Incidental Right or IR Virtual Currency. Furthermore, the Custodian has no authority, pursuant to the

Custodian Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Incidental Right or IR Virtual Currency on behalf of the Fund or to transfer any such abandoned Incidental Right or IR Virtual Currency to the Fund if the Fund terminates its custodial arrangement with the Custodian. For more information on the Fund’s and Sponsor’s policies on forked or airdropped assets, see “The Offering” and “Risk Factors-A temporary or permanent “fork” could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency, including any forked or airdropped assets.” Neither the Ether Custodian nor any other Coinbase entity is permitted to withdraw the Fund’s ether from the Fund’s Vault Balance, engage in Staking Activities, or loan, hypothecate, pledge or otherwise encumber the Fund’s ether, without the consent of the Fund. The Vault Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Custodian Agreement, the Ether Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, among others, the Ether Custodian’s aggregate liability under the Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Fund to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability, and (B) the value of the affected ether or cash giving rise to the Ether Custodian’s liability; (ii) the Ether Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Ether Custodian’s obligations to indemnify the Fund and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Ether Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Ether Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Fund to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Ether Custodian is not liable, even if the Ether Custodian has been advised of or knew or should have known of the possibility thereof. The Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ether Custodian. Under the Custodian Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Ether Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Fund’s computer or other equipment, or any phishing, spoofing or other attack, unless the Ether Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

The Ether Custodian may terminate the Custodian Agreement for any reason upon providing the applicable notice to the Fund, or immediately for Cause (as defined in the Custodian Agreement), including, among others, if the Fund: materially breaches the Prime Execution Agent Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Ether Custodian may terminate the Custodian Agreement for any reason upon providing 180 days’ notice to the Fund, or immediately for Cause (as defined below). The Custodian Agreement forms a part of the Prime Execution Agent Agreement, and is subject to the termination provisions in the Prime Execution Agent Agreement. These termination provisions are described in more detail in “-The Prime Execution Agent” below.

The Prime Execution Agent

The Prime Execution Agent facilitates the purchase and sale or settlement of the Fund’s ether transactions in connection with the creation and redemption process. The Fund will engage in ether transactions for converting cash into ether (in association with purchase orders) and ether into cash (in association with redemption orders). The Fund will conduct its ether purchase and sale transactions by, in its sole discretion, choosing to trade directly with Ether Trading Counterparties or choosing to trade through the Prime Execution Agent through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement. Initially, the Fund expects to conduct its ether purchase and sale transactions solely through the Prime Execution Agent through its Coinbase Prime service. Ether Trading Counterparties settle trades with the Fund using their own accounts at the Prime Execution Agent when trading with the Fund.

Pursuant to the Prime Execution Agent Agreement, the Fund’s ether holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Ether Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Creation Units, and the sale of ether to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Fund’s ether. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Fund, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such prime execution agents.

Within the Fund’s Trading Balance, the Prime Execution Agent Agreement provides that the Fund does not have an identifiable claim to any particular ether (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s ether (and cash) held on behalf of the Prime Execution Agent’s customers. There are no policies that would limit the amount of ether that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. However, ether is only moved into the Trading Balance in connection with and to the extent of purchases and sales of ether by the Fund and such ether is swept from the Fund’s Trading Balance to the Fund’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Fund’s use of Trade Credits and early order cutoffs are also designed to limit the amount of time that any of the Fund’s ether is held in the Fund’s Trading Balance.

The Prime Execution Agent holds the ether associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell ether on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of ether that the Prime Execution Agent holds for customers holding similar entitlements as the Fund which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required by the Prime Execution Agent Agreement to hold any of the ether in the Fund’s Trading Balance in cold storage or to hold any such ether in segregation, and neither the Fund nor the Sponsor can control the method by which the Prime Execution Agent holds the ether credited to the Fund’s Trading Balance.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of ether. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Fund’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in Money Market Funds in compliance with Rule 2a-7 under the 1940 Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws. The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Fund’s Trading Balance. First any cash related to the Fund’s purchase or sale of ether will be held in an FBO Account or in a Money Market Fund. The amount of Fund cash held at each FBO Account shall, unless otherwise agreed by the Sponsor in writing, be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis. Second, to the extent the Fund’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations.

To the extent the Fund sells ether through the Prime Execution Agent, the Fund’s orders will be executed at a venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell ether on behalf of the Fund (the “Connected Trading Venue”) that have been approved in accordance with the Prime Execution Agent’s due diligence and risk assessment process. The Prime Execution Agent has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams, The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the platform operated by the Prime Execution Agent, as well as four additional non-bank market makers (“NBMMs”). The Prime Execution Agent has represented to the Fund that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Execution Agent Agreement, the Fund may engage in sales of ether by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agent Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Fund’s orders may be routed to the Prime Execution Agent’s own execution venue where the Fund’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Fund’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Fund’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Fund’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Execution Agent Agreement requires the Prime Execution Agent to have in place to mitigate conflicts of interest when executing the Fund’s orders, the Prime Execution Agent Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Fund’s orders.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Fund or to customers holding ether with the Ether Custodian or Prime Execution Agent and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

Once the Sponsor places an order to purchase or sell ether on the Trading Platform, the associated ether or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Fund’s Trading Balance. The Fund’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Execution Agent shall establish an account in the Prime Execution Agent’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Fund, and the Fund will not, by virtue of the Trading Balance the Fund maintains with the Prime Execution Agent, have a direct legal relationship, or account with, any Connected Trading Venue. The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agent Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Ether Custodian and Trade Credit Lender, may not terminate the Prime Execution Agent Agreement (including the Custodian Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as defined below) on less than 180 days’ notice, except in the event of (i) a Change in Law (defined below) or (ii) a Cause event (as defined below). The Prime Execution Agent Agreement defines “Prime Execution Agent Services as (i) the custody of the Fund’s ether in its Vault Balance, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of ether submitted by the Fund, and (iii) the extension of credit to the Fund by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Execution Agent Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Execution Agent would prohibit or materially impede some or all of the arrangement contemplated by the Prime Execution Agent Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Execution Agent Agreement or the Prime Execution Agent Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities shall continue to provide the Prime Execution Agent Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Execution Agent or if the Change in Law requires that Coinbase immediately ceases providing any Prime Execution Agent Services, the Prime Execution Agent may, upon written notice, suspend, restrict or terminate the Prime Execution Agent Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services (as defined below) following any Change in Law.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Execution Agent may in its reasonable discretion, terminate the Prime Execution Agent Agreement and accelerate the Fund’s obligations, and/or take certain other actions. The Prime Execution Agent Agreement defines “Cause” to mean, (i) a material breach of the Prime Execution Agent Agreement (other than the Custodian Agreement) which is uncured for 10 days; (ii) a material breach of the Custodian Agreement which is uncured for 30 days; (iii) a Bankruptcy Event (as defined below); and (iv) the failure by the Fund to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of 1 Business Day.

Notwithstanding any termination of the Prime Execution Agent Agreement by the Prime Execution Agent for Cause, during any Transition Period (as defined below) the Coinbase Entities (defined in the Prime Execution Agent Agreement as the Prime Execution Agent, Ether Custodian, and Trade Credit Lender) or their affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Fund may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Fund, its affiliate or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Execution Agent Agreement, except to the extent any Transition Service is prohibited under applicable law (including but not limited to applicable sanctions programs) or by a facially valid subpoena, court order, or binding order of a government authority; provided that the Coinbase Entities will continue to have the right to exercise its right of set-off under the Prime Execution Agent Agreement with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by the Fund and (ii), notwithstanding any provision in the Prime Execution Agent Agreement to the contrary, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to the Fund or Sponsor for any claims or losses arising out of or relating to the Prime Execution Agent Agreement during (A) with respect to any Transition Services described in clause (i) of the definition of Transition Services, the 91st day through the end of the Transition Period (as defined below) and (B) with respect to any Transition Services described in clause (ii) of the definition of Transition Services, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees set forth in the Prime Execution Agent Agreement will continue to apply to the Transition Services.

“Transition Period” is defined in the Prime Execution Agent Agreement to mean a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and the Fund) commencing on the date the Fund is notified of any termination of the Prime Execution Agent Agreement pursuant to a Cause event.

“Transition Services” means the Prime Execution Agent services consisting of (i) the custody of Fund’s ether on the Fund’s behalf, the processing of deposits and withdrawals and other custody transactions, and (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of ether submitted by the Fund. For the avoidance of doubt, the Transition Services shall not include the extension of credit, and the obligation to execute and settle any Orders for the purchase of Digital Assets.

“Bankruptcy Event” is defined in the Prime Execution Agent Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Fund may terminate the Prime Execution Agent Agreement, including the Custodian Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Ether Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agent Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Fund’s ether in accordance with the Fund’s instructions within the time periods set forth in the Prime Execution Agent Agreement and such failure is not cured within two (2) Business Days following the Fund providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Fund in an amount equal to the value of the ether based on the Benchmark Valuation (defined as the CME CF Ether Dollar Reference Rate New York) as of the time that the request to sell, transfer or withdraw was originally made by the Fund (the “ETH Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Fund and in which the Fund has a perfected, first priority security interest and in an amount equal to the ETH Cash Value until the relevant ether is sold, withdrawn or transferred or the Fund elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant ether, in each cash, such failure will be deemed cured; provided, further that, the Fund shall have the right to choose whether to receive the ETH Cash Value in lieu of the relevant ether or receive the ETH Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant ether would result in material risk to the Fund or the Prime Execution Agent or may result in the relevant ether being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Fund promptly upon Client’s notice of such failure, (1) the Fund may request that the Prime Execution Agent still sell, withdraw or transfer the ether, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Fund does not receive the withdrawn or transferred ether or the proceeds of any such sale due to such technology or security issue, or (2) if the Fund does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Fund in accordance with the Fund’s instructions within the time periods set forth in the Prime Execution Agent Agreement and such failure is not cured within one (1) Business Day following the Fund providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agent Agreement (other than the provisions of the Custodian Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Fund to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Custodian Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Fund to the Prime Execution Agent.

The Prime Execution Agent does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Fund. Under certain circumstances, the Prime Execution Agent is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Fund’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent, (b) the Fund has engaged in unlawful or abusive activities or fraud, or (c) a security or technology issue occurred and is continuing that results in the Prime Execution Agent being unable to provide trading services or accept the Fund’s order, in each case, subject to certain protections for the Fund.

Neither the Prime Execution Agent nor any other Coinbase entity is permitted to withdraw the Fund’s ether from the Fund’s Vault Balance, engage in Staking Activities, or loan, hypothecate, pledge or otherwise encumber the Fund’s ether, without the consent of the Fund. The Trading Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Execution Agent Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, among others, the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Fund to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected ether giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Fund and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Fund’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Fund to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. Both the Fund and the Prime Execution Agent and its affiliates (including the Ether Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agent Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Execution Agent Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Execution Agent Services including that (i) orders to buy or sell ether may be routed to the Prime Execution Agent’s platform (“Coinbase Platform”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Execution Agent does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Fund’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Execution Agent will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. The Prime Execution Agent will notify the Fund of changes to its business that have a material adverse effect on the Prime Execution Agent’s ability to manage its conflicts of interest. The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by the Fund and (ii) any other pending orders by the Fund received by the Coinbase Entities that become marketable, (b) for any order that the Prime Execution Agent receives from the Fund, the Prime Execution Agent will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the most favorable price for the Fund’s ether sale orders, including consideration of any gas fees or similar fees related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Fund’s order, ahead of any order received from the Fund. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. The Prime Execution Agent agrees to direct the Fund’s orders in a manner that does not systematically favor the Coinbase Platform or Connected Trading Venues that provide financial incentives to the Prime Execution Agent; provided, however, that under certain circumstances the Prime Execution Agent may choose to intentionally route to the Coinbase Platform due to temporary conditions affecting Connected Trading Venues (e.g. connectivity problems of the Connected Trading Venue or funding constraints).

The Trade Credit Lender

The Sponsor does not intend to fund the Trading Balance at the Prime Execution Agent with sufficient ether to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. To avoid having to pre-fund purchases or sales of ether in connection with cash creations and redemptions and sales of ether to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, the Fund may borrow ether or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Fund to buy or sell ether through the Prime Execution Agent in an amount that exceeds the cash or ether credited to the Fund’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Fund’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the ether price on the trade date for creations and redemptions or the payment date for payment of the Sponsor’s Fee or any other Fund expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the ether or for the ether held in the Vault Balance to be transferred to a Trading Balance prior to selling the ether. The Fund is required by the terms of the Coinbase Credit Committed Trade Financing Agreement, which is part of the Prime Execution Agent Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the Business Day following the day that the Trade Credit was extended to the Fund. The Trade Credit Lender is only required to extend Trade Credits to the Fund to the extent such ether or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to itself borrow ether to lend to the Fund as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Fund. To secure the repayment of Trade Credits, the Fund has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Fund fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of ether or cash credited to the Fund’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits do not bear any interest. The Fund pays a variable rate for each executed order based on the Fund’s prior month’s trading volume as determined by the Prime Execution Agent.

The Fund’s ether holdings are maintained with the Ether Custodian rather than the Prime Execution Agent, except in the limited circumstances of ether that is held temporarily in the Trading Balance for purchases and sales of ether in connection with cash creation and cash redemption Creation Unit settlement, or the payment of Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable. In connection with a redemption order or to pay the Sponsor’s Fee and expenses not assumed by the Sponsor, the Fund will first borrow ether from the Trade Credit Lender using the Trade Financing Agreement, and then sell the borrowed ether. In connection with a purchase order, the Fund will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase ether. The purpose of borrowing the ether or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Trade Credit Lender is to lock in the ether price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the ether or for the ether held in the Vault Balance to be transferred to a Trading Balance prior to selling the ether (a process which may take up to twenty four hours, or longer if the Ethereum blockchain is experiencing delays in transaction confirmation, or if there are other delays).

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. For a redemption order, the Fund may use financing when the ether remains in the Fund’s Custody Account at the point of intended execution of a sale of ether. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Ether Custodian to move ether out of the Vault Balance into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Fund may not be able to lock in the ether price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Vault Balance to the Trading Balance was completed before selling the ether. The Trade Credit amount, combined with the Fund requiring delivery of cash for creations on the trade date when Trade Credits are unavailable and the ability of the Fund to delay redemption settlement until the Fund is able to transfer ether from the Vault Balance to the Trading Balance, is sufficient, in the Sponsor’s view, to support the needs of the Fund.

The Trade Financing Agreement is in effect commencing on the date of execution and terminating on the earlier of (i) the date of termination of the Prime Execution Agent Agreement, subject to any required notice or notice period thereunder and (ii) following a Change of Agent Event, immediately upon delivery to the Fund of written notice of the occurrence of such Change of Agent Event or the close of business on such later date as the Trade Credit Lender may specify in any such written notice. “Change of Agent Event” is defined in the Trade Financing Agreement to occur when the authority of the Sponsor to act on behalf of the Fund in connection with the Prime Execution Agent Agreement is terminated for any reason at any time and a successor investment advisor, reasonably acceptable (such acceptance not to be unreasonably withheld) to Coinbase, has not been concurrently appointed on behalf of the Fund with respect to all matters thereunder; provided that, subject to applicable law, the Sponsor is permitted to transfer and assign its obligations to act on behalf of the Fund to any of its affiliates and any such transfer or assignment shall not constitute a Change of Agent Event. Except as otherwise provided above, the terms of the Prime Execution Agent Agreement govern any suspension, restriction, termination or modification of the Trade Financing Agreement. For additional information, see “-The Prime Execution Agent.” All obligations of the Fund with respect to outstanding Trade Credits, and rights of the Trade Credit Lender in connection therewith, shall survive the termination of the Trade Financing Agreement, including Trade Credit Lender’s security interest in the Trading Balance and the Vault Balance; provided that, for the avoidance of doubt, if the Trade Financing Agreement is terminated such security interest shall be terminated immediately upon the repayment of the Trade Credits in full.

This could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders.

In addition, to the extent that the execution price for purchases and sales of ether related to creations and redemptions and sales of ether in connection with paying the Sponsor’s Fee and any other Fund expenses, to the extent applicable, deviate significantly from the Index price used to determine the NAV of the Fund, the Shareholders may be negatively impacted.

The Cash Custodian

The Cash Custodian is The Bank of New York Mellon. Pursuant to the Cash Custody Agreement between the Cash Custodian and the Trust on behalf of the Fund (the “Cash Custody Agreement”), the Cash Custodian will establish and maintain cash account(s) for the Fund and facilitate cash transfers and cash payments from the Fund’s account(s). The fees of the Cash Custodian are paid by the Fund.

Under the Services Agreement, the Cash Custodian has agreed to provide its services for [_____] unless earlier terminated pursuant to the Cash Custody Agreement. In addition, the Cash Custodian may terminate its services for certain material breaches of the Cash Custody Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Fund may terminate the Cash Custody Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Cash Custodian.

The Cash Custodian will exercise the following standard of care: (1) with the exercise of that level of care at least at the same standard of care as the Cash Custodian provides for itself and/or its affiliates with respect to similar services, and without the exercise of any bad acts, (2) in a manner reasonably designed to satisfy the Cash Custodian’s obligations under the Cash Custody Agreement; and (3) with the skill and care that may reasonably be expected of a first class international financial services provider of asset processing and related services.

Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with such standard of care. The Fund agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with such standard of care.

The Fund may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Cash Custody Agreement is governed by the laws of the State of New York.

CUSTODY OF THE FUND’S ETHER

The Ether Custodian

The Ether Custodian will keep custody of all of the Fund’s ether in segregated accounts in the Vault Balance, other than the Fund’s ether which is temporarily maintained in the Trading Balance with the Prime Execution Agent as described in “-The Prime Execution Agent.” Fund assets held in the Vault Balance are held in segregated wallets, and are not commingled with the Ether Custodian’s or its affiliates’ assets, or the assets of the Ether Custodian’s other customers. The Vault Balance is held at Ethereum blockchain addresses at which only the Fund’s assets are held.

The Ether Custodian will keep all of the private keys associated with the Fund’s ether held at the Ether Custodian in the Vault Balance in cold storage. Cold storage is a safeguarding method by which the private key(s) corresponding to ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Ether Custodian may receive deposits of ether but may not send ether without use of the corresponding private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Ether Custodian are involved in private key management operations, and the Ether Custodian has represented that no single individual has access to full private keys. The Ether Custodian’s internal audit team performs periodic internal audits over custody operations, and the Ether Custodian has represented that Systems and Organizational Control (“SOC”) attestations covering private key management controls are also performed on the Ether Custodian by an external provider.

Coinbase Global maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Fund or to customers holding ether with the Ether Custodian or Prime Execution Agent and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

In the event of a fork, the Custodian Agreement provides that the Ether Custodian may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Ether Custodian shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodian Agreement provides that, other than as set forth therein, and provided that the Ether Custodian shall make commercially reasonable efforts to assist the Fund to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Ether Custodian shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Ether network or an unsupported branch of a forked protocol and, accordingly, Client acknowledges and assumes the risk of the same. The Custodian Agreement further provides that, unless specifically communicated by the Ether Custodian and its affiliates through a written public statement on the Coinbase website, the Ether Custodian does not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with ether. The Sponsor has committed to cause the Fund to permanently and irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Fund may become entitled in the future. The Fund has no right to receive any Incidental Right or IR Virtual Currency. Furthermore, the Custodian has no authority, pursuant to the Custodian Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Incidental Right or IR Virtual Currency on behalf of the Fund or to transfer any such abandoned Incidental Right or IR Virtual Currency to the Fund if the Trust terminates its custodial arrangement with the Custodian.

The Prime Execution Agent

Pursuant to the Prime Execution Agent Agreement, the Fund’s ether holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Ether Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Creation Units, and the sale of ether to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Fund’s ether.

Within the Fund’s Trading Balance, the Prime Execution Agent Agreement provides that the Fund does not have an identifiable claim to any particular ether (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s ether (and cash) held on behalf of the Prime Execution Agent’s customers. There are no policies that would limit the amount of ether that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. However, ether is only moved into the Trading Balance in connection with and to the extent of purchases and sales of ether by the Fund and such ether is swept from the Fund’s Trading Balance to the Fund’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Fund’s use of Trade Credits and early order cutoffs are also designed to limit the amount of time that any of the Fund’s ether is held in the Fund’s Trading Balance.

The Prime Execution Agent holds the ether associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell ether on behalf of its clients.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of ether. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Fund’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in money market funds in compliance with Rule 2a-7 under the 1940 Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (“Money Market Funds”). The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Fund’s Trading Balance. First any cash related to the Fund’s purchase or sale of ether will be held in an FBO Account or in a Money Market Fund. The amount of Fund cash held at each FBO Account shall, unless otherwise agreed by the Sponsor in writing, be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis. Second, to the extent the Fund’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations.

To the extent the Fund sells ether through the Prime Execution Agent, the Fund’s orders will be executed at the Connected Trading Venues that have been approved in accordance with the Prime Execution Agent’s due diligence and risk assessment process. The Prime Execution Agent has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the platform operated by the Prime Execution Agent, as well as four additional NBMMs. The Prime Execution Agent has represented to the Fund that it is unable to name the NBMMs due to confidentiality restrictions.

Once the Sponsor places an order to purchase or sell ether on the Trading Platform, the associated ether or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Fund’s Trading Balance. The Fund’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Execution Agent shall establish an account in the Prime Execution Agent’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Fund, and the Fund will not, by virtue of the Trading Balance the Fund maintains with the Prime Execution Agent, have a direct legal relationship, or account with, any Connected Trading Venue.

The Cash Custodian

The Trust has entered into a Cash Custody Agreement with The Bank of New York Mellon under which The Bank of New York Mellon, as the Cash Custodian, acts as custodian of the Fund’s cash and cash equivalents.

FORM OF SHARES, THE SECURITIES DEPOSITORY AND BOOK-ENTRY FORM

DTC

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Sponsor on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Sponsor shall terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Sponsor will be entitled to treat DTC as the holder of the Shares.

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares of the Fund trade on the Exchange under the ticker symbol [_____]. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges. See “The Trust, The Fund and The Shares-Secondary Market Trading.”

Authorized Participants

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offer Shares in Creation Units to Authorized Participants. Shares of the Fund are to be offered to Authorized Participants in Creation Units at the Fund’s NAV.

Authorized Participants may offer to the public, from time to time, Shares of the Fund from any Creation Units they create. Shares of the Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of the Fund on its Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices.

Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from the Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. See “Plan of Distribution.”

As of the date of this Prospectus, [ ] have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

The Fund issues Shares in Creation Units to Authorized Participants from time to time generally in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the “Securities Act will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchased a Creation Unit from the Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(a)(3) of the Securities Act.

The Shares will be listed and traded on the Exchange under the ticker symbol “[ ].”

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

USE OF PROCEEDS

Proceeds received by the Fund from the issuance and sale of Creation Units consist of cash deposits. Such cash deposits are held by the Cash Custodian or Prime Execution Agent on behalf of the Fund until (1) transferred in connection with the purchase of ether, (2) delivered to Authorized Participants in connection with a redemption of Creation Units or (3) transferred to pay the Sponsor’s Fee and Fund expenses or liabilities not assumed by the Sponsor. See “Net Asset Value, Valuation of Ether and Fund Fees and Expenses.”

OWNERSHIP OR BENEFICIAL INTEREST IN THE FUND

The beneficial interest in the Fund is divided into shares. Each Share of the Fund represents an equal beneficial interest in the net assets of the Fund, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any. The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on the Exchange under the symbol “[____].” The Fund’s Shares may be bought and sold in the secondary market like any other exchange-listed security.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Fund. All distributions, if any, will be made ratably among all Shareholders from the assets of the Fund according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Fund, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Fund as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Fund into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the by-laws of the Fund, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Fund or a transfer or similar agent for the Fund. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Fund as kept by the Fund, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation; however, the DSTA does provide shareholders the right to bring “oppression” or “derivative” actions. All of the Shares are of the same class with equal rights and privileges. Each of the Shares is transferable through the book-entry system of DTC, is fully paid and nonassessable and entitles the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions. Except in limited circumstances, Shareholders have no voting rights under the Sponsor Agreement, except in limited circumstances. See “The Trust, the Fund and The Shares-Voting Rights.”

CONFLICTS OF INTEREST

Sponsor

In the course of providing services, the Sponsor may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies. The Sponsor also may recommend the purchase or sale of investment positions that may also be recommended by ProShare Advisors LLC and/or ProFund Advisors LLC, affiliates of the Sponsor.

The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Fund. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

In addition, the Sponsor, its affiliates and principals may participate in transactions related to ether, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Fund and may have a positive or negative effect on the value of the ether held by the Fund and, consequently, on the market value of ether. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any duty owed by the Sponsor to its clients and in accordance with applicable law. There is no way to guarantee that every employee, officer, director, or similar person associated with the Sponsor will comply at all times with such policies and procedures. This risk is present in traditional financial markets and is not unique to ether.

Ether Custodian

The Prime Execution Agent and Ether Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded cryptoasset company in the world by market capitalization and is also the largest cryptoasset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of cryptoasset brokerage and custody services, Coinbase serves as the Ether Custodian and prime execution agent for several exchange-traded bitcoin products. Coinbase has a critical role in supporting the U.S. spot ether exchange-traded product ecosystem, and its size and market share creates the risk that Coinbase may fail to properly resource its operations to adequately support all such products that use its services that could harm the Fund, the Shareholders and the value of the Shares. If Coinbase were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

Authorized Participants

Many of the Fund’s Authorized Participants, now or in the future, act or may act in the same capacity for several competing exchange-traded ether products. Each Authorized Participant has limited balance sheet capacity, which means that, particularly during times of heightened market trading activity or market volatility or turmoil, Authorized Participants may not be able or willing to submit creation or redemption orders with the Fund or may do so in limited capacities. The inability or unwillingness of Authorized Participants to do so could lead to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Fund’s Authorized Participants to submit creation or redemption orders with the Fund (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences.

Resolution of Certain Conflicts

In the case of a conflict of interest between the Sponsor and its affiliates, on the one hand, and the holders of Shares, on the other, the Sponsor will use commercially reasonable efforts to resolve such conflict considering the relevant interests of each party (including its own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Sponsor Agreement provides that in the absence of bad faith by the Sponsor, such a resolution will not constitute a breach of the Sponsor Agreement or any duty or obligation of the Sponsor. Notwithstanding the foregoing, in no event will the Sponsor or its respective affiliates be required to divest themselves of, or restrict their services or other activities with respect to, any assets they currently or may hold, manage or control on their own behalf or on behalf of any customer, client or any other person.

Issues Relating to the Valuation of Assets

The Sponsor will value the Fund’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Fund. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor’s Fees. The Sponsor reserves the right to utilize third-party vendors to perform certain functions, including valuation services, and these vendors may have interests and incentives that differ from those of Shareholders.]

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor, the Trust or the Fund under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence.

Sponsor

The Sponsor will not be under any liability to the Trust, the Fund, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Sponsor Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ether or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder other than as expressly provided for herein.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Fund and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Sponsor Agreement. Any amounts payable to a Sponsor Indemnified Party under Section [ ] of the Sponsor Agreement may be payable in advance or will be secured by a lien on the Fund. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Sponsor Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Fund and the Sponsor will be entitled to be reimbursed therefor by the Fund. The obligations of the Fund to indemnify the Sponsor Indemnified Parties will survive the termination of the Sponsor Agreement.

PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

BOOKS AND RECORDS

The Fund keeps its books of record and account at the office of the Sponsor located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Fund’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Fund.

The Fund keeps a copy of the Trust Agreement and the Sponsor Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Fund containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Fund is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Fund and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Fund.

LEGAL MATTERS

Legal Opinion

[   ] has advised the Sponsor in connection with the Shares being offered. [    ] also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Fund. [             ] has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “ERISA and Related Considerations” with respect to ERISA. [      ] has not represented, nor will it represent, the Fund or the shareholders in matters relating to the Fund and no other counsel has been engaged to act on their behalf.

[   ] has represented the Fund in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements as of [  ], 2024 included in this Prospectus have been so included in reliance on the report of [     ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares for Shareholders who acquire their Shares solely for cash. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, U.S. Tax-Exempt Shareholders (as defined below) who acquire their Shares with acquisition indebtedness tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships or S corporations for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax, or any U.S. federal non-income tax law consequences that may apply to an investment in Shares, or the Medicare contribution tax imposed on certain net investment income. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “U.S. Tax-Exempt Shareholder” is a U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.

For purposes of this discussion, a “Non-U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Fund

The Sponsor will treat the Fund as a “grantor trust” for U.S. federal income tax purposes. In the opinion of [    ] LLP, although not free from doubt due to the lack of directly governing authority, the Fund should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). If the Fund is properly treated as a grantor trust for U.S. federal income tax purposes, the Fund itself should not be subject to U.S. federal income tax. Instead, the Fund’s income and expenses should “flow through” to the Shareholders, and the Sponsor will report the Fund’s income, gains, losses and deductions to the IRS on that basis. The opinion of [    ] LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. The Sponsor does not intend to request a ruling from the IRS with respect to the classification of the Fund for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Fund is not classified as a “grantor trust,” the Fund would likely be classified as either a partnership for U.S. federal income tax purposes, in which case there might be different timing or other tax consequences to the Shareholders, or as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Fund would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Fund generally would be taxed to Shareholders as ordinary dividend income (which may be eligible for preferential rates, in the case of non-corporate taxpayers, or a dividends received deduction, in the case of corporate taxpayers). However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Fund is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Fund. Shareholders also will be treated as if they directly received their respective pro rata shares of the Fund’s income, if any, and as if they directly incurred their respective pro rata shares of the Fund’s expenses. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ether. Because ether is a recent technological innovation, the U.S. federal income tax treatment of ether or transactions relating to investments in ether may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any ether the Fund may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

The Fund expects to sell or use ether to pay certain expenses of the Fund or to fund cash redemptions, though the Fund does not intend to sell ether for other purposes. If the Fund sells ether (for example to generate cash to pay fees or expenses) or is treated as selling ether (for example by using ether to pay fees or expenses), a Shareholder generally will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Fund upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ether that was sold. A Shareholder’s tax basis for its share of any ether sold by the Fund should generally be determined by multiplying the Shareholder’s total basis for its share of all of the ether held in the Fund immediately prior to the sale, by a fraction the numerator of which is the amount of ether sold, and the denominator of which is the total amount of the ether held in the Fund immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Fund should be equal to its tax basis for its share of the total amount of the ether held in the Fund immediately prior to the sale, less the portion of such basis allocable to its share of the ether that was sold.

Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the ether held in the Fund at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Fund at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Fund selling ether) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the ether that was sold.

Gains or losses from the sale of ether to fund cash redemptions are expected to be treated as incurred by the Shareholder that is being redeemed, and the amount of such gain or loss generally will equal the difference between (a) the amount realized pursuant to the sale of the ether, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Fund that is sold to fund the redemption, as determined in the manner described in the paragraph that is two paragraphs above this one. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event to the Shareholder.

An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the ether received in the in-kind redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Fund immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the ether received generally should include the period during which the Shareholder held the Shares redeemed in kind. A subsequent sale of the ether received by the Shareholder generally will be a taxable event, unless a nonrecognition provision of the Code or Treasury Regulations applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ether held in the Fund immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the ether held in the Fund immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or redemption for money or, in the case of an in-kind redemption, that is treated as the basis of the ether received by the Shareholder in the redemption.

If a hard fork occurs in the Ethereum blockchain, the Fund could temporarily hold both the original ether and the alternative new asset as the Sponsor determines, in its sole discretion, which asset it believes is generally accepted as ether. The other asset will be treated as an Incidental Right and/or IR Virtual Currency, in accordance with the procedures specified herein. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. The receipt, distribution and/or sale of the new alternative asset may cause Shareholders to incur a U.S. federal income tax liability. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income, and it is anticipated that any gain or loss from disposition of any assets received in the airdrop would generally be treated as giving rise to capital gain or loss that generally would be short-term capital gain or loss, unless the holding period of those assets were treated as being greater than one year as of the time they are sold. The Sponsor has committed to cause the Fund to permanently and irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Fund may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Fund to permanently and irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Fund to retain those assets.

Brokerage Fees and Fund Expenses

Any brokerage, financing or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Fund. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale. It is also possible that, based on the mechanics associated with redemptions, a Shareholder may recognize some amount of income, expense, gain or loss in connection with redemptions of other Shareholders, based on differences between the prices at which Shareholders generally will be redeemed and the actual prices at which the Fund sells ether.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ether by the Fund (as discussed above), even though some or all of the proceeds of such sale are used by the Sponsor to pay Fund expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Fund to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Fund as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by U.S. Tax-Exempt Shareholders

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the ability to purchase Shares and the tax consequences of a purchase of Shares.

Taxation of U.S. Tax-Exempt Shareholders

Income recognized by U.S. Tax-Exempt Shareholders is generally exempt from U.S. federal income tax except to the extent of such Shareholders’ UBTI. UBTI is defined generally as income from a trade or business regularly carried on by a tax exempt entity that is unrelated to the entity’s exempt purpose. Dividends, interest and, with certain exceptions, gains or losses from the sale, exchange or other disposition of property are generally excluded from UBTI (so long as not derived from debt-financed property). When a U.S. Tax-Exempt Shareholder owns an interest in a grantor trust, such as the Fund, the activities of the Fund (and any pass-through entities or disregarded entities in which the Fund owns an interest) are attributed to the U.S. Tax-Exempt Shareholder for purposes of determining whether such Shareholder’s share of income is of the grantor trust UBTI.

The Fund’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a fork, airdrop, or similar event may be treated as UBTI. If the Fund were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

UBTI generally is separately calculated for each trade or business of a U.S. Tax-Exempt Shareholder. Thus, a U.S. Tax Exempt Shareholder generally cannot use deductions relating to one trade or business to offset income from another trade or business.

A U.S. private foundation considering an investment should be aware that, if such a foundation acquires a sufficiently large number of Shares, such Shares could become an “excess business holding” that could subject the foundation to a U.S. excise tax. A private foundation should consult its tax advisors regarding the excess business holdings provisions of the Code and other respects in which the provisions of Chapter 42 of the Code could affect the consequences to such foundation of acquiring and holding Shares.

Prospective investors who are U.S. Tax Exempt Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in Shares.

Taxation of Non-U.S. Shareholders

The Fund does not expect (though no assurance can be given) that it will be treated as engaged in a trade or business within the United States or recognize income that is treated as “effectively connected” with the conduct of a trade or business in the United States (“ECI”). However, while it is unlikely that any income that the Fund might recognize as a result of a fork, airdrop or similar event would give rise to effectively connected income, there has been no guidance as to how such events may be treated. Therefore, there can be no assurance that the Fund will not be treated as engaged in a U.S. trade or business or will not otherwise generate income treated as effectively connected with a U.S. trade or business for U.S. federal income tax purposes.

Provided that the Fund is not engaged in the conduct of a U.S. trade or business, and that it does not otherwise generate income treated as effectively connected with a U.S. trade or business, the U.S. federal income tax liability of a Non-U.S. Shareholder with respect to that Shareholder’s Shares generally will be limited to withholding tax on certain gross income from U.S. sources (if any) generated by the Fund.

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income” (“FDAP”) that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty or statutory exemption). There is currently no guidance as to whether income recognized by the Fund as a result of a fork, airdrop or similar event would constitute U.S. source FDAP.

A Non-U.S. Shareholder resident in a jurisdiction with which the U.S. has an income tax treaty may be entitled to the benefits of that treaty in order to reduce or eliminate the 30% U.S. withholding tax with respect to that Shareholder’s distributive share of income that the Fund treats as U.S.-source FDAP if under the laws of that non-U.S. jurisdiction, the Fund is treated as tax-transparent and certain other conditions are met. In order to secure the benefits of an applicable income tax treaty through a reduction or elimination of withholding, Non-U.S. Shareholders will generally be required to certify their non-U.S. status by providing the Fund with an executed IRS Form W-8BEN or W-8BEN-E. However, if a Non-U.S. Shareholder fails to provide such IRS Forms, the Fund intends to withhold at a full 30% rate on any Non-U.S. Shareholder’s share of U.S.-source FDAP, in which case the Non-U.S. Shareholder must file a refund claim with the IRS in order to obtain the benefit of a reduced rate or exemption.

If the proper amounts are withheld and remitted to the U.S. government and the Fund does not recognize ECI, Non-U.S. Shareholders that are individuals or corporations will generally not be required to file U.S. federal income tax returns or pay additional U.S. federal income taxes solely as a result of their investments in the Fund (though Non-U.S. Shareholders treated as trusts for U.S. federal income purposes are subject to special rules).

If the Fund is treated as a partnership (for U.S federal income tax purposes), a Non-U.S. Shareholder is treated as disposing of Shares, and any portion of the gain realized on the disposition would be treated as ECI, such Shares may be subject to a withholding tax equal to 10% of the amount realized on the disposition (subject to reduction or elimination in certain circumstances). Non-U.S. Shareholders are urged to consult with their tax advisers regarding the application of this withholding tax.

If the Fund is treated as having any ECI (or any portion of the gain realized on a Non-U.S. Shareholder’s disposition of Shares is treated as ECI), then if such Non-U.S. Shareholder is treated as a corporation, it may also be subject to U.S. federal branch profits tax on its effectively connected earnings and profits (which, with respect to the Shares, would generally be such Non-U.S. Shareholder’s share of ECI from such Shares, reduced by deductions taken into account by the Shareholder in computing its ECI, and further reduced by the U.S. federal income taxes imposed on such ECI). U.S. federal branch profits tax is generally imposed at a 30% rate, though it may be reduced under the Code or pursuant to an applicable income tax treaty.

U.S. Information Reporting and Backup Withholding

The Sponsor will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Fund. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Fund’s annual income, expenses, gains and losses (if any). U.S. Shareholders generally may comply with these identification procedures by providing the Fund with a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Non-U.S. Shareholders generally may comply with these identification procedures by providing the Fund with the relevant IRS Form W-8, duly completed and executed. Shareholders may be required to satisfy certain information reporting or certification requirements, e.g., those imposed by FATCA, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DISCUSS ALL TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM ASSOCIATED WITH ANY PURCHASE, HOLDING, SALE, REDEMPTION OR OTHER DEALING IN THE SHARES BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

ERISA AND RELATED CONSIDERATIONS

ERISA and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts or private investment funds in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares. In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that (a) none of the Sponsor, the Trustee, the Custodians or any of their respective affiliates has through this Prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA or Section 4973(e)(3) of the Code and the regulations thereunder to the Plan in connection with the decision to purchase or acquire such Shares and (b) the information provided in this Prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. Neither the Fund nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Fund. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Fund and the Shares can also be obtained at www.ProShares.com. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

The Fund is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The reports and other information are available online at www.sec.gov.

APPENDIX A—GLOSSARY OF DEFINED TERMS

The Glossary of Defined Terms below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1940 Act	Investment Company Act of 1940, as amended

Administrator	The Bank of New York Mellon, as administrator for the Fund

Advisers Act	The Investment Advisers Act of 1940

airdrop	An occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset

Article 8	Article 8 of the New York Uniform Commercial Code.

ASC Topic 820	The Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair

Value Measurements and Disclosures.”

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units directly from the Fund

Authorized Participant Agreement	The agreement that is entered into between an Authorized Participant, the Sponsor and the Trust that allows an Authorized Participant to purchase or redeem Creation Units directly from the Fund

BitLicense	A business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200

Business Day	Any day other than: (1) a Saturday or Sunday, or (2) a day when the Exchange is closed for regular trading

Cash Custodian	The Bank of New York Mellon and any substitute or additional custodian of the Trust’s cash pursuant to the Cash Custody Agreement with the Trust on behalf of the Fund

CBDCs	Central bank digital currencies

CB Return Cure	The failure of any Coinbase Entity to sell or withdraw or transfer the Fund’s ether in accordance with the Fund’s instructions within the time periods set forth in the Prime Execution Agent Agreement and such failure is not cured within two (2) business days following the Fund providing written notice to the relevant Coinbase Entity

CEA or Commodity Exchange Act	Commodity Exchange Act, as amended

CFTC	Commodity Futures Trading Commission

Code	Internal Revenue Code of 1986, as amended

Coinbase Platform	The Prime Execution Agent’s platform

Connected Trading Venue	A venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell ether on behalf of the Fund

Consensus Client	A consensus-layer client software program

Constituent Platforms	The constituent digital asset platforms of the Bloomberg Ethereum Index, which are chosen by the Index Provider and could change over time

Creation Early Order Cutoff Time	The required deadline for an Authorized Participant to submit a purchase order for the creation of Creation Units utilizing the agent execution model

Creation Unit	A block of [ ] Shares, as applicable, that is created for sale by the Fund to Authorized Participants and/or submitted to the Fund for redemption by an Authorized Participant

Creation Unit Amount	The amount of cash to be delivered in a creation or received in a redemption which the Transfer Agent will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Creation Unit [( )]

Creation Unit Ether Amount	The amount of ether to be purchased or sold by the Fund which the Transfer Agent will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Basket [( )] and dividing the resulting product by that day’s Bloomberg Ethereum Index. Fractions of an ether smaller than 10 gwei are disregarded for purposes of the computation of the Creation Unit Ether Amount

Custodian	Either of the Cash Custodian or the Ether Custodian

Custodian Agreement	The agreement, governed by New York law, between the Fund, the Ether Custodian, the Prime Execution Agent, and the Trade Credit Lender regarding the custody of the Fund’s ether

Custody Transaction Costs	Transfer, processing and other transaction costs charged by the Ether Custodian in connection with the issuance of Creation Units for such purchase order. The Transfer Agent will reimburse any Custody Transaction Costs to the Ether Custodian according to the amounts invoiced by the Ether Custodian

CVC	Convertible virtual currency

DAR	Digital Asset Research

DeFi	Decentralized finance

Direct Participants	Participants in DTC such as banks, brokers, dealers and trust companies

DSTA	Delaware Statutory Trust Act, as amended

DTC	Depository Trust Company

DTC Participant	An entity that has an account with DTC

ECI	Income that is treated as “effectively connected” with the conduct of a trade or business in the United States

ERISA	Employee Retirement Income Security Act of 1974, as amended

ET	Eastern Time Zone

ETH	The currency code for ether

Ether Custodian or Coinbase Custody	Coinbase Custody Trust Company, LLC, as custodian for the Fund’s ether

Ethereum Client	A software application that implements the Ethereum network specification, communicates with the Ethereum network and allows them to act as a node in the network to the new specification

Exchange	NYSE Arca Exchange, the exchange on which the Fund is primarily listed and traded

Exchange Act	Securities Exchange Act of 1934, as amended

Ether Trading Counterparty	Designated third parties who are not registered broker-dealers and transact in ether pursuant to written agreements with the Fund

Ethereum network	The decentralized, open source, peer-to-peer computer network on which ether is maintained

ETF Services	Certain order processing, Authorized Participant communications, and related services in connection with the issuance and redemption of Creation Units

ETF Services Agreement	The agreement between the Fund and the Transfer Agent to perform ETF Services

ETF Servicing Fee	The fee received from Authorized Participants for providing the ETF Services

Exchange Act	The Securities Exchange Act of 1934, as amended

Fair Value Event	An event which occurs if the Index is not available or the Sponsor determines, in its sole discretion, that the Index is unreliable.

FBO Account	An omnibus account in the Prime Execution Agent’s name for the benefit of its customers at each of multiple Federal Deposit Insurance Corporation insured banks

FDAP	A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income

FDIC	Federal Deposit Insurance Corporation

FinCEN	Financial Crimes Enforcement Network

FINRA	Financial Industry Regulatory Authority, Inc.

fork	A non-backward compatible change to the original Ethereum blockchain and the source code of the original Ethereum network which results in the original ether network and the original Ethereum blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain

FSMB	Financial Services and Markets Bill

FTX	FTX Trading Ltd.

GAAP	U.S. generally accepted accounting principles

gas	The fee charged to facilitate transactions and execute smart contracts

gwei	Fractions of an ether smaller than .0000000001

Fund	ProShares Ethereum ETF

Genesis	Genesis Global Capital, LLC and its affiliates

hard fork	A permanent split in a network’s blockchain that separates an existing blockchain network into two networks, each with its own digital asset, blockchain and source code, which are not backwards compatible

IIV	Intraday indicative value per Share

Incidental Right	Any virtual currency or other asset or right that the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Fund’s ownership of ethers and arise without any action of the Fund, or of the Sponsor or the Trustee on behalf of the Trust

Index	The Bloomberg Ethereum Index shall constitute the Index, unless the Bloomberg Ethereum Index is not available or the Sponsor in its sole discretion determines not to use the Bloomberg Ethereum Index as the Index

Index Provider	Bloomberg Index Services Limited

Indirect Participant	Entities who maintain, either directly or indirectly, a custodial relationship with a DTC Participant

In-Kind Regulatory Approval	The necessary regulatory approval to permit the Fund to create and redeem Creation Units in-kind for ether

IR Virtual Currency	A virtual currency acquired through Incidental Rights, other than ether

IRS	Internal Revenue Service

JOBS Act	Jumpstart Our Business Startups Act

KYC	Know Your Customer

Money Market Fund	A money market fund that is in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service)

MSB	A U.S.-based platform registered as a money services business with FinCen

NAV	Net Asset Value

NBMMs	Non-bank market makers

NFA	National Futures Association

Non-U.S. Shareholder	A Shareholder that is (or is treated as), for U.S. federal income tax purposes: (1) a nonresident alien individual, (2) a foreign corporation or (3) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis

Notice	The 2014 notice released by the IRS

NYDFS	New York State Department of Financial Services

OFAC	Office of Foreign Assets Control of the U.S. Department of the Treasury

OTC	Over-The-Counter

Plan Assets Regulation	Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA

Plans	Any employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts or private investment funds in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code

Prime Execution Agent or Coinbase Inc.	Coinbase, Inc, an affiliate of the Ether Custodian

Prime Execution Agent Agreement	The Coinbase Prime Broker Agreement, which includes the Custodian Agreement

Redemption Early Order Cutoff Time	The required deadline for an Authorized Participant to submit a redemption order for the redemption of Baskets utilizing the Agent Execution Model

Regular Market Session	The Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. ET.

Relevant Coinbase Entities	The Prime Execution Agent and its parent

Ruling & FAQs	The revenue ruling and set of “Frequently Asked Questions” released by the IRS in 2019

SEC	Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

Seed Capital Investor	[ ]

Seed Creation Units	[ ] Creation Units, comprising [ ] Shares at a per-Share price equal to $[ ], delivered on [ ], 2024 to the Seed Capital Investor in exchange for $[ ]

Seed Shares	Shares at a per-Share price of $_[_____]

Services Agreement	The Services Agreement between The Bank of New York Mellon and the Sponsor, on behalf of itself and the Fund

Settlement Deadline	6:00 p.m. ET of the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Fund or, if such day is not a business day, on the next Business Day.

Shareholders	Owners of beneficial interests in the Shares

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Fund

smart contracts	decentralized applications that are supported by a transaction protocol, including the cryptographic operations that verify and secure ether transactions

SIPC	Securities Investor Protection Corporation

Sponsor	ProShare Capital Management LLC or its agent as permitted

Sponsor’s Fee	The fees of the Sponsor accrues daily at an annualized rate equal to [__]% of the net asset value of the Fund and is payable at least monthly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver

Sponsor Related Parties	The Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees

Staking Activities	Employing ether in actions where any portion of the Fund’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings

Title VII	Title VII of Dodd Frank

Trade Credit	The Fund may borrow ether or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.

Trade Credit Lender	Coinbase Credit, Inc.

Trade Financing Agreement	Coinbase Credit Committed Trade Financing Agreement

Trading Balance	A trading account at which, pursuant to the Prime Execution Agent Agreement, the Fund’s ether holdings and cash holdings from time to time may be held with the Prime Execution Agent, in connection with the sale of ether to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor.

Trading Platform	The Prime Execution Agent’s execution platform where the Sponsor may place an order

Treasury Regulations	Tax regulations issued by the IRS

Transfer Agent	The Bank of New York Mellon, as transfer agent for the Fund

Trust	ProShares Trust III

Trust Agreement	Amended and Restated Trust Agreement of ProShares Trust III, as amended from time to time

Trustee	Delaware Trust Company, as trustee for the Trust

UBTI	Unrelated business taxable income

USD	The currency code the US Dollar

USDC	US Dollar Coin

U.S. Shareholder	A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

U.S.	United States of America

Vault Balance	Accounts storing the Fund’s ether that are required to be segregated from the assets held by the Ether Custodian as principal and the assets of its other customers

wallet	A collection of public Ethereum addresses and their associated private key(s)

([      ], 2024)

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.*

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares registered hereby.

Approximate Amount
Securities and Exchange Commission Registration Fee	$	**
FINRA Filing Fee	$
Printing Expenses	$
Fees of Certified Public Accountants	$
Fees of Legal Counsel	$

Total	$

*	Subject to revision upon completion of the offering.
**

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under the Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

1.1	Seed Capital Investor Agreement**

3.1	Certificate of Trust*

4.1	Trust Agreement*

4.1(a)	Amended and Restated Trust Agreement**

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality**

8.1	Opinion of [ ] as to tax matters**

10.1	Amended and Restated Coinbase Prime Execution Agent Agreement**

10.2	Coinbase Custody Custodian Agreement (included in Exhibit 10.1)**

10.3	Form of Services Agreement with The Bank of New York Mellon, as cash custodian and trust administrator**

10.4	ETF Services Agreement with The Bank of New York Mellon**

10.5	Form of Authorized Participant Agreement**

10.6	Form of Sponsor Agreement**

10.7	Transfer Agency and Service Agreement with The Bank of New York Mellon**

10.8	Cash Custody Agreement with The Bank of New York Mellon**

23.1	Consent of Richards, Layton & Finger, P.A. (Included in Exhibit 5.1)**

23.2	Consent of [ ] (Included in Exhibit 8.1)**

24.1	Power of attorney for Louis M. Mayberg and Michael L. Sapir (included on the signature page to this Registration Statement)

107	Filing Fee Tables*

*	Filed herewith
**	To be filed by amendment

*	Previously filed.
**	To be filed by amendment

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on June 11, 2024.

ProShares Trust III

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson	Principal Executive Officer	June 11, 2024
Name: Todd B. Johnson

/s/ Edward Karpowicz	Principal Financial Officer Principal Accounting Officer	June 11, 2024
Name: Edward Karpowicz

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis M. Mayberg*	Member of the Sponsor (Director)	June 11, 2024
Name: Louis M. Mayberg

/s/ Michael L. Sapir*	Member of the Sponsor (Director)	June 11, 2024
Name: Michael L. Sapir

*	Signed by Richard Morris pursuant to power of attorney dated April 12, 2024